     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 28, 1996


                                                       REGISTRATION NO. 333-2936
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 3

                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            IXC COMMUNICATIONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                              4813                             74-2644120
  (STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL              (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)             IDENTIFICATION NO.)

                            ------------------------

                 ATLANTIC STATES MICROWAVE TRANSMISSION COMPANY
           (EXACT NAME OF CO-REGISTRANT AS SPECIFIED IN ITS CHARTER)

               NEVADA                               4813                             74-2354502
  (STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL              (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)             IDENTIFICATION NO.)

                            ------------------------

                 CENTRAL STATES MICROWAVE TRANSMISSION COMPANY
           (EXACT NAME OF CO-REGISTRANT AS SPECIFIED IN ITS CHARTER)

                OHIO                                4813                             95-3769649
  (STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL              (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)             IDENTIFICATION NO.)

                            ------------------------

                               IXC CARRIER, INC.
           (EXACT NAME OF CO-REGISTRANT AS SPECIFIED IN ITS CHARTER)

               NEVADA                               4813                             95-3769651
  (STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL              (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)             IDENTIFICATION NO.)

                            ------------------------

                            IXC LONG DISTANCE, INC.
           (EXACT NAME OF CO-REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                              4813                             74-2724593
  (STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL              (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)             IDENTIFICATION NO.)

                            ------------------------

                          LINK NET INTERNATIONAL, INC.
           (EXACT NAME OF CO-REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                              4813                             74-2680398
  (STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL              (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)             IDENTIFICATION NO.)

                            ------------------------

                         RIO GRANDE TRANSMISSION, INC.
           (EXACT NAME OF CO-REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                              4813                             74-2464623
  (STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL              (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)             IDENTIFICATION NO.)

                            ------------------------

                            TELCOM ENGINEERING, INC.
           (EXACT NAME OF CO-REGISTRANT AS SPECIFIED IN ITS CHARTER)

               TEXAS                                4813                             74-1717520
  (STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL              (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)             IDENTIFICATION NO.)

                            ------------------------

                       TOWER COMMUNICATION SYSTEMS CORP.
           (EXACT NAME OF CO-REGISTRANT AS SPECIFIED IN ITS CHARTER)

                OHIO                                4813                             34-6549876
  (STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL              (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)             IDENTIFICATION NO.)

                            ------------------------

                          WEST TEXAS MICROWAVE COMPANY
           (EXACT NAME OF CO-REGISTRANT AS SPECIFIED IN ITS CHARTER)

               TEXAS                                4813                             75-1170001
  (STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL              (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)             IDENTIFICATION NO.)

                            ------------------------

                 WESTERN STATES MICROWAVE TRANSMISSION COMPANY
           (EXACT NAME OF CO-REGISTRANT AS SPECIFIED IN ITS CHARTER)

               NEVADA                               4813                             95-3857540
  (STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL              (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)             IDENTIFICATION NO.)

                       5000 PLAZA ON THE LAKE, SUITE 200
                              AUSTIN, TEXAS 78746
                                 (512) 328-1112
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                               JOHN J. WILLINGHAM

                            IXC COMMUNICATIONS, INC.
                       5000 PLAZA ON THE LAKE, SUITE 200
                              AUSTIN, TEXAS 78746
                                 (512) 328-1112
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

               MICHAEL P. WHALEN, ESQ.                                CARL W. MCKINZIE, ESQ.
                ELAINE R. LEVIN, ESQ.                                   RIORDAN & MCKINZIE
                 RIORDAN & MCKINZIE                                   300 SOUTH GRAND AVENUE
          695 TOWN CENTER DRIVE, SUITE 1500                             TWENTY-NINTH FLOOR
            COSTA MESA, CALIFORNIA 92626                           LOS ANGELES, CALIFORNIA 90071
                   (714) 433-2900                                         (213) 629-4824

                            ------------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
   As soon as practicable after the Registration Statement becomes effective.
                            ------------------------

If the securities being registered on this Form are being offered in connection with the formation of a holding
company and there is compliance with General Instruction G, check the following box:  / /

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                            IXC COMMUNICATIONS, INC.

                             CROSS-REFERENCE SHEET
           PURSUANT TO RULE 404(A) AND ITEM 501(B) OF REGULATION S-K

                FORM S-4 ITEM NUMBER AND CAPTION                       PROSPECTUS CAPTION
      ----------------------------------------------------  ----------------------------------------
  1.  Forepart of Registration Statement and Outside Front
        Cover Page of Prospectus..........................  Outside Front Cover Page;
                                                            Cross-Reference Sheet;
  2.  Inside Front and Outside Back Cover Pages of
        Prospectus........................................  Inside Front Cover Page Inside Front
                                                            Cover Page; Available Information;
                                                              Outside Back Cover Page
  3.  Risk Factors, Ratio of Earnings to Fixed Charges and
        Other Information.................................  Prospectus Summary; Risk Factors;
                                                            Selected Historical and ProForma
                                                              Financial Data; Business
  4.  Terms of the Transaction............................  The Exchange Offer; Description of
                                                            Senior Notes; Certain Federal Income Tax
                                                              Considerations; Plan of Distribution
  5.  Pro Forma Financial Information.....................  Summary Consolidated Financial Data;
                                                              Selected Historical and Pro Forma
                                                              Financial Data; Unaudited Pro Forma
                                                              Condensed Consolidated Financial
                                                              Statements
  6.  Material Contacts with the Company Being Acquired...  Not Applicable
  7.  Additional Information Required for Reoffering by
        Persons and Parties Deemed to Be Underwriters.....  Not Applicable
  8.  Interests of Named Experts and Counsel..............  Legal Matters; Experts
  9.  Disclosure of Commission Position on Indemnification
        for Securities Act Liabilities....................  Not Applicable
 10.  Information with Respect to S-3 Registrants.........  Not Applicable
 11.  Incorporation of Certain Information by Reference...  Not Applicable
 12.  Information with Respect to S-2 or S-3
        Registrants.......................................  Not Applicable
 13.  Incorporation of Certain Information by Reference...  Not Applicable
 14.  Information with Respect to Registrants Other Than
        S-3 or S-2 Registrants............................  Inside Front Cover Page; Prospectus
                                                              Summary; Business -- History; Selected
                                                              Historical and Pro Forma Financial
                                                              Data; Management's Discussion and
                                                              Analysis of Financial Condition and
                                                              Results of Operations; Industry
                                                              Overview; Business; Audited Historical
                                                              Consolidated Financial Statements
 15.  Information with Respect to S-3 Companies...........  Not Applicable
 16.  Information with Respect to S-2 or S-3 Companies....  Not Applicable
 17.  Information with Respect to Companies Other Than S-3
        or S-2 Companies..................................  Not Applicable
 18.  Information if Proxies, Consents or Authorizations
        are to be Solicited...............................  Not Applicable
 19.  Information if Proxies, Consents or Authorizations
        are not to be Solicited or in an Exchange Offer...  Inside Front Cover Page; The Exchange
                                                              Offer; Management; Security Ownership
                                                              of Certain Beneficial Owners and
                                                              Management; Certain Transactions;
                                                              Description of Senior Notes

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                   SUBJECT TO COMPLETION DATED JUNE 28, 1996

PROSPECTUS

                            IXC COMMUNICATIONS, INC.

                             OFFER TO EXCHANGE ITS
                     12.50% SERIES B SENIOR NOTES DUE 2005
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                       FOR ANY AND ALL OF ITS OUTSTANDING
                     12.50% SERIES A SENIOR NOTES DUE 2005

  PAYMENT OF PRINCIPAL AND INTEREST UNCONDITIONALLY AND JOINTLY AND SEVERALLY
                                 GUARANTEED BY:

                 ATLANTIC STATES MICROWAVE TRANSMISSION COMPANY
                 CENTRAL STATES MICROWAVE TRANSMISSION COMPANY
                               IXC CARRIER, INC.
                            IXC LONG DISTANCE, INC.
                          LINK NET INTERNATIONAL, INC.
                         RIO GRANDE TRANSMISSION, INC.
                            TELCOM ENGINEERING, INC.
                       TOWER COMMUNICATIONS SYSTEMS CORP.
                          WEST TEXAS MICROWAVE COMPANY
                 WESTERN STATES MICROWAVE TRANSMISSION COMPANY

     The Exchange Offer will expire at 5:00 P.M., New York City time, on
            , 1996, unless extended.
                          ---------------------------

     IXC Communications, Inc. ("IXC Communications," or together with its subsidiaries, the "Company") hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (this "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal" and, together with this Prospectus, the "Exchange Offer"), to exchange $1,000 principal amount of its 12.50% Series B Senior Notes due 2005 (the "New Notes") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement (the "Registration Statement") of which this Prospectus is a part, for each $1,000 principal amount of its outstanding 12.50% Series A Senior Notes due 2005 (the "Old Notes"), of which $285.0 million principal amount is outstanding as of the date hereof. The Old Notes and the New Notes are sometimes collectively referred to herein as the "Senior Notes" and holders thereof are referred to as "Holders". After the use by the Company of certain funds held in an escrow account, as described below, the Senior Notes will be unsecured obligations of IXC Communications. Certain subsidiaries of IXC Communications (the "Guarantors") have issued a full, unconditional, joint and several, unsecured guarantee of all of the Company's obligations under the Senior Notes (the "Subsidiary Guarantees"). See "The Exchange Offer".

     IXC Communications will accept for exchange any and all validly tendered
Old Notes prior to 5:00 P.M., New York City time, on             , 1996, unless
extended (such date, as it may be extended, the "Expiration Date"). Old Notes may be tendered only in integral multiples of $1,000. Tenders of Old Notes may be withdrawn at any time prior to 5:00 P.M., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions. In the event IXC Communications terminates the Exchange Offer and does not accept for exchange any Old Notes, IXC Communications will promptly return the Old Notes to the holders thereof. IXC Communications will not receive any proceeds from the Exchange Offer. See "The Exchange Offer."

                                                    Continued on following page.

     THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL ARE FIRST BEING MAILED TO
HOLDERS OF OLD NOTES ON             , 1996.

     SEE "RISK FACTORS" ON PAGE 16 FOR INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH THE EXCHANGE OFFER.
                          ---------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
         PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
           OFFENSE.
                          ---------------------------

               THE DATE OF THIS PROSPECTUS IS             , 1996.

(Continuation of cover page)

     The New Notes will be obligations of IXC Communications evidencing the same debt as the Old Notes, and will be entitled to the benefits of the same indenture (the "Indenture"). See "Description of Senior Notes." The form and terms of the New Notes are the same as the form and terms of the Old Notes in all material respects except that the New Notes have been registered under the Securities Act and hence do not include certain rights to registration thereunder and do not contain transfer restrictions or terms with respect to certain special payments applicable to the Old Notes. See "The Exchange Offer."

     The New Notes are being offered hereunder in order to satisfy certain obligations under the A/B Exchange Registration Rights Agreement dated as of October 5, 1995 (the "Registration Rights Agreement") among IXC Communications, the Guarantors and the purchasers named therein (the "Initial Purchasers"), a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Exchange Offer is intended to satisfy IXC Communications' obligations under the Registration Rights Agreement to register the New Notes and exchange them for the Old Notes under the Securities Act. Once the Exchange Offer is consummated, IXC Communications will have no further obligations to register any of the Old Notes not tendered for exchange, except pursuant to a shelf registration statement to be filed under certain limited circumstances specified in "The Exchange Offer -- Purpose of the Exchange Offer." See "Risk Factors -- Consequences to Non-Tendering Holders of Old Notes." IXC Communications has agreed to pay certain expenses of the Exchange Offer.

     Based on an interpretation by the staff of the Securities and Exchange Commission (the "Commission") set forth in several no-action letters to third parties, IXC Communications believes, based on the advice of its counsel, that the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by Holders who are not affiliates of IXC Communications without compliance with the registration and prospectus delivery provisions of the Securities Act; provided that the Holder is acquiring New Notes in its ordinary course of business and has no arrangement or understanding with any person to participate in any distribution (within the meaning of the Securities Act) of the New Notes. Persons wishing to exchange Old Notes in the Exchange Offer must represent to IXC Communications that such conditions have been met. However, any Holder who is an affiliate of IXC Communications or who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the New Notes cannot rely on the interpretation by the staff of the Commission set forth in such no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer -- Purpose of the Exchange Offer." In addition, each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. IXC Communications has agreed that for a period of 180 days after the Expiration Date, it will use its best efforts to make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." EXCEPT AS DESCRIBED IN THIS PARAGRAPH, THIS PROSPECTUS MAY NOT BE USED FOR ANY OFFER TO RESELL, RESALE OR OTHER TRANSFER OF NEW NOTES.

     Old Notes initially purchased by "qualified institutional buyers" (as such term is defined in Rule 144A under the Securities Act) or accredited investors were initially represented by one or more Global Old Notes (as defined herein) in fully registered form, registered in the name of a nominee of The Depository Trust Company ("DTC"), as depositary. The New Notes exchanged for Old Notes represented by the Global Old Notes will be represented by one or more Global New Notes (as defined herein) in fully registered form, registered in the name of the nominee of DTC. The Global New Notes will be exchangeable for New Notes in registered form, in denominations of $1,000 and integral multiples thereof as described herein. The New Notes in global form will trade in DTC's Same-Day Funds Settlement System, and secondary market trading

(Continuation of cover page)
activity in such New Notes will therefore settle in immediately available funds. See "Description of Senior Notes -- Book-Entry, Delivery and Form."

     The Senior Notes will bear interest at a rate equal to 12.50% per annum from their date of issuance. Interest on the Senior Notes is payable semi-annually on April 1 and October 1 of each year, commencing April 1, 1996. Holders whose Old Notes are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the New Notes. Such interest will be paid with the first interest payment on the New Notes. Interest on the Old Notes accepted for exchange will cease to accrue upon the issuance of the New Notes exchanged therefor.

     The Senior Notes will be redeemable in cash at the option of IXC Communications, in whole or in part, at any time on or after October 1, 2000, at the redemption price of 106.250% of principal (declining to 104.686%, 103.125%, 101.563% and 100.00% on or after October 1 of 2001, 2002, 2003 and 2004, respectively), together with accrued and unpaid interest, "Additional Payments," if any, payable pursuant to Section 1 of the Old Notes (which shall cease upon the consummation of the Exchange Offer and in certain other circumstances) and the "Liquidated Damages," if any, payable pursuant to Section 5 of the Registration Rights Agreement, to the date of redemption. (The Additional Payments are referred to herein as the "Old Note Additional Payments" and the Liquidated Damages are referred to as the "Old Note Liquidated Damages"). On or prior to October 1, 1998, up to $100.0 million of the aggregate principal amount of the Senior Notes then outstanding will be redeemable in cash at the option of IXC Communications from the net proceeds of a sale of its capital stock within 35 days thereof, at 112.50% of the principal amount thereof, together with accrued and unpaid interest, Old Note Additional Payments and Old Note Liquidated Damages, if any, to the date of redemption; provided, however, in no event shall less than $100.0 million aggregate principal amount of the Senior Notes be outstanding after such redemption. At any time after October 1, 1996, IXC Communications may, at its option, redeem in cash that portion of the outstanding Senior Notes purchasable with the proceeds remaining in the account into which certain proceeds of the sale of the Old Notes have been deposited (the "Escrow Account") at a price equal to 112.50% of the principal amount thereof plus accrued and unpaid interest, Old Note Additional Payments and Old Note Liquidated Damages, if any, to the repurchase date; provided that at least $100.0 million in aggregate principal amount of the Senior Notes remain outstanding immediately after the consummation of such redemption. In the event net proceeds from certain sales of assets by IXC Communications or any of the Guarantors that are not applied or invested within 365 days after the date of such sale should ever exceed $10.0 million, IXC Communications will be required to repurchase in cash the maximum principal amount of Senior Notes that may be repurchased out of such excess proceeds at 100% of the principal amount thereof, plus accrued and unpaid interest, Old Note Additional Payments and Old Note Liquidated Damages, if any. Finally, subject to the limitations and qualifications set forth in the Indenture, upon the occurrence of a Change of Control (which meets the limited definition set forth in the Indenture), each holder of the Senior Notes may require IXC Communications to repurchase in cash all or a portion of such holder's Senior Notes at 101% of the principal amount thereof, together with accrued and unpaid interest, Old Note Additional Payments and Old Note Liquidated Damages, if any, to the date of repurchase. See "Description of Senior Notes."

     Except for the security interest in the Escrow Account granted to the trustee under the Indenture as security for the obligations of IXC Communications under the Senior Notes, the Senior Notes will be senior unsecured obligations of IXC Communications and will be guaranteed on a senior unsecured basis by the Guarantors. The Senior Notes will rank pari passu in right of payment with all existing and future senior indebtedness of IXC Communications and will rank senior in right of payment to future subordinated indebtedness of IXC Communications. IXC Communications does not currently have any debt subordinate to the Senior Notes and does not currently anticipate incurring any such debt in the foreseeable future. Because IXC Communications is a holding company, the Senior Notes are effectively subordinated to all existing and future liabilities of its subsidiaries that are not Guarantors. At March 31, 1996, the aggregate amount of indebtedness of the subsidiaries of IXC Communications was approximately $42.1 million, of which approximately $24.7 million was owed by subsidiaries that are not Guarantors (including trade payables and excluding intercompany liabilities).

(Continuation of cover page)
     Prior to this offering, there has been no public market for the Senior Notes. IXC Communications does not intend to list the Senior Notes on a national securities exchange or to seek approval for quotation through the NASDAQ National Market. As the Old Notes were issued and the New Notes are being issued primarily to a limited number of institutions who typically hold similar securities for investment, IXC Communications does not expect that an active public market for the Senior Notes will develop. In addition, resales by certain holders of the Senior Notes of a substantial percentage of the aggregate principal amount of such notes could constrain the ability of any market maker to develop or maintain a market for the Senior Notes. To the extent that a market for the Senior Notes should develop, the market value of the Senior Notes will depend on prevailing interest rates, the market for similar securities and other factors, including the financial condition, performance and prospects of IXC Communications. Such factors might cause the Senior Notes to trade at a discount from face value. See "Risk Factors -- Lack of Public Market."

                               PROSPECTUS SUMMARY

     Certain of the information contained in this Prospectus, including information regarding the Company's Fiber Expansion (as defined below) and switched long distance services and related strategy and financing, are forward-looking statements. For a discussion of important factors that could cause actual results to differ materially from the matters described in the forward-looking statements, see "Risk Factors." Investors should carefully consider such factors and the other matters set forth under "Risk Factors."

     The following summary is qualified in its entirety by the more detailed information, including "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the Consolidated Financial Statements (including the Notes thereto), appearing elsewhere in this Prospectus. As used herein, unless the context otherwise requires, the term "Company" refers to IXC Communications, Inc. ("IXC Communications") and its subsidiaries, including predecessor corporations. Industry data was obtained from a report issued in March 1996 from the FCC and from reports dated April 1995 and January 1996 from International Data Corporation (an industry research organization), which the Company has not independently verified. Unless otherwise indicated, all information in this Propectus has been adjusted to reflect stock splits through the date of this Prospectus.

     Certain terms used herein are defined in the Glossary at page A-1.

                                  THE COMPANY

     The Company provides two principal services to long distance companies: (i) long-haul transmission of voice and data over dedicated circuits; and (ii) switched long distance services. The Company is one of only five carriers to own a digital telecommunications network extending from coast-to-coast (the other carriers are AT&T, MCI, Sprint and WorldCom). Its facilities include digital switches located in Los Angeles, Dallas, Chicago, Philadelphia and Atlanta. The Company is currently engaged in a major expansion of its network, as described below.

     The Company had revenues of approximately $91 million in 1995, substantially all of which were generated by its long-haul business. The Company has long-haul circuit contracts with over 200 long distance carriers, including AT&T, MCI, Sprint, WorldCom, Cable & Wireless, Frontier and LCI. As of April 30, 1996, the Company had "take or pay" commitments from its long-haul customers of approximately $160.0 million (consisting of approximately $90.0 million relating to circuits currently in service and approximately $70.0 million relating to circuits not yet ordered that the Company expects will be carried over leased routes or routes being constructed). Long-haul transmission service is also provided to customers after contract expiration on a month-to-month basis. The Company's long-haul contracts provide for fixed monthly payments, generally in advance. The Company has provided services to nine of its ten largest customers for at least six years and, although sales volumes from particular customers vary from year to year, has historically enjoyed a high customer retention rate (annual customer retention has averaged over 90% from 1992-1995).

     The Company recently expanded into the business of selling switched long distance services to long distance resellers in order to complement its long-haul business and to capitalize on its ability to provide switched services over its own network. Switched long distance services are telecommunications services that are processed through the Company's digital switches and carried over long-haul circuits and other transmission facilities owned or leased by the Company. During 1995, the Company set up the infrastructure for its switched long distance business by installing its switches, connecting them to its network and to the LECs, acquiring software, hiring personnel and entering into contracts with customers. The Company's switched network became fully operational in February 1996. The Company sells switched long distance services on a per-call basis, charging by minutes of use ("MOUs"), with payment due monthly after services are rendered. The Company believes that it is well-positioned to attract long distance resellers as customers for its switched long distance services because: (i) it is not currently a significant competitor for sales to end users; and (ii) it provides more focused service to its reseller customers, since servicing such customers is its primary business, unlike its major competitors whose main business is selling retail long distance service to end users.

     The Company has entered into switched long distance services contracts with over 30 long distance resellers including Excel and GE Capital Communication. Excel, a rapidly growing long distance reseller, first utilized the Company's switched long distance services in February 1996. Excel has contracted to increase its volume on the Company's network to a minimum of 70 million minutes of traffic per month no later than October 1996. The Company's switched long distance business has grown rapidly since its switched network became fully operational in February 1996, with Excel accounting for most of the growth. The Company's switched long distance revenues amounted to approximately $3.6 million in the quarter ended March 31, 1996 (with $0.7 million in January 1996, $1.3 million in February 1996 and $1.6 million in March 1996), $3.1 million in April 1996 and $6.4 million in May 1996. Excel accounted for 17%, 67% and 76% of such revenues for the quarter ended March 31, 1996, the month of April 1996 and the month of May 1996 respectively. See "Business -- Switched Long Distance Services."


     On May 20, 1996, the Company filed a Registration Statement on Form S-1 relating to an initial public offering (the "Equity Offering") of common stock (the "Common Stock"). Trustees of General Electric Pension Trust ("GEPT"), an affiliate of the Company which presently owns approximately 30.6% of the Common Stock, has agreed to acquire $12.5 million of restricted Common Stock from the Company (the "GEPT Private Placement") simultaneously with the closing of the Equity Offering, but only if the Equity Offering closes on or before August 31, 1996. The price per share GEPT will pay for such Common Stock will be the lower of: (i) the public offering price per share of the Common Stock in the Equity Offering less underwriters' discounts and commissions; and (ii) $20.00 per share less a per share amount equal to underwriters' discounts and commissions that would be payable if the public offering price in the Equity Offering were $20.00 per share. Assuming a public offering price of $18.00 per share in the Equity Offering, GEPT's price would be approximately $16.79 per share and it would purchase 744,713 shares of Common Stock. No assurance can be made that the Company will successfully complete the Equity Offering or the GEPT Private Placement. In the event the Equity Offering and the GEPT Private Placement are successfully completed (assuming a public offering price in the Equity Offering of $18.00 per share), GEPT will own approximately 26.7% of the Common Stock.


     The Company's primary business objectives over the near term are: (i) to rapidly increase revenue from its switched long distance services business; (ii) to substantially complete the backbone of the first phase of its planned network expansion in the first quarter of 1997; and (iii) to utilize its expanded network to increase its revenues and profitability.

                               INDUSTRY OVERVIEW

     The domestic long distance market generated revenues of approximately $75.9 billion in 1995. In 1995, the first-tier long distance providers (AT&T, MCI and Sprint) accounted for approximately 85.6% of such revenue, the second-tier companies (WorldCom, Frontier, Cable & Wireless, LCI and others) accounted for approximately 8.9%, and the third-tier companies (approximately 400 companies) accounted for the remaining 5.5% of the long distance market. According to data included in an FCC report issued in March 1996, while total long distance revenues grew at a compound annual rate of over 8% during the period from 1989 through 1995, the revenues of all carriers other than the first-tier carriers grew in the aggregate at an annual compound rate of over 22% during the same period. Such analysis also stated that the second-tier and third-tier carriers increased their market share sixfold over a ten-year period, increasing from less than 3% in 1984 to more than 17% in 1994. In addition, industry sources estimate that combined revenues of second-tier and third-tier carriers grew by 17.9% in 1995. The Company provides long-haul services to companies in all three tiers and switched long distance services to companies in the third tier.

                                FIBER EXPANSION

     The Company owns a coast-to-coast network containing over 1,700 fiber optic route miles and over 5,000 digital microwave route miles. Because of geographic limitations and capacity constraints, the Company currently supplements its own facilities with a significant amount of fiber optic capacity obtained from other carriers to service customers that require capacity not available on the Company's own network.

     The Company is currently undertaking a major expansion of its network by adding a substantial number of additional fiber route miles (the "Fiber Expansion") to increase the Company's geographic scope and network capacity. The Company believes the Fiber Expansion will improve profitability and cash flow through increasing revenues and decreasing certain costs. The Fiber Expansion is planned to include two phases. The first phase ("Phase I") will include approximately 4,000 high-capacity fiber optic route miles from Philadelphia via Chicago, Dallas and Phoenix to Los Angeles and a later phase ("Phase II") will include approximately 3,100 high-capacity fiber optic route miles from New York via Atlanta to Houston, with spurs to Florida, Louisiana and Texas. The Company expects to substantially complete the backbone of Phase I in the first quarter of 1997, meeting the cost of its construction with cash on hand and the proceeds of the Equity Offering. The Company seeks to realize significant cost savings and offsets to the estimated cost of the Fiber Expansion through a cooperative arrangement with WorldCom and cost-saving arrangements with other carriers and large users of fiber capacity. The Company has had experience with arrangements of this type with several major carriers, including MCI, Sprint, Cable & Wireless and WorldCom.

     Phase I of the Fiber Expansion will connect four of the Company's five switches with high-capacity long-haul circuits on its own network, utilizing advanced fiber optic technology capable of efficiently transmitting capacity-intensive services, such as Internet and multimedia applications, frame relay and ATM. Phase I is expected to deliver significant strategic and financial benefits to the Company through: (i) producing substantial savings by allowing the Company to move a portion of its excess long-haul traffic from leased circuits on the networks of other carriers to its own expanded network;
(ii) providing high-capacity new routes and substantially increasing the capacity of certain existing routes, allowing the Company to increase revenues by leasing additional circuits to its customers; (iii) allowing the Company to improve profitability in its switched long distance services business by reducing its underlying costs of long-haul transmission; and (iv) creating sufficient capacity to support increased demand which may result from Internet and multimedia applications, frame relay and ATM.

                                THE REFINANCING

     The sale on October 5, 1995 by IXC Communications of the Old Notes refinanced a substantial portion of the Company's long-term debt (the "Refinancing"). The net proceeds of the sale of the Old Notes (approximately $268.8 million) have been or will be used, among other things, for the Fiber Expansion, capital expenditures, to repay existing indebtedness, to redeem certain preferred stock, and for general corporate purposes. IXC Communications deposited $200.0 million of such net proceeds in an escrow account until needed for the Fiber Expansion or for capital expenditures or for other permitted uses. See "Use of Proceeds." As of May 31, 1996, approximately $152.9 million remained in such escrow.

                          TERMS OF THE EXCHANGE OFFER

The Exchange Offer.........  $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of Old Notes. As of the date hereof, $285.0 million in aggregate principal amount of Old Notes were outstanding. IXC Communications will issue the New Notes to Holders on or promptly after the Expiration Date.

                             Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, IXC Communications believes, based on the advice of its counsel, that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by holders thereof who are not affiliates of IXC Communications without compliance with the registration and prospectus delivery provisions of the Securities Act; provided that the holder is acquiring New Notes in its ordinary course of business and has no arrangement or understanding with any person to participate in any distribution (within the meaning of the Securities Act) of the New

                             Notes. Persons wishing to exchange Old Notes in the Exchange Offer must represent to IXC Communications that such conditions have been met. However, any Holder who is an affiliate of IXC Communications or who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the New Notes cannot rely on the interpretation by the staff of the Commission set forth in such no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer -- Purpose of the Exchange Offer."

                             Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker- dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer for its own account as a result of market-making activities or other trading activities (other than acquisitions directly from IXC Communications). IXC Communications has agreed that, for a period of 180 days after the effective date of the Registration Statement of which this Prospectus is part, it will use its best efforts to make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

Expiration Date............  5:00 p.m., New York City time, on             ,
                             1996, unless the Exchange Offer is extended, but only to the extent necessary to comply with applicable federal and state securities laws, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended.

Accrued Amounts on the
Senior Notes...............  The New Notes will bear interest from their issuance date. Holders whose Old Notes are accepted for exchange will receive, in cash, accrued interest, Old Note Additional Payments and Old Note Liquidated Damages, if any, thereon to, but excluding, the issuance date of the New Notes. Such interest, Old Note Additional Payments and Old Note Liquidated Damages, if any, will be paid with the first interest payment on the New Notes. Interest on the Old Notes accepted for exchange will cease to accrue upon the issuance of the New Notes exchanged therefor. Holders of Old Notes whose Old Notes are not exchanged will receive the accrued interest, Old Note Additional Payments and Old Note Liquidated Damages, if any, payable on the next interest payment on the Old Notes in accordance with the terms of the Indenture.

Conditions to the Exchange
  Offer....................  The Exchange Offer is subject to certain customary conditions. The conditions are limited and relate in general to laws or Commission policies that might impair the ability of IXC Communications to proceed with the Exchange Offer. As of the date of this Prospectus, none of these events had occurred, and IXC Communications believes their occurrence to be unlikely. If any such conditions do exist prior to the

                             Expiration Date, IXC Communications may (i) refuse to accept any Old Notes and return all previously tendered Old Notes, (ii) extend the Exchange Offer, or (iii) waive such conditions. See "The Exchange Offer -- Conditions."

Procedures for Tendering
Old Notes..................  Each Holder of Old Notes wishing to accept the
                             Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with such Old Notes to be exchanged and any other required documentation to IBJ Schroder Bank & Trust Company, as Exchange Agent (the "Exchange Agent"), at the address set forth herein and therein or effect a tender of such Old Notes pursuant to the procedures for book-entry transfer as provided for herein. By executing the Letter of Transmittal, each Holder will represent to IXC Communications that, among other things, the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the Holder, that neither the Holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes and that neither the Holder nor any such person is an "affiliate," as defined in Rule 405 under the Securities Act, of IXC Communications. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "The Exchange Offer -- Procedures for Tendering" and "Plan of Distribution."

Special Procedures for
Beneficial Owners..........  Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Old Notes in the Exchange Offer should contact such registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered Holder. The transfer of registered ownership may take considerable time and it may not be possible to complete a transfer initiated shortly before the Expiration Date. See "The Exchange Offer -- Procedures for Tendering."

Guaranteed Delivery
  Procedures...............  Holders of Old Notes who wish to tender their Old
                             Notes and whose Old Notes are not immediately available or who cannot deliver their Old Notes, the Letter of Transmittal or any other document required by the Letter of Transmittal to the Exchange Agent, or cannot complete the procedure for book- entry transfer prior to the Expiration Date must tender their Old Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed Delivery Procedures."

Withdrawal Rights..........  Tenders may be withdrawn at any time prior to 5:00
                             p.m., New York City time, on the Expiration Date.

Acceptance of Old Notes and
  Delivery of New Notes....  IXC Communications will accept for exchange any and all Old Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The New Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. Any Old Notes not accepted for exchange will be returned without expense to the tendering Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer. See "The Exchange Offer -- Terms of the Exchange Offer."

Certain Tax
Considerations.............  The exchange pursuant to the Exchange Offer should not be a taxable event for federal income tax purposes. See "Certain Federal Income Tax Considerations."

Exchange Agent.............  IBJ Schroder Bank & Trust Company is serving as
                             Exchange Agent in connection with the Exchange
                             Offer.

                               TERMS OF NEW NOTES

     The Exchange Offer applies to up to the entire $285.0 million aggregate principal amount outstanding of the Old Notes. The New Notes will be obligations of IXC Communications evidencing the same debt as the Old Notes and will be entitled to the benefits of the same Indenture. See "Description of Senior Notes." The form and terms of the New Notes are the same as the form and terms of the Old Notes in all material respects except that the New Notes have been registered under the Securities Act and hence do not include certain rights to registration thereunder and do not contain transfer restrictions and the New Notes do not provide for the payment of Additional Payments. See "Description of Senior Notes."

The New Notes..............  $285.0 million aggregate principal amount of 12.50%
                             Series B Senior Notes due 2005.

Maturity Date..............  October 1, 2005.

Interest...................  12.50% per annum (computed on a semiannual bond-equivalent basis) calculated from the original issuance date of the Old Notes and payable in cash semiannually on the Interest Payment Dates defined below.

Interest Payment Dates.....  April 1 and October 1, commencing October 1, 1996
                             (the first interest payment date of the Old Notes was April 1, 1996).

Optional Redemption........  The Senior Notes may be redeemed at the option of
                             IXC Communications, in whole or in part, on or after October 1, 2000 at the redemption price of 106.250% of principal (declining to 104.686%, 103.125%, 101.563% and 100.00% on or after October
                             1, 2001, 2002, 2003 and 2004, respectively), plus
                             accrued and unpaid interest, Old Note Additional Payments and Old Note Liquidated Damages, if any, through the redemption date. See "Description of Senior Notes -- Optional Redemption."

                             At any time prior to October 1, 1998, IXC
                             Communications may, at its option, redeem up to $100.0 million in aggregate principal amount of Senior Notes outstanding with the net proceeds of a sale of capital stock of IXC Communications at a redemption price of 112.50% of the principal amount thereof plus accrued and unpaid interest, Old Note Additional Payments and Old Note Liquidated Damages, if any, to the redemption date; provided, however, that at least $100.0 million in aggregate principal amount of Senior Notes remain outstanding following such redemption and that the redemption occurs within 35 days of the date of the closing of the offering of such equity securities. See "Description of Senior Notes -- Optional Redemption."

                             IXC Communications may, at its option at any time, offer to repurchase that portion of the outstanding Senior Notes purchasable with the collateral remaining in the Escrow Account at a price equal to 112.50% of the principal amount thereof plus accrued and unpaid interest, Old Note Additional Payments and Old Note Liquidated Damages, if any, to the repurchase date; provided that at least $100.0 million in aggregate principal amount of the Senior Notes remain outstanding immediately after the consummation of such repurchase.

Mandatory Sinking Fund.....  None.

Change of Control..........  In the event of a Change of Control (which meets the limited definition set forth in the Indenture), the holders of the Senior Notes will have the right to require IXC Communications to repurchase all or any part of their Senior Notes at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest, Old Note Additional Payments and Old Note Liquidated Damages, if any, to the date of purchase. There can be no assurance that IXC Communications will have the financial resources necessary to purchase the Senior Notes upon a Change of Control or that such purchase will be permitted under the terms of any other financing agreements of IXC Communications. See "Description of Senior Notes -- Repurchase at the Option of Holders."

Collateral.................  IXC Communications deposited $200.0 million of the proceeds from the sale of the Old Notes into the Escrow Account and granted a security interest in the Escrow Account to the Trustee under the Indenture as security for the obligations of IXC Communications under the Senior Notes, the Indenture, the Escrow Agreement and the Security Agreement. The funds in the Escrow Account are to be used for the Fiber Expansion, for other capital expenditures, to pay interest, Old Note Additional Payments and Old Note Liquidated Damages, if any, on the Senior Notes and for other permitted uses. The remaining funds deposited in the Escrow Account are now and will continue to be invested in short-term, investment-grade, interest-bearing securities until the funds are drawn for the uses set forth above. See "Description of Senior
                             Notes -- Disbursement of Funds -- Escrow Account." As of April 30, 1996, approximately $158.5 million remained in such escrow. The funds may also be used at any time to offer to repurchase Senior Notes at a price equal to 112.50% of the principal amount thereof plus accrued and unpaid interest, Old Note Additional Payments and Old Note Liquidated Damages, if any, to the repurchase date. See "Description of Senior Notes -- Repurchase at the Option of Holders."

Ranking....................  Except for the security interest in the Escrow
                             Account granted to the Trustee as security for the obligations of IXC Communications under the Old Notes, the New Notes, the Indenture, the Escrow Agreement and the Security Agreement, the Senior Notes will be senior unsecured obligations of IXC Communications and will be guaranteed on a senior unsecured basis by the Guarantors. The Senior Notes will rank pari passu in right of payment with all existing and future senior indebtedness of IXC Communications and will rank senior in right of payment to future subordinated indebtedness of IXC Communications. Because IXC Communications is a holding company, the Senior Notes are effectively subordinated to all existing and future liabilities of its subsidiaries that are not Guarantors. At March 31, 1996: (i) there was no other senior or subordinated indebtedness of IXC Communications and (ii) the aggregate principal amount of indebtedness of the subsidiaries of IXC Communications which are not Guarantors (including trade payables and excluding intercompany liabilities) were approximately $24.7 million.

Subsidiary Guarantees......  IXC Communications' obligations under the Senior
                             Notes are unconditionally guaranteed on a senior unsecured basis, jointly and severally, by the Guarantors, and will rank pari passu in right of payment with all existing and future senior indebtedness of each Guarantor and will rank senior in right of payment to future subordinated indebtedness of each Guarantor. The obligations of each Guarantor under its guarantee will be limited to the minimum extent necessary to prevent the guarantee from violating or becoming voidable under applicable law relating to fraudulent conveyances or fraudulent transfer or similar laws affecting the rights of creditors generally. The Indenture contains certain covenants that, among other things, limit the ability of the Guarantors to transfer assets to any subsidiary that is not a Guarantor, enter into certain mergers and consolidations and sell or dispose of substantially all of the assets or stock of any Guarantor. See "Risk Factors -- Fraudulent Conveyance Considerations."

Escrow Account.............  IXC Communications deposited $200.0 million of the proceeds of the sale of the Old Notes into the Escrow Account and granted a security interest in the Escrow Account to the Trustee under the Indenture as security for the obligations of IXC Communications under the Senior Notes, the Indenture, the Escrow Agreement and the Security Agreement. The funds in the Escrow Account have been or will be used for the Fiber Expansion described in "The Company -- Fiber Expansion Plan," for other capital expenditures, to pay interest, Old Note Additional Payments and Old Note Liquidated Damages, if any, on the Senior Notes and for other permitted uses. As of May 31, 1996, approximately $152.9 million remained in the Escrow Account. The funds deposited in the Escrow Account are invested in short-term, investment-grade, interest-bearing securities until the funds are drawn for the uses set forth above. See "Description of Senior Notes -- Disbursement of Funds -- Escrow Account." The funds may also be used at any time to offer to repurchase Senior Notes at a price equal to 112.50% of the principal amount thereof plus accrued and unpaid interest, Old Note Additional Payments and Old Note Liquidated Damages, if any, to the repurchase date. See "Description of Senior Notes -- Repurchase at the Option of Holders."

Original Issue Discount....  The Senior Notes were issued with original issue discount for federal income tax purposes. Original issue discount will be includible as interest income annually in a Holder's gross income for federal income tax purposes in advance of receipt of the cash payments to which the income is attributable. See "Certain Federal Income Tax Considerations" and "Risk Factors -- Original Issue Discount."

Covenants..................  The Indenture contains certain covenants that, among other things, limit the ability of IXC
                             Communications and certain of its subsidiaries (the "Restricted Subsidiaries") to incur additional indebtedness and issue preferred stock, pay dividends or make other distributions, repurchase equity interests or subordinated indebtedness, engage in sale and leaseback transactions, create certain liens, enter into certain transactions with affiliates, sell assets of IXC Communications or its Restricted Subsidiaries, issue or sell equity interests of IXC Communications' Restricted Subsidiaries or enter into certain mergers and consolidations. See "Description of Senior
                             Notes -- Certain Covenants."

Exchange Rights............  Holders of New Notes are not entitled to any exchange rights with respect to the New Notes. Holders of Old Notes are entitled to certain exchange rights pursuant to the Registration Rights Agreement. Under the Registration Rights Agreement, IXC Communications is required to offer to exchange the Old Notes for new notes having substantially identical terms which have been registered under the Securities Act. This Exchange Offer is intended to satisfy such obligation. Once the Exchange Offer is consummated, IXC Communications will have no further obligations to register any of the Old Notes not tendered by the Holders for exchange, except pursuant to a shelf registration statement to be filed under certain limited circumstances specified in "The Exchange Offer -- Purpose of the Exchange Offer." See "Risk Factors -- Consequences to Non-Tendering Holders of Old Notes."

Use of Proceeds............  IXC Communications will not receive any proceeds from the Exchange Offer.

                      SUMMARY CONSOLIDATED FINANCIAL DATA

     The following table sets forth certain summary consolidated financial data of the Company. The historical financial data as of and for the years ended December 31, 1993, 1994 and 1995 has been derived from the audited Consolidated Financial Statements of the Company. The historical financial data for the three months ended March 31, 1995 and 1996 is derived from unaudited financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which management considers necessary for a fair presentation of the financial position and the results of operations for this period. Results of operations for the interim periods are not necessarily indicative of the results of operations for the full year. The pro forma data has been derived from the Unaudited Pro Forma Condensed Consolidated Statement of Operations, which is included elsewhere herein. The pro forma financial information is presented for informational purposes only and is not necessarily indicative of the operating results that would have occurred, nor are they necessarily indicative of future operations.

     The summary consolidated financial data set forth below is qualified in its entirety by, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements, the Notes thereto and other financial information included elsewhere in this Prospectus.

                                                                                               HISTORICAL
                                                                                           -------------------
                                                   HISTORICAL
                                       ----------------------------------   PRO FORMA(1)      THREE MONTHS
                                                                            ------------          ENDED
                                            YEAR ENDED DECEMBER 31,          YEAR ENDED         MARCH 31,
                                       ----------------------------------   DECEMBER 31,   -------------------
                                         1993         1994         1995         1995         1995       1996
                                       --------     --------     --------   ------------   --------   --------
                                                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
  Net operating revenues.............  $ 71,123     $ 80,663     $ 91,001     $ 91,001     $ 21,766   $ 26,250
  Operating income (loss)............   (10,596)      14,085        1,429          312        3,716     (5,777)
  Interest expense...................     4,943        6,105       14,597       14,597        1,873      9,870
  Income (loss) before extraordinary
    items............................   (31,812)(2)    5,017       (3,218)      (7,605)       1,267    (11,699)
  Net income (loss) per common
    share............................  $  (1.04)    $    .22     $   (.27)                 $    .03   $   (.48)
BALANCE SHEET DATA:
  Cash(3)............................  $  6,230     $  6,048     $205,181                  $  6,293   $193,076
  Total assets.......................    94,281      105,409      336,475                   104,742    346,467
  Total debt(4)......................    59,954       69,124      298,794                    66,686    311,331
  Stockholders' equity (deficit).....     6,871       14,189        6,858                    16,856     (4,841)
OTHER FINANCIAL AND OPERATIONS DATA:
  EBITDA(5)..........................  $ 10,175     $ 26,400     $ 27,124     $ 21,674     $  7,725   $  2,818
  Capital expenditures...............    27,008        7,087       23,670       23,670        2,571     13,564
  Ratio of EBITDA to interest
    expense(6).......................     2.06x        4.32x        1.86x        1.48x        4.12x         --
  Minutes of use (in millions).......        --           --         12.8         12.8           --       33.9

- ------------
(1) The pro forma statement of operations data and the other financial and operations data for the year ended December 31, 1995 reflect the acquisition by the Company of the minority interest in Switched Services Communications, L.L.C. as if the acquisition (which actually occurred as of January 1, 1996) had occurred as of January 1, 1995. See Note 17 to the Consolidated Financial Statements.

(2) After giving effect to a $37,960 non-cash charge in 1993 relating to a write-down of microwave equipment. (As of March 31, 1996, the remaining net depreciated book value of microwave equipment was less than 6% of total assets.) See Note 8 to the Consolidated Financial Statements.

(3) Including $198,266 at December 31, 1995 and $187,584 at March 31, 1996 held in an escrow account. See Note 3 to the Consolidated Financial Statements.

                                         (Footnotes continued on following page)

(4) Total debt consists of long-term debt, capital lease obligations and deferred lease obligations, including the current portions thereof.

(5) Represents net income before depreciation, amortization, interest expense, income taxes and extraordinary items ("EBITDA"). For the year ended December 31, 1993, EBITDA does not reflect a $37,960 write-down of microwave equipment recorded by the Company. (As of March 31, 1996, the remaining net depreciated book value of microwave equipment was less than 6% of total assets.) See Note 8 to the Consolidated Financial Statements. EBITDA for 1995 and the three months ended March 31, 1996 includes the negative EBITDA of IXC Long Distance, Inc., the Company's switched long distance services subsidiary. Such amounts principally relate to start-up and operating expenses incurred before the Company began generating material revenues from its switched long distance business. Had the Company excluded the negative EBITDA of the switched long distance business, EBITDA would have been $36,916 in 1995 and $8,675 and $11,143 for the three months ended March 31, 1995 and 1996, respectively. The Company has included information concerning EBITDA because it believes that EBITDA is used by certain investors as one measure of an issuer's historical ability to service its debt. EBITDA is not a measurement determined in accordance with GAAP and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. For 1995 and the three months ended March 31, 1996, EBITDA included $2,552 and $2,557, respectively, of interest income relating to amounts held in escrow. See the Consolidated Financial Statements.

(6) For the three months ended March 31, 1996, EBITDA was insufficient to cover interest expense by $7,052. The Company paid the interest accrued during such period with funds from the escrow account referred to in footnote (3).

                                  RISK FACTORS

     This Prospectus contains forward-looking statements which involve risks and uncertainties. The Company's actual results may differ materially from the results discussed in the forward-looking statements. Accordingly, in addition to the other information in this Prospectus, the following risk factors should be considered carefully in evaluating the Company and its business before a decision is made to participate in the Exchange Offer or to purchase Senior Notes.

POSSIBLE INABILITY TO COMPLETE THE EQUITY OFFERING

     Although the Company is seeking to realize at least $100.0 million in proceeds, after applicable underwriters' discounts and commissions, from the Equity Offering and the GEPT Private Placement, there can be no assurance that the Company will be successful in completing the Equity Offering and the GEPT Private Placement, or, if completed, in a sufficient amount so as to realize net proceeds in such amount. The GEPT Private Placement will only take place if the Company is successful in completing the Equity Offering. The ability of the Company to complete the Equity Offering and the GEPT Private Placement is dependent on many factors, including the future prospects of the Company and its industry in general, sales, earnings and other financial and operating results of the Company in recent periods and market conditions. An inability to complete the Equity Offering and the GEPT Private Placement would prevent or significantly delay the completion of Phase I and would have a material adverse effect on the Company.

NEGATIVE CASH FLOW AND CAPITAL REQUIREMENTS

     The Fiber Expansion will require significant capital expenditures before producing significant reductions in expenses. The Company anticipates meeting the costs of Phase I of the Fiber Expansion, which will require estimated cash expenditures subsequent to April 30, 1996 of $213.0 million, with the proceeds of the Equity Offering (if it can be sucessfully completed) and a portion of its cash held in an escrow account ($152.9 million at May 31, 1996). Such escrow account was funded with a portion of the proceeds of the $285.0 million of 12 1/2% Senior Notes due 2005 issued by the Company in October 1995 (the "Senior Notes"). The Company estimates that, in the event the Equity Offering can be successfully completed, its total capital expenditures for the last three quarters of 1996 will be $200.0 million (including capital expenditures relating to the Fiber Expansion). The amount of actual capital expenditures may vary materially as a result of cost-saving arrangements, unexpected costs and other factors. The successful completion of Phase II of the Fiber Expansion, which is estimated to cost $275.0 million (before any cost-saving arrangements) is dependent upon the Company's ability to enter into cost-saving arrangements with carriers or other large users of fiber capacity, to raise the significant capital required and/or to significantly increase its cash flow. The failure of the Company to accomplish any of the foregoing may significantly delay or prevent the completion of the Fiber Expansion. Failure to complete Phase I would have a material adverse effect on the Company.

     The development of the Company's switched long distance business will also require significant capital. In order to offer switched long distance services, the Company has installed switches, connected them to its network and to the LECs, acquired software and hired the personnel needed to establish a national switched network. Operating expenses and capital expenditures will result in the Company's switched long distance business incurring negative cash flow until the Company's customers route sufficient traffic over the network to cover the costs of its operation, which the Company does not expect to occur before the end of 1996. For a discussion of important factors that could cause the Company's switched long distance business to fail to generate positive cash flows, see
"-- Development Risks and Dependence on Switched Long Distance Business." The Company anticipates that its cash requirements relating to the switched long distance services business will be approximately $22.6 million in 1996, which includes funding negative cash flow from, and making capital expenditures (net of financing) for, its switched long distance business. A delay in the completion of the Fiber Expansion, or larger than anticipated capital expenditures for the Fiber Expansion or negative cash flow from the switched long distance business could impair the ability of the Company to meet its obligations under the Senior Notes and other indebtedness or to access additional sources of funding. For 1995 and the three months ended March 31, 1996, the Company's EBITDA minus interest expense and capital expenditures (adjusted for the change in working capital deficit) was negative $4.8 million and negative $38.5 million, respectively.

     The Company is required to make annual interest payments of $35.6 million with respect to the Senior Notes. Although the Company intends to utilize funds in the escrow account ($152.9 million at May 31, 1996) to make such interest payments in the short term, the Company is currently unable to satisfy such obligations solely with its cash flow. Accordingly, the Company's ability to meet its debt service requirements over the long term is dependent on a significant increase in its cash flow and/or its ability to raise additional capital.

     The forward-looking statements set forth above with respect to the cost of Phase I of the Fiber Expansion, the Company's ability to meet such costs, the amount of the Company's cash requirements in 1996, and the Company's ability to generate positive cash flows in its switched long distance business are based on certain assumptions, including that the Company can successfully complete the Equity Offering to raise the cash needed for Phase I and that there will be no significant cost overruns, the Company's contractors and partners in cost-saving arrangements will perform their obligations, rights-of-way can be obtained on a timely, cost-effective basis, the backbone of Phase I is substantially completed on schedule in the first quarter of 1997, the Company generates significant levels of MOUs and that the Company can successfully provide switched long distance services on a cost effective basis (including the provision of billing information in an accurate and timely manner) for volumes that it has not previously handled. See "-- Risks Relating to Completion of the Fiber Expansion," "-- Development Risks and Dependence on Switched Long Distance Business," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business -- The Company's Network."

RECENT AND EXPECTED LOSSES

     The Company reported a loss before extraordinary items of $3.2 million for the year ended December 31, 1995 and an operating loss of $5.8 million and a net loss of $11.7 million for the three months ended March 31, 1996. As of March 31, 1996 the Company had an accumulated deficit of $34.5 million. The Company expects a net loss for the year ending December 31, 1996 primarily as a result of interest expense associated with the Senior Notes and start-up and operational expenses costs associated with the switched long distance business. Thereafter, the Company's profitability depends to a great extent on demand for the long-haul circuits constructed in the Fiber Expansion and the success of the Company's switched long distance services. There can be no assurance that the Company will return to profitability in the future. Failure to be profitable could impair the Company's ability to meet its obligations under the Senior Notes, expand its switched long distance business and raise additional equity or debt financing which will be necessary to complete Phase II of the Fiber Expansion or which may be required for other reasons. Such events could have a material adverse effect on the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

RISKS RELATING TO COMPLETION OF THE FIBER EXPANSION

     The Fiber Expansion is an essential element of the Company's future success. The Company commenced construction of Phase I of the Fiber Expansion in November 1995. The Company has substantial existing commitments to purchase materials and labor for such construction, and will need to obtain additional materials and labor to complete Phase I of the Fiber Expansion, which materials and labor may cost more than anticipated. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources." The successful completion of each phase of the Fiber Expansion is dependent, among other things, on the Company's ability: (i) to obtain rights-of-way; (ii) to manage effectively the construction of the new fiber routes; and (iii) to enter into additional cost-saving arrangements, obtain additional financing and/or significantly increase its cash flow. In addition, the successful construction of the Fiber Expansion will depend to a significant extent on third party contractors retained by the Company. Difficulties or delays with respect to any of the foregoing may significantly delay or prevent the completion of the Fiber Expansion, which would have a material adverse effect on the Company.

     The Company has entered into the WorldCom Fiber Build Agreement (as defined below) with WorldCom, relating to the construction by each party of a fiber route approximately 1,100 miles long and the placing of fiber for both parties in such route. WorldCom's route is to extend from Akron through Indianapolis to a suburb of St. Louis, with a spur from Indianapolis to a suburb of Chicago. The Company's route is to extend from Dallas to Phoenix with a spur to Ft. Worth. The WorldCom Fiber Build Agreement provides for substantial penalties ($400,000 per month) to either party that does not complete construction of its route by October 1, 1996, but only after a grace period and only in the event that the other party has completed construction of its route. No assurance can be given that the Company will be able to complete its route in time to avoid such penalties. Although the Company does not anticipate undue difficulty in acquiring the necessary rights-of-way or in managing the construction for either Phase I or Phase II of the Fiber Expansion, no assurance can be given that such rights will be acquired or that the Fiber Expansion will be completed without significant delays, within its budget or at all. In addition, no assurance can be given that WorldCom will be able to complete its route under the WorldCom Fiber Build Agreement without significant delays or at all. Increased costs or significant delays in the completion of Phase I of the Fiber Expansion, including the portion to be constructed by WorldCom, or of the remainder of the Fiber Expansion could have a material adverse effect on the Company. See "Business -- The Company's Network."

PRICING PRESSURES AND RISKS OF INDUSTRY OVER-CAPACITY

     The long distance transmission industry has generally been characterized by over-capacity and declining prices since shortly after the AT&T divestiture in 1984. The Company believes that, in the last several years, increasing demand has ameliorated the over-capacity and that pricing pressure has been reduced. However, the Company anticipates that prices for its services will continue to decline over the next several years. The Company is aware that certain long distance carriers are expanding their capacity and believes that other long distance carriers, as well as potential new entrants to the industry, are considering the construction of new fiber optic and other long distance transmission networks. However, the Company believes that there are significant barriers to entry for new entrants that may consider building a new fiber optic network, such as substantial construction costs, and the difficulty and expense of securing appropriate rights-of-way, establishing and maintaining a sufficient customer base, recruiting and retaining appropriate personnel and maintaining a reliable network. Since the cost of the actual fiber is a relatively small portion of building new transmission lines, persons building such lines are likely to install fiber that provides substantially more transmission capacity than will be needed over the short or medium term. Further, recent technological advances have shown the potential to greatly expand the capacity of existing and new fiber optic cable. In addition, the Company's cost-saving arrangements with other carriers, which may involve the sale or lease of capacity or fibers on the Fiber Expansion, may result in competitors having capacity on the Company's routes along the Fiber Expansion, which may in turn result in pricing pressures with respect to traffic carried along these routes. If industry capacity expansion results in capacity that exceeds overall demand in general or along any of the Company's routes, severe additional pricing pressure could develop. In addition, strategic alliances or similar transactions, such as the recently announced long distance capacity purchasing alliance among certain RBOCs, could result in additional pricing pressure on long distance carriers. Such pricing pressure could have a material adverse effect on the Company. See "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Overview."

DEVELOPMENT RISKS AND DEPENDENCE ON SWITCHED LONG DISTANCE BUSINESS

     The success of the Company in the switched long distance business is dependent on the Company's ability to generate significant customer traffic, to manage an efficient switched long distance network and related customer service and the timely completion of Phase I of the Fiber Expansion. The Company has not previously managed a switched long distance network and there can be no assurance that its switched long distance services can be sold at a profit. The failure of the Company to generate significant customer traffic, to complete Phase I of the Fiber Expansion in a timely manner, or to effectively manage the switched network and related customer service or to operate it at a profit would have a material adverse effect on the Company. Because the Company recently entered into the switched long distance business, with its five switches becoming fully operational in February 1996, the Company expects substantial operating losses relating to its switched long distance business unless and until larger volumes of traffic are carried on the Company's switched long distance network. In addition, to the extent that LECs grant volume discounts with respect to local access charges, the Company may have a cost disadvantage versus the larger carriers. The Company's operating loss in the first quarter of 1996 was primarily attributable to its switched services operations. The Company anticipates that its switched long distance business will incur negative cash flow until the Company's customers route sufficient traffic over the network to cover the costs of its operation, which the Company does not expect to occur before the end of 1996. The preceding forward-looking statement is based on certain assumptions as to the growth of traffic on the Company's network and the control of its operating expenses. Such assumptions may prove to be inaccurate due to changes in the businesses of the Company's reseller customers, an inability to attract new customers, the loss of existing customers, problems in the operation of the switched network, the Company's lack of experience with switched long distance services, increases in operating expenses or other factors affecting the Company's revenue or expenses. If such traffic does not increase, there can be no assurance that the switched long distance business will ever generate positive cash flows. In addition, the credit risk for the Company's switched long distance business will be substantially greater than the credit risk for the Company's long-haul business, because switched long distance customers will be charged in arrears on the basis of MOUs (which are frequently subject to dispute). See "Business -- Switched Long Distance Services."

RISKS INHERENT IN RAPID GROWTH

     Part of the Company's strategy is to achieve rapid growth through entering the switched long distance business and through completing the Fiber Expansion. Rapid growth would require: (i) the retention and training of new personnel;
(ii) the satisfactory performance by the Company's customer interface and billing systems; (iii) the development and introduction of new products; and
(iv) the control of the Company's expenses related to the expansion into the switched long distance business and the Fiber Expansion. The failure by the Company to satisfy these requirements, or otherwise to manage its growth effectively, would have a material adverse effect on the Company. See "Business
- -- Long-Haul Services" and "Business -- Switched Long Distance Services."

SUBSTANTIAL INDEBTEDNESS

     The Company is highly leveraged. As of March 31, 1996, the Company had approximately $311.3 million of long-term debt (including the current portion thereof) and a stockholders' deficit of approximately $4.8 million. The Company's significant debt burden could have several important consequences to the Company, including, but not limited to: (i) the cash received from operations may be insufficient to meet the principal and interest on the Senior Notes, in addition to paying the other indebtedness of the Company as it becomes due; (ii) a significant portion of the Company's cash flow from operations must be used to service its debt instead of being used in the Company's business; and
(iii) the Company's flexibility to obtain additional financing in the future, as needed for Phase II of the Fiber Expansion or any other reason, may be impaired by the amount of debt outstanding and the restrictions imposed by the covenants contained in the indenture for the Senior Notes. See "Description of Certain Indebtedness." The ability of the Company to meet its obligations will be subject to financial, business and other factors, including factors beyond its control, such as prevailing economic conditions. There can be no assurance that the Company's cash flow from operations will be sufficient to meet its obligations under the Senior Notes or other indebtedness as payments become due or that the Company will be able to refinance the Senior Notes or other indebtedness at maturity.

     There can be no assurance that the Company's cash flow from operations will be sufficient to meet its obligations under the Senior Notes or other indebtedness as payments become due or at maturity or that the Company will be able to refinance the Senior Notes or other indebtedness at maturity.

RELIANCE ON MAJOR CUSTOMERS

     The Company's ten largest customers in 1995 accounted for approximately 78% of its revenues, with WorldCom and Frontier as its two largest customers. During 1993, 1994 and 1995, WorldCom accounted for approximately 23%, 25% and 20% respectively, of the Company's revenues (with no revenues in 1993 or 1994 and approximately 4% of the Company's revenues in 1995 relating to capacity-exchange arrangements between WorldCom and the Company), and Frontier (including Allnet) accounted for 24%, 23% and 21%, respectively, of the Company's revenues. WorldCom has grown substantially in recent years, largely through acquisitions, including the acquisition of certain customers of the Company. In 1995, WorldCom acquired WilTel, a facilities-based carrier that has been both a long-term customer of, and supplier to, the Company. The Company believes that as a result of WorldCom's ownership of the WilTel long-haul transmission network, WorldCom is likely to transfer long-haul circuits now leased from the Company, other than the long-haul circuits under capacity exchange arrangements with the Company, to its own network when its leases expire. During the first quarter of 1996, the Company had revenues from WorldCom of approximately $4.2 million. Of such revenues, approximately 38% related to capacity-exchange agreements, 3% related to leases expiring in 1996, 15% related to leases expiring in 1997, 21% related to leases expiring after 1997, and 23% related to month-to-month leases. Prior to its acquisition in 1995 by Frontier (which is also a customer of the Company), Allnet was a large customer of the Company, accounting for approximately 18% and 17% of the Company's revenues in 1993 and 1994, respectively. Although: (i) Frontier had "take or pay" commitments to the Company for the period 1996 through 2000 of over $30.0 million as of March 31, 1996; (ii) Frontier does not currently own significant long-haul network capacity; and (iii) the Company believes that the acquisition of Allnet by Frontier will not affect the combined carrier's requirements for long-haul circuits, the Company cannot predict whether the acquisition of Allnet by Frontier will affect the relationship of the combined carrier with the Company or whether Frontier will renew its contracts with the Company after its commitments expire. Although there can be no assurance, the Company believes that if revenues from WorldCom or from Frontier do not continue or are reduced, they can be replaced over time with revenues generated from other customers. However, in such event, the Company's revenues may in the short-term be adversely affected and if such revenues are ultimately not replaced, then the loss of WorldCom, Frontier or other significant customers could have a material adverse effect on the Company. In addition, construction by the Company's customers of their own facilities or further consolidations in the telecommunications industry involving the Company's customers could have a material adverse effect on the Company. See "Business -- Long-Haul Services."

     The Company's strategy for establishing and growing its switched long distance business is based in large part on its relationship with Excel. The failure by the Company to fulfill its obligations to provide a reliable switched network for use by Excel or the failure by Excel: (i) to fulfill its obligations to utilize the Company's switched long distance services (even though such failure could give rise in certain circumstances to claims by the Company); or
(ii) to utilize the volume of MOUs that the Company expects it to utilize, could result in a material adverse effect on the Company. In addition to its commitments to its other suppliers, Excel recently announced that it has entered into a four-year, $900 million contract to purchase switched long distance services from WorldCom. Although the Company believes that Excel's commitment to WorldCom will not impair Excel's relationship with the Company, WorldCom will be a significant competitor to the Company for Excel's business. In the event the Company is not able to effectively compete with WorldCom or other Excel suppliers, it may not continue to obtain revenues from Excel after Excel's commitment to the Company has been satisfied. The loss of Excel as a customer after Excel's commitment has been satisfied, or a significant reduction by Excel of its commitment to the Company (as is permitted in certain circumstances by the terms of its contract with the Company), could have a material adverse effect on the Company. See "Business -- Switched Long Distance Services."

COMPETITION

     The telecommunications industry is highly competitive. Many of the Company's competitors (such as AT&T, MCI, Sprint, WorldCom and others) and potential competitors have substantially greater financial, personnel, technical, marketing and other resources than those of the Company and a far more extensive transmission network than the Company. Such competitors may build additional fiber capacity in the geographic areas to be served by the Fiber Expansion. The Company is aware that at least one other company is considering building a new nationwide long distance fiber optic network. In addition, many telecommunica-tions companies are acquiring switches and users of switches will have an increasing number of alternative providers of switched long distance services. The Company competes primarily on the basis of pricing, availability, transmission quality, customer service (including the capability of making rapid additions to add end users and access to end-user traffic records) and variety of services. The ability of the Company to compete effectively will depend on its ability to maintain high-quality services at prices generally equal to or below those charged by its competitors.

     In the United States, price competition in the long distance business has generally been intensive. The FCC has, on several occasions since 1984, approved or required price decreases by AT&T through the imposition of "price cap" regulations. However, the FCC recently classified AT&T as a "non-dominant interexchange carrier," with the effect that AT&T is no longer subject to price regulation of its long distance services. Since the Company believes that its customers generally price their service offerings at or below the prices charged by AT&T for its telecommunications services, reductions by AT&T in its rates may necessitate similar price decreases by the Company. In addition, the Telecommunications Act of 1996 (the "Telecommunications Act") will allow the RBOCs and others such as electric utilities and cable television companies to enter the long distance market, and has reduced restraints on GTE. Further, a continuing trend toward consolidation, mergers, acquisitions and strategic alliances in the telecommunications industry could also give rise to significant new competitors to the Company or to the Company's customers. See "-- Recent Legislation and Regulatory Uncertainty," "Industry Overview,"
"Business -- Long-Haul Services," "Business -- Switched Long Distance Services" and "Business -- Regulation."

DEPENDENCE ON KEY PERSONNEL

     The Company's businesses are managed by a small number of key executive officers, the loss of whom could have a material adverse effect on the Company. The Company believes that its growth and future success will depend in large part on its continued ability to attract and retain highly skilled and qualified personnel. The loss of senior management or the failure to recruit additional qualified personnel in the future could significantly impede attainment of the Company's financial, expansion, marketing and other objectives. With the exception of contracts with two of its Executive Vice Presidents, the Company does not have employment contracts and does not presently intend to enter into contracts, with other members of senior management. See "Management" and "Certain Transactions."

RECENT LEGISLATION AND REGULATORY UNCERTAINTY

     Certain of the Company's operations are subject to regulation by the FCC under the Communications Act of 1934, as amended (the "Communications Act"). In addition, certain of the Company's businesses are subject to regulation by state public utility or public service commissions. Changes in the regulation of, or the enactment or changes in interpretation of legislation affecting, the Company's operations could have a material adverse affect on the Company. Recently, the federal government enacted the Telecommunications Act, which, among other things, allows the RBOCs and others to enter the long distance business. Entry of the RBOCs or other entities such as electric utilities and cable television companies into the long distance business may have a negative impact on the Company or its customers. The Company anticipates that certain of such entrants will be strong competitors because, among other reasons, they may enjoy one or more of the following advantages: they may (i) be well capitalized;
(ii) already have substantial end-user customer bases; or (iii) enjoy cost advantages relating to local loops and access charges. The introduction of additional strong competitors into the switched long distance business would mean that the Company and its customers would face substantially increased competition. This could have a material adverse effect on the Company. In addition, the Telecommunications Act provides that state proceedings may in certain instances determine access charges the Company and its customers are required to pay to the LECs. No assurance can be given that such procedings will not result in increases in such rates. Such increases could have a material adverse effect on the Company or its customers. See "Industry Overview" and "Business -- Regulation."

RISKS RELATED TO RAPID TECHNOLOGICAL CHANGES

     The telecommunications industry is subject to rapid and significant changes in technology. For example, there have been recent technological advances that show the potential to greatly expand the capacity of existing and new fiber optic cable, which could greatly increase supply. There can be no assurance that the Company will maintain competitive services or that the Company will obtain appropriate new technologies on a timely basis or on satisfactory terms. Such an increase in supply or failure by the Company to maintain competitive services or obtain new technologies could have a material adverse effect on the Company. See "Industry Overview -- Technology."

HOLDING COMPANY STRUCTURE; SUBSIDIARY GUARANTEES

     IXC Communications is a holding company that conducts substantially all of its business through subsidiaries. Substantially all of the tangible assets of the Company are held by, and all of the Company's operating revenues are derived from operations of, IXC Communications' subsidiaries. IXC Communications' obligations under the Senior Notes are unconditionally guaranteed on an unsecured basis, jointly and severally, by the Guarantors. IXC Communications intends to loan or contribute or has already loaned or contributed substantially all of the net proceeds from the sale of Old Notes to certain of its subsidiaries, including certain of the Guarantors. IXC Communications' ability to pay interest and principal when due and any other amounts due to holders of the Senior Notes is dependent upon the receipt of sufficient funds from dividends or other intercompany transfers from its direct and indirect subsidiaries. In addition, the ability of certain of the Guarantors to pay any amounts that may come due under the Subsidiary Guarantees is also dependent upon the receipt of sufficient funds from dividends or other intercompany transfers from their respective subsidiaries. The ability of IXC Communications' subsidiaries to make such payments will be subject to, among other things, applicable state laws.

     The Senior Notes are effectively subordinated to all current and future indebtedness, including trade payables, of IXC Communications' direct and indirect subsidiaries that are not Guarantors, including Mutual Signal Holding Corporation ("MSHC") and its subsidiaries and Switched Services. Progress International, L.L.C. ("Progress International") and MarcaTel, S.A. de C.V. ("Marca-Tel"), are not majority owned by IXC Communications, and are also not Guarantors. See "Business -- Additional Information." IXC Communications may in the future form or acquire additional subsidiaries. IXC Communications cannot currently predict whether it will cause such subsidiaries to become Guarantors. At March 31, 1996, the direct and indirect subsidiaries of IXC Communications that are not Guarantors had indebtedness (including trade payables but excluding intercompany indebtedness) aggregating approximately $24.7 million. Also, IXC Communications' rights and the rights of IXC Communications' creditors, including the Holders of the Senior Notes, to participate in the assets of any liquidation, dissolution or reorganization of any direct or indirect subsidiary that is not a Guarantor will be subordinated to the prior claims of the creditors, including the trade creditors, of such subsidiary, except to the extent that IXC Communications or the holder of a Senior Note may itself be a creditor with recognized claims against such subsidiary. As a result, Holders of the Senior Notes may recover less ratably than the creditors of such subsidiary in the event of the liquidation, dissolution or reorganization of such subsidiary. IXC Communications' subsidiaries that are Guarantors and subsidiaries that are not Guarantors accounted for 27.8% and 14.4%, respectively, of its consolidated assets at March 31, 1996, 90% and 10%, respectively of its consolidated revenues for the quarter ended March 31, 1996 (after intercompany eliminations). In the quarter ended March 31, 1996, the Guarantors recorded net income of $.7 million while IXC Communications incurred a net loss of $11.7 million (after intercompany eliminations). See note 16 to the Company's Audited Historical Consolidated Financial Statements. IXC Communications expects that the subsidiaries that are not Guarantors will represent a substantially larger percentage of the consolidated assets, revenues and net income of IXC Communications and its subsidiaries in the future.

     Although each Guarantor will guarantee IXC Communications' obligations under the Senior Notes, any senior indebtedness of that Guarantor will rank pari passu in right of payment with the Subsidiary Guarantee. Also, any secured creditors of a Guarantor will have priority as to the pledged assets of such Guarantor over the claims of the Guarantor's other creditors, including the claims of Holders of the Senior Notes under the

Subsidiary Guarantees. See "Description of Senior Notes -- Subsidiary Guarantees" and "-- Fraudulent Conveyance Considerations."

FRAUDULENT CONVEYANCE CONSIDERATIONS

     A portion of the proceeds from the sale of the Senior Notes was used by the Company to repay certain indebtedness and to redeem certain preferred stock (including indebtedness and preferred stock owed to or held by certain common stockholders of IXC Communications, including certain directors and officers of IXC Communications, and creditors of subsidiaries of IXC Communications). Under applicable provisions of federal bankruptcy law or state fraudulent transfer or conveyance laws, if: (i) the Senior Notes were incurred by IXC Communications, or the Subsidiary Guarantees were entered into by a Guarantor, with the intent to hinder, delay or defraud any present or future creditor of IXC Communications or such Guarantor or that IXC Communications or a Guarantor contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others; or (ii) at the time the Senior Notes were issued, IXC Communications, or at the time the Subsidiary Guarantees were entered into, any of the Guarantors, received less than reasonably equivalent value or fair consideration, and (a) was insolvent or rendered insolvent by reason of such incurrence or guarantee, (b) was engaged in a business or transaction for which the remaining assets of IXC Communications or such Guarantor constituted unreasonably small capital, or (c) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature, the obligations of IXC Communications under the Senior Notes or the obligations of the Guarantors under the Subsidiary Guarantees could be avoided, or claims in respect of the Senior Notes or the Subsidiary Guarantees could be subordinated to all existing and future debts of IXC Communications or such Guarantors. To the extent any Subsidiary Guarantee were to be avoided as a fraudulent conveyance or held unenforceable for any other reason, holders of the Senior Notes would cease to have any claim in respect of such Guarantor and would be creditors solely of IXC Communications and any Guarantor whose Subsidiary Guarantee was not avoided or held unenforceable.

     IXC Communications believes that at the time of the issuance of the Senior Notes and the Subsidiary Guarantees thereof by the Guarantors, IXC Communications and each Guarantor was not insolvent under any of the foregoing tests, that IXC Communications and each Guarantor had sufficient capital to carry on their respective businesses and that IXC Communications and each Guarantor was able to pay their respective debts as they matured. There can be no assurance, however, that a court passing on such questions would agree. See "Selected Historical and Pro Forma Financial Data."

ORIGINAL ISSUE DISCOUNT

     The Old Notes were issued with an original issue discount. Consequently, purchasers of the Old Notes generally are required to include amounts in gross income for federal income tax purposes in advance of receipt of the cash payments to which the income is attributable. If a bankruptcy petition is filed by or against the Company under the United States Bankruptcy Code, the claim of a holder of Senior Notes with respect to the principal amount thereof may be limited to an amount equal to the sum of: (i) the initial offering price for the Senior Notes; and (ii) that portion of the original issue discount that is not deemed to constitute "unmatured interest" within the meaning of the United States Bankruptcy Code. Any original issue discount that was not amortized as of any such bankruptcy filing would constitute "unmatured interest."

CONSEQUENCES TO NON-TENDERING HOLDERS OF OLD NOTES

     Upon consummation of the Exchange Offer, IXC Communications will have no further obligation to register the Senior Notes except pursuant to a shelf registration statement to be filed under certain limited circumstances specified in "The Exchange Offer -- Purpose of the Exchange Offer." Thereafter, subject to such exception, any Holder of Old Notes who does not tender its Old Notes in the Exchange Offer will continue to hold restricted securities which may not be offered, sold or otherwise transferred, pledged or hypothecated except pursuant to Rule 144 and Rule 144A under the Securities Act or pursuant to any other exemption from registration under the Securities Act relating to the disposition of securities, in which case, an opinion of counsel must be furnished to IXC Communications that such an exemption is available.

LACK OF PUBLIC MARKET

     There is no existing public market for the Senior Notes and there can be no assurance as to the development or liquidity of any market for the Senior Notes, the ability of holders of the Senior Notes to sell their Senior Notes, or the price at which Holders would be able to sell their Senior Notes. If an active market does not develop, the market price and liquidity of the Senior Notes may be materially and adversely affected. In particular, there can be no assurance that the market price for the Senior Notes will be at or above their face value. The liquidity of, and trading market for, the Senior Notes may also be materially and adversely affected by declines in the market for high-yield securities generally. Such a decline may materially and adversely affect such liquidity and tracking independent of the financial performance of, and prospects for, IXC Communications. IXC Communications does not intend to apply for listing of the Senior Notes on a securities exchange.

                                USE OF PROCEEDS

THE EXCHANGE OFFER

     This Exchange Offer is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement. The Company will not receive any cash proceeds from the issuance of the New Notes offered in the Exchange Offer. In consideration for issuing the New Notes as contemplated in this Prospectus, the Company will receive in exchange Old Notes in like principal amount, the form and terms of which are the same in all material respects as the form and terms of the New Notes except that the New Notes have been registered under the Securities Act and hence do not include certain rights to registration thereunder and do not provide for Old Note Additional Payments. The Old Notes surrendered in exchange for New Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the New Notes will not result in any proceeds to the Company or increase in the indebtedness of the Company.

THE SALE OF THE OLD NOTES

     Net proceeds from the sale of the Old Notes (after the deduction of placement fees and other expenses of the offering of the Old Notes) were approximately $267.7 million. Of the net proceeds of the sale of Old Notes, $200.0 million was deposited in the Escrow Account. The Company currently anticipates, subject to change as it deems desirable, using such funds in the following manner: (i) for the Fiber Expansion, approximately $125.0 million;
(ii) for capital expenditures, approximately $25.0 million; and (iii) to pay interest, Old Note Additional Payments and Old Note Liquidated Damages, if any, on the Senior Notes, approximately $50.0 million. As the Company is not required by the Indenture to reserve funds from the Escrow Account to make interest or other payments on the Senior Notes, changes in circumstances may cause the Company to allocate the Escrow Account funds in a different manner than described above. For example, a failure to complete the Equity Offering may cause the Company to make such a different allocation. The Company is also permitted to use, but has no present intention of using, funds in the Escrow Account to make certain repurchases of Senior Notes or for other permitted uses described herein. See "Description of Senior Notes -- Disbursement of
Funds -- Escrow Account". Of the remaining proceeds of $67.7 million: (i) approximately $54.8 million of such net proceeds was used to repay or acquire existing indebtedness(1),

- ---------------

(1) The interest rates, maturity dates and amount of indebtedness repaid or reacquired are as follows:
    (i) I-Link Holdings, Inc. debentures at 10% per annum, due 2000, in the amount of $8,179,276.25; (ii) IXC Communications debentures at 10% per annum, due 2000, in the amount of $2,545,640.52; (iii) IXC Communications debentures at 10% per annum, due 1999, in the amount of $5,023,337.97; (iv) notes held by GEPT at a variable interest rate (10.63% as of June 30, 1995), maturing September 30, 1996, in the amount of $5,579,085.99; (v) obligation to Rockwell International Corporation at an interest rate of 12% per annum, maturing December 31, 1995, in the amount of $3,124,738; (vi) note held by NTFC Capital Corporation at a variable interest rate (10.52% as of June 30, 1995), maturing December 31, 1998, in the amount of $5,228,807.08; (vii) notes held by Communications Credit Corporation at an interest rate of 8.23%, maturing September 1, 1996, in the amount of

$19.5 million of which was owed to common stockholders of the Company; (ii) approximately $3.7 million was used to redeem certain preferred stock, including accrued but unpaid dividends thereon, all of which was held by common stockholders of the Company; and (iii) approximately $9.2 million was or will be used for general corporate purposes.

THE EQUITY OFFERING AND THE GEPT PRIVATE PLACEMENT

     IXC Communications expects to use substantially all of the net proceeds from the Equity Offering (estimated to be $92.5 million at an assumed initial public offering price of $18.00 per share), together with a portion of the funds from the sale of the Old Notes, to fund the Fiber Expansion and the balance for general corporate purposes. The Company intends to use the $12.5 million proceeds of the GEPT Private Placement for general corporate purposes, including, if the Company so elects, to pursue a joint venture in Marca-Tel, S.A. de C.V. ("Marca-Tel") to provide certain telecommunication services in Mexico. See "Business -- Mexican Joint Venture." Pending such uses, the Company intends to deposit all such net proceeds in interest-bearing bank accounts, or invest such proceeds in United States government securities or other highly liquid investments. These can be no assurance that the Company will be successful in completing the Equity Offering and the GEPT Private Placement, or if completed, in a sufficient amount so as to realize net proceeds in the desired amount. See "Risk Factors -- Possible Inability to Complete the Equity Offering" for important factors that could prevent the completion of the Equity Offering and the GEPT Private Placement.

- --------------------------------------------------------------------------------
    $8,273,766.22; (viii) a loan facility from Guaranty Federal Bank, F.S.B. at an interest rate of 8.75% per annum, consisting of a term loan portion maturing in 1996, in the amount of $10,697,141.60 and a revolving portion maturing in 1996, in the amount of $5,041,076.39; and (ix) a portion of equipment purchase obligations to Nissho Iwai American Corporation at an interest rate of 10%, in the amount of $1,128,108.91.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

     The Old Notes were sold by IXC Communications on October 5, 1995 to the Initial Purchasers consisting of "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) and accredited investors. In connection with the sale of the Old Notes, IXC Communications, the Guarantors and the Initial Purchasers entered into the Registration Rights Agreement pursuant to which IXC Communications and the Guarantors agreed to cause to be filed with the Commission within 180 days of October 5, 1995 (the date of original issue of the Old Notes), and use their best efforts to cause to become effective on or prior to 60 days after the date of such filing, a registration statement with respect to the Exchange Offer. However, in the event that (i) applicable law or policy of the Commission does not permit IXC Communications to effect the Exchange Offer, or (ii) any Holder of Old Notes notifies IXC Communications within 20 days of the consummation of the Exchange Offer that, for certain specified reasons, such Holder is precluded from participating in the Exchange Offer, IXC Communications and the Guarantors have agreed to use their best efforts to cause to become effective a shelf registration statement (the "Shelf Registration Statement") with respect to resales of the Old Notes, to keep the Shelf Registration Statement effective until 180 days after the effective date thereof, and thereafter until the end of the 18-month period following such effective date, upon request of any such Holder of Old Notes, to amend the Shelf Registration Statement to bring current the information contained therein.

     The Exchange Offer is being made by IXC Communications to satisfy its obligations pursuant to the Registration Rights Agreement. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. Once the Exchange Offer is consummated, IXC Communications will have no further obligations to register any of the Old Notes not tendered by the Holders for exchange, except pursuant to a Shelf Registration Statement filed under the limited circumstances described in the immediately preceding paragraph. Thereafter, any Holder of Old Notes who does not tender its Old Notes in the Exchange Offer and which is not eligible to use such a Shelf Registration Statement will continue to hold restricted securities which may not be offered, sold or otherwise transferred, pledged or hypothecated except pursuant to Rule 144 and Rule 144A under the Securities Act or pursuant to any other exemption from registration under the Securities Act relating to the disposition of securities (in such case an opinion of counsel must be furnished to IXC Communications that such an exemption is available).

     Based on an interpretation by the staff of the Commission set forth in several no-action letters issued to third parties and on the advice of its counsel, IXC Communications believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by holders thereof who are not affiliates of IXC Communications without compliance with the registration and prospectus delivery provisions of the Securities Act; provided that the Holder is acquiring New Notes in its ordinary course of business and has no arrangement or understanding with any person to participate in any distribution (within the meaning of the Securities Act) of the New Notes. Persons wishing to exchange Old Notes in the Exchange Offer must represent to IXC Communications that such conditions have been met. However, any Holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the New Notes cannot rely on the interpretation by the staff of the Commission set forth in such no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, any such resale transaction should be covered by an effective registration statement containing the selling security holders information required by Item 507 of Regulation S-K of the Securities Act. Further, any Holder who may be deemed an "affiliate" (as defined under Rule 405 of the Securities Act) of IXC Communications cannot rely on the interpretation by the staff of the Commission set forth in such no-action letters with respect to resales of the New Notes without compliance with the registration and prospectus delivery requirements of the Securities Act.

     Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. IXC Communications has agreed that for a period of 180 days after the effective date of the Registration Statement of which this Prospectus is a part, it will use its best efforts to make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

     Except as set forth above, this Prospectus may not be used for an offer to resell, or for a resale or other transfer of New Notes.

TERMS OF THE EXCHANGE OFFER

  General

     Upon the terms and subject to the conditions of the Exchange Offer set forth in this Prospectus and in the Letter of Transmittal, IXC Communications will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. IXC Communications will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. However, Old Notes may be tendered only in integral multiples of $1,000.

     As of April 30, 1996, there was $285.0 million aggregate principal amount of the Old Notes outstanding. This Prospectus, together with the Letter of
Transmittal, is being sent to all registered Holders as of             , 1996.

     In connection with the issuance of the Old Notes, IXC Communications arranged for certain of the Old Notes to be issued and transferable in book-entry form through the facilities of DTC, acting as depositary. The New Notes will also be issued and transferable in book-entry form through DTC. See "Description of Senior Notes -- Book-Entry Delivery and Form."

     IXC Communications shall be deemed to have accepted validly tendered Old Notes when, as and if IXC Communications has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders of Old Notes for the purpose of receiving the New Notes from IXC Communications.

     If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering Holder thereof as promptly as practicable after the Expiration Date.

     Holders of Old Notes who tender in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. IXC Communications will pay the expenses, other than certain applicable taxes, of the Exchange Offer. See "-- Fees and Expenses."

  Expiration Date; Extensions; Amendments

     IXC Communications has the right to extend the Exchange Offer but only to the extent necessary to comply with applicable federal and state securities laws. In order to extend the Expiration Date, IXC Communications will notify the Exchange Agent and the record Holders of Old Notes of any extension by oral or written notice, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     IXC Communications reserves the right to delay accepting any Old Notes, to extend the Exchange Offer, to amend the Exchange Offer or to terminate the Exchange Offer and not accept Old Notes not previously accepted if any of the conditions set forth herein under "-- Conditions" shall have occurred and shall not have been waived by IXC Communications by giving oral or written notice of such delay, extension, amendment or termination to the Exchange Agent. Any such delay in acceptance, extension, amendment or termination will be followed as promptly as practicable by oral or written notice thereof. If the Exchange Offer is amended in a manner determined by IXC Communications to constitute a material change, IXC Communications will promptly disclose such amendment in a manner reasonably calculated to inform the Holders of such amendment and IXC Communications will extend the Exchange Offer as necessary to provide to such holders a period of five to ten business days after such amendment, depending upon the significance of the amendment and the manner of disclosure to Holders of the Old Notes, if the Exchange Offer would otherwise expire during such five to ten business day period.

     Without limiting the manner in which IXC Communications may choose to make public announcement of any extension, amendment or termination of the Exchange Offer, IXC Communications shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

ACCRUED AMOUNTS ON THE SENIOR NOTES

     The New Notes will bear interest at a rate equal to 12.50% per annum from their date of issuance. Interest on the Senior Notes is payable semi-annually on April 1 and October 1 of each year, commencing on April 1, 1996. Holders whose Old Notes are accepted for exchange will receive, in cash, accrued interest, Old Note Additional Payments and Old Note Liquidated Damages, if any, thereon to, but excluding, the date of issuance of the New Notes. Such interest will be paid with the first interest payment on the New Notes. Interest, Old Note Additional Payments and Old Note Liquidated Damages, if any, on the Old Notes accepted for exchange will cease to accrue upon the issuance of the New Notes exchanged therefor. Holders of Old Notes whose Old Notes are not exchanged will receive the accrued interest, Old Note Additional Payments and Old Note Liquidated Damages, if any, payable on October 1, 1996.

PROCEDURES FOR TENDERING

     To tender in the Exchange Offer, a Holder of Old Notes must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the instructions to the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Old Notes and any other required documents, so that it is received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date.

     Any financial institution that is a participant in DTC's Book-Entry Transfer Facility system may make book-entry delivery of the Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account in accordance with DTC's procedure for such transfer. Although delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received or confirmed by the Exchange Agent at its address set forth in "-- Exchange Agent" below prior to 5:00 p.m., New York City time, on the Expiration Date. DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH ITS PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     The tender by a Holder will constitute an agreement between such Holder and IXC Communications in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     Delivery of all documents must be made to the Exchange Agent at its address set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for such Holders.

     The method of delivery of Old Notes and the Letter of Transmittal and all other required documents to the Exchange Agent is at the election and risk of the Holders. Instead of delivery by mail, it is recommended that Holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. No Letter of Transmittal or Old Notes should be sent to IXC Communications.

     Only a Holder of Old Notes may tender such Old Notes in the Exchange Offer. The term "Holder" with respect to the Exchange Offer means any person in whose name Old Notes are registered on the books of IXC Communications or any other person who has obtained a properly completed bond power from the registered Holder.

     ANY BENEFICIAL HOLDER WHOSE OLD NOTES ARE REGISTERED IN THE NAME OF ITS BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE AND WHO WISHES TO TENDER SHOULD CONTACT SUCH REGISTERED HOLDER PROMPTLY AND INSTRUCT SUCH REGISTERED HOLDER TO CONSENT AND/OR TENDER ON ITS BEHALF. IF SUCH BENEFICIAL HOLDER WISHES TO TENDER ON ITS OWN BEHALF, SUCH BENEFICIAL HOLDER MUST, PRIOR TO COMPLETING AND EXECUTING THE LETTER OF TRANSMITTAL AND DELIVERING ITS OLD NOTES, EITHER MAKE APPROPRIATE ARRANGEMENTS TO REGISTER OWNERSHIP OF THE OLD NOTES IN SUCH HOLDER'S NAME OR OBTAIN A PROPERLY COMPLETED BOND POWER FROM THE REGISTERED HOLDER. THE TRANSFER OF RECORD OWNERSHIP MAY TAKE CONSIDERABLE TIME.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Old Notes tendered pursuant thereto are tendered (i) by a registered Holder who has not completed the box entitled "Special Payment Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an institution which falls within the definition of "Eligible Guarantor Institution" contained in Regulation 17Ad-15 under the Exchange Act (an "Eligible Institution").

     If the Letter of Transmittal is signed by a person other than the registered Holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by appropriate bond powers signed as the name of the registered Holder or Holders appears on the Old Notes.

     If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by IXC Communications, evidence satisfactory to IXC Communications of their authority to so act must be submitted with the Letter of Transmittal.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered Old Notes and withdrawal of tendered Old Notes will be determined by IXC Communications in its sole discretion, which determination will be final and binding. IXC Communications reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes IXC Communications' acceptance of which would, in the opinion of counsel for IXC Communications, be unlawful. IXC Communications also reserves the right to waive any defects, irregularities or conditions of tender as to particular Old Notes. IXC Communications' interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as IXC Communications shall determine. Neither IXC Communications, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holders of Old Notes, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     By tendering, each Holder will represent to IXC Communications that, among other things, the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of such Holder's business, that such Holder has no arrangement with any person to participate in the distribution of such New Notes, and that such Holder is not an "affiliate" (as defined under Rule 405 of the Securities Act) of IXC Communications. If the Holder is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, such

Holder by tendering will acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, or (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, may effect a tender if:

          (a) the tender is made through an Eligible Institution;

          (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder of the Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Old Notes to be tendered in proper form for transfer (or a confirmation of a book-entry transfer into the Exchange Agent's account at DTC of Old Notes delivered electronically) and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Old Notes in proper form for transfer (or confirmation of a book-entry transfer into the Exchange Agent's account at DTC of Old Notes delivered electronically) and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five New York Stock Exchange trading days after the Expiration Date. Upon request of the Exchange Agent, a Notice of Guaranteed Delivery will be sent to Holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. To withdraw a tender of Old Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the principal amount of such Old Notes), (iii) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Notes register the transfer of such Old Notes into the name of the person withdrawing the tender, and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by IXC Communications, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes which have been tendered but which are not accepted for payment will be returned to the Holder thereof without cost to such Holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

     Notwithstanding any other term of the Exchange Offer, IXC Communications will not be required to accept for exchange, or exchange New Notes for, any Old Notes not theretofore accepted for exchange, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Old Notes, if any of the following conditions exist:

          (a) the Exchange Offer, or the making of any exchange by a Holder, violates applicable law or any applicable policy of the Commission; or

          (b) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the reasonable judgment of IXC Communications, might impair the ability of IXC Communications to proceed with the Exchange Offer; or

          (c) there shall have been adopted or enacted any law, statute, rule or regulation which, in the reasonable judgment of IXC Communications, might materially impair the ability of IXC Communications to proceed with the Exchange Offer.

     If any such conditions exist, IXC Communications may (i) refuse to accept any Old Notes and return all tendered Old Notes to exchanging Holders, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of Holders to withdraw such Old Notes (see "-- Withdrawal of Tenders") or (iii) waive certain of such conditions with respect to the Exchange Offer and accept all properly tendered Old Notes which have not been withdrawn or revoked. If such waiver constitutes a material change to the Exchange Offer, IXC Communications will promptly disclose such waiver in a manner reasonably calculated to inform Holders of Old Notes of such waiver.

     The foregoing conditions are for the sole benefit of IXC Communications and may be asserted by IXC Communications regardless of the circumstances giving rise to any such condition or may be waived by IXC Communications in whole or in part at any time and from time to time in its sole discretion. The failure by IXC Communications at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     In addition to the foregoing conditions, (i) if, because of any change in applicable law or applicable policy thereof by the Commission, IXC Communications is not permitted to effect the Exchange Offer or (ii) any Holder of Old Notes notifies IXC Communications that, for certain specified reasons, such Holder is precluded from participating in the Exchange Offer, then IXC Communications shall file a Shelf Registration Statement. Thereafter, IXC Communications' obligation to consummate the Exchange Offer shall be terminated.

EXCHANGE AGENT

     IBJ Schroder Bank & Trust Company has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

    By Registered or Certified Mail:             By Hand or by Overnight Courier:
    IBJ Schroder Bank & Trust Company            IBJ Schroder Bank & Trust Company
    Bowling Green Station                        One State Street
    P.O. Box 84                                  New York, New York 10004
    New York, New York 10274-0084                Attention: Securities Processing Window
    Attention: Reorganization Operations           Subcellar One, (SC-1)
      Department
                                                 By Facsimile:
                                                 (212) 858-2611
                                                 Attention: Customer Service
                                                 Confirm by telephone:
                                                 (212) 858-2103

FEES AND EXPENSES

     The expenses of soliciting tenders will be borne by IXC Communications. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by officers and regular employees of IXC Communications and its affiliates.

     IXC Communications will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. IXC Communications, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. IXC Communications may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the Prospectus and related documents to the beneficial owners of the Old Notes, and in handling or forwarding tenders for exchange.

     The cash expenses to be incurred in connection with the Exchange Offer will be paid by IXC Communications, are estimated in the aggregate not to exceed $1 million, and include fees and expenses of the Exchange Agent and Trustee under the Indenture and accounting and legal fees.

     IXC Communications will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, certificates representing New Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered Holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

ACCOUNTING TREATMENT

     The New Notes will be recorded at the same carrying value as the Old Notes, that is, face value less unamortized original issue discount as reflected in IXC Communications' accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized upon consummation of the Exchange Offer. The issuance costs incurred in connection with the Exchange Offer will be capitalized and amortized over the term of the New Notes.

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

     The following table sets forth certain selected historical and pro forma financial data of the Company and its predecessor. The historical financial data for the Company has been derived from the audited Consolidated Financial Statements of the Company as of and for the periods ended December 31, 1992, 1993, 1994 and 1995. The historical financial data for the year ended December 31, 1991, and for the period from January 1, 1992 through August 14, 1992 relates to the "Company's Predecessor," IXC Carrier, Inc., formerly known as Communications Transmission Group, Inc., and has been derived from unaudited financial statements. The historical financial data for the Company for the three-month periods ended March 31, 1995 and 1996 has also been derived from unaudited financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which management considers necessary for a fair presentation of the financial position and the results of operations for such periods. Results of operations for the interim periods are not necessarily indicative of the results of operations for the full year. The pro forma data has been derived from the Unaudited Pro Forma Condensed Consolidated Statement of Operations, which is included elsewhere herein. The pro forma financial information is presented for informational purposes only and is not necessarily indicative of the operating results that would have occurred, nor are they necessarily indicative of future operations. The data should be read in conjunction with the Consolidated Financial Statements, related Notes, and other financial information included herein.

                                             THE COMPANY'S PREDECESSOR                     THE COMPANY
                                             -------------------------   ------------------------------------------------
                                                                              HISTORICAL
                                             ----------------------------------------------------------------------------
                                                 YEAR       JANUARY 1     AUGUST 15
                                                ENDED        THROUGH       THROUGH           YEAR ENDED DECEMBER 31,
                                             DECEMBER 31,   AUGUST 14,   DECEMBER 31,   ---------------------------------
                                                 1991          1992          1992         1993           1994      1995
                                             ------------   ----------   ------------   ---------       -------   -------
                                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
 Net operating revenues....................   $   67,611    $  42,081      $ 23,893     $  71,123       $80,663   $91,001
 Operating expenses:
   Cost of services........................       43,578       26,116        13,588        37,823        33,896    39,852
   Operations and administration...........       20,721       11,226         6,759        22,835        20,561    32,282
   Depreciation and amortization...........       20,135       10,517         8,033        21,061        12,121    17,438
                                                                                                        --------  --------
                                                                                                             --        --
                                              ----------    ----------   ----------     ----------
   Operating income (loss).................      (16,823)      (5,778 )      (4,487)      (10,596)       14,085     1,429
 Interest income...........................          200           45            --           215           211       468
 Interest income on amounts in escrow......           --           --            --            --            --     2,552
 Interest expense..........................      (31,461)     (18,749 )      (1,398)       (4,943)       (6,105)  (14,597)
 Contract settlement costs.................           --           --        (2,000)          (59)           --        --
 Write-down of property and equipment......           --           --            --       (37,960)           --        --
 Equity in net income (loss) of
   unconsolidated subsidiaries.............           --           --            --            --           (94)       19
 Benefit (provision) for income taxes......            4          (77 )       2,847        21,977        (3,157)    1,693
 Minority interest.........................           --           --           710          (446)           77     5,218
                                                                                                        --------  --------
                                                                                                             --        --
                                              ----------    ----------   ----------     ----------
 Income (loss) before extraordinary
   items...................................   $  (48,080)   $ (24,559 )    $ (4,328)    $ (31,812)(2)   $ 5,017   $(3,218)
 Extraordinary gain (loss)(3)..............           --           --            --         8,495         2,298    (1,747)
                                                                                                        --------  --------
                                                                                                             --        --
                                              ----------    ----------   ----------     ----------
 Net income (loss).........................   $  (48,080)   $ (24,559 )    $ (4,328)    $ (23,317)      $ 7,315   $(4,965)
                                              ==========    ==========   ==========     ==========      ========== ==========
 Income (loss) per common share, historical
   and pro forma:
   Before extraordinary items..............                                             $   (1.39)      $   .13   $  (.20)
   Extraordinary gain (loss)...............                                                   .35           .09      (.07)
                                                                                                        --------  --------
                                                                                        ==========           --        --
   Net income (loss).......................                                             $   (1.04)      $   .22   $  (.27)
                                                                                        ==========      ========== ==========
 Weighted average shares outstanding,
   historical..............................                                                24,026        25,011    25,128
                                                                                        ==========      ========== ==========


                                                 PRO              HISTORICAL
                                                            -----------------------
                                               FORMA(1)
                                             ------------     THREE MONTHS ENDED
                                                 YEAR
                                                ENDED              MARCH 31,
                                             DECEMBER 31,   -----------------------
                                                 1995          1995         1996
                                             ------------   ----------   ----------

STATEMENT OF OPERATIONS DATA:
 Net operating revenues....................   $   91,001    $   21,766   $   26,250
 Operating expenses:
   Cost of services........................       39,852         8,175       15,600
   Operations and administration...........       32,282         6,256       10,417
   Depreciation and amortization...........       18,555         3,619        6,010

                                              ----------    ----------   ----------
   Operating income (loss).................          312         3,716       (5,777)
 Interest income...........................          468           111          126
 Interest income on amounts in escrow......        2,552            --        2,557
 Interest expense..........................      (14,597)       (1,873)      (9,870)
 Contract settlement costs.................           --            --           --
 Write-down of property and equipment......           --            --           --
 Equity in net income (loss) of
   unconsolidated subsidiaries.............           19            (4)          (5)
 Benefit (provision) for income taxes......        3,873          (966)       1,363
 Minority interest.........................         (232)          283          (93)

                                              ----------    ----------   ----------
 Income (loss) before extraordinary
   items...................................   $   (7,605)   $    1,267   $  (11,699)
                                              ==========
 Extraordinary gain (loss)(3)..............                         --           --

                                                            ----------   ----------
 Net income (loss).........................                 $    1,267   $  (11,699)
                                                            ==========   ==========
 Income (loss) per common share, historical
   and pro forma:
   Before extraordinary items..............   $     (.38)   $      .03   $     (.48)
                                              ==========
   Extraordinary gain (loss)...............                         --           --

                                                            ----------   ----------
   Net income (loss).......................                 $      .03   $     (.48)
                                                            ==========   ==========
 Weighted average shares outstanding,
   historical..............................                     25,226       25,029
                                                            ==========   ==========

                  THE COMPANY'S PREDECESSOR                                       THE COMPANY
                  -------------------------   -----------------------------------------------------------------------------------
                                                                                                   PRO            HISTORICAL
                                                                                                              -------------------
                                                  HISTORICAL                                     FORMA(1)
                  --------------------------------------------------------------------------   ------------   THREE MONTHS ENDED
                      YEAR       JANUARY 1     AUGUST 15                                           YEAR
                     ENDED        THROUGH       THROUGH          YEAR ENDED DECEMBER 31,          ENDED            MARCH 31,
                  DECEMBER 31,   AUGUST 14,   DECEMBER 31,   -------------------------------   DECEMBER 31,   -------------------
                      1991          1992          1992         1993        1994       1995         1995         1995       1996
                  ------------   ----------   ------------   ---------   --------   --------   ------------   --------   --------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
BALANCE SHEET
  DATA:
  Cash(4).......   $    2,666    $   2,039      $  2,746     $   6,230   $  6,048   $205,181                  $  6,293   $193,076
  Total
    assets......      203,664      195,288       117,741        94,281    105,409    336,475                   104,742    346,467
  Total
    debt(5).....      304,592      329,242        32,891        59,954     69,124    298,794                    66,686    311,331
  Stockholders'
    equity
    (deficit)...     (137,990)    (164,432 )      30,028         6,871     14,189      6,858                    16,856     (4,841)
OTHER FINANCIAL
  AND OPERATIONS
  DATA:
  EBITDA(6).....        3,512        4,784         2,256        10,175     26,400     27,124       21,674        7,725      2,818
  Capital
 expenditures...          952           18         1,435        27,008      7,087     23,670       23,670        2,571     13,564
  Ratio of
    EBITDA to
    interest
   expense(7)...           --           --         1.61x         2.06x      4.32x      1.86x        1.48x        4.12x         --
  Ratio of
    Earnings to
    Fixed
   Charges(8)...   $  (48,134)   $ (24,484 )    $ (7,175)    $ (54,377)     1.66x   $(10,735)    $(11,852)    $   (149)  $(13,076)
  Minutes of use
    (in
    millions)...           --           --            --            --         --       12.8         12.8           --       33.9


- ------------
(1) The pro forma statement of operations data and the other financial and operations data for the year ended December 31, 1995 reflect the acquisition by the Company of the minority interest in SSC as if the acquisition (which actually occurred as of January 1, 1996) had occurred as of January 1, 1995. See Note 17 to the Consolidated Financial Statements.

(2) After giving effect to a $37,960 non-cash charge in 1993 relating to a write-down of microwave equipment. (As of March 31, 1996, the remaining net depreciated book value of microwave equipment was less than 6% of total assets.) See Note 8 to the Consolidated Financial Statements.

(3) The extraordinary items for all periods result from early extinguishment of debt (involving a related party in 1994) or lease obligations, net of applicable income taxes.

(4) Including $198,266 at December 31, 1995 and $187,584 at March 31, 1996 held in an escrow account. See Note 3 to the Consolidated Financial Statements.

(5) Total debt consists of long-term debt, capital lease obligations and deferred lease obligations, including the current portions thereof.

(6) EBITDA represents net income before depreciation, amortization, interest expense, income taxes and extraordinary items. For the year ended December 31, 1993, EBITDA does not reflect the $37,960 write-down of microwave equipment recorded by the Company. (As of March 31, 1996, the remaining net depreciated book value of microwave equipment was less than 6% of total assets.) See Note 8 to the Consolidated Financial Statements. EBITDA for 1995 and the three months ended March 31, 1996 includes the negative EBITDA of IXC Long Distance, Inc., the Company's switched long distance services subsidiary. Such amounts principally relate to start-up and operating expenses incurred before the Company began generating material revenues from its switched long distance business. Had the Company excluded the negative EBITDA of the switched long distance business, EBITDA would have been $36,916 in 1995 and $8,675 and $11,143 for the three months ended March 31, 1995 and 1996, respectively. The Company has included information concerning EBITDA because it believes that EBITDA is used by certain investors as one measure of an issuer's historical ability to service its debt. EBITDA is not a measurement determined in accordance with GAAP and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. For 1995 and the three months ended March 31, 1996, EBITDA included $2,552 and $2,557, respectively, of interest income relating to amounts held in escrow. See the Consolidated Financial Statements.

(7) For the year ended December 31, 1991, the period January 1 through August 14, 1992 and the three months ended March 31, 1996, EBITDA was insufficient to cover interest expense by $27,949, $13,965 and $7,052, respectively. For the three months ended March 31, 1996, the Company paid the interest accrued with funds from the escrow account referred to in footnote (4).

(8) Where earnings were inadequate to cover fixed charges, the deficiency is shown.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     The Company provides two principal services to long distance companies: (i) long-haul transmission of voice and data over dedicated circuits and (ii) switched long distance services. The Company is one of only five carriers to own a digital telecommunications network extending from coast-to-coast. Its facilities include digital switches located in Los Angeles, Dallas, Chicago, Philadelphia and Atlanta.

     Long-Haul Business. Substantially all of the Company's revenues in 1995 and prior years were generated by its long-haul business, which has historically provided positive cash flow (even in years when the Company had net losses, as in 1993 and 1995). The Company provides long-haul service to customers either on a "take or pay" long-term basis or, after contract expiration, on a month-to-month basis. The Company's long-haul transmission agreements are generally long-term leases which provide for monthly payment in advance on a fixed-rate basis, calculated according to the capacity and length of the circuit used. As of April 30, 1996, the Company had "take or pay" commitments from its long-haul customers of approximately $160.0 million (consisting of approximately $90.0 million relating to circuits currently in service and approximately $70.0 million relating to circuits not yet ordered that the Company expects will be carried over leased routes or routes being constructed). During 1995, the Company leased transmission capacity to 212 customers, with the ten largest customers during that year accounting for approximately 78% of revenues. The Company's two largest customers, WorldCom and Frontier, accounted for approximately 20% and 21%, respectively, of the Company's revenues in 1995. See "Risk Factors -- Reliance on Major Customers."

     Substantially all of the costs of communication services of the long-haul business are fixed. The largest component of such costs for the long-haul business is the expense of leasing off-net capacity from other carriers to meet customer needs which the Company cannot meet with its own network due to capacity or geographic constraints. In the normal course of business, the Company enters into capacity-exchange agreements with other carriers. Pursuant to such agreements, the Company exchanges excess capacity on its network where required by the other carrier for capacity on the other carrier's network where the Company requires it. As such agreements generally do not provide for cash payments to be made, they allow the Company to substantially reduce the cash payments it must make for off-net capacity from other carriers. Such exchanges are accounted for at the fair value of the capacity exchanged, as non-cash revenue and expense in equal amounts, which reduces the Company's overall gross margin as a percentage of revenues. In 1995, the Company recorded revenue and expense of $13.8 million relating to such exchanges. In addition, certain right-of-way arrangements in connection with the Fiber Expansion constitute operating leases and will contribute to the cost of communications services in the future. The amount of such operating leases for prior periods has been immaterial.

     Switched Long Distance Business. The Company has recently expanded into the business of selling switched long distance services to long distance resellers. The Company sells switched long distance services on a per-call basis, charging by MOUs, with payments due monthly in arrears after services are rendered. The Company's rates for calls generally vary with the duration of the call, the day and time of day the call was made and whether the traffic is intrastate, interstate or international. The Company has contracts with over 30 long distance resellers. See "Business -- Switched Long Distance Services."

     The three main components of the costs of the switched long distance business are LEC access charges, long-haul network leasing costs and operations and administration expenses. The LEC access charges, which are variable, represent a significant majority of the total cost for the switched long distance business. After the Fiber Expansion is placed in service, the Company expects to realize cost savings for the switched long distance business because it will be able to reduce the amount of long-haul network capacity that otherwise would be required to be leased from other parties. However, even after the Fiber Expansion is complete, the Company anticipates that it will need to lease a significant amount of capacity from other carriers as traffic increases and that, as a result, its total transmission lease costs will continue to increase. Because the switched long distance business generally has lower margins than the long-haul business, increases in switched long distance volumes should cause a decrease in the Company's overall margins.

     During 1995, the Company set up the infrastructure for its switched long distance business by installing its switches, connecting them to its network and to the LECs, leasing related long-haul circuits, acquiring software and hiring personnel and entering into contracts with customers. The Company's switched network became fully operational in February 1996 and the Company did not have material revenues from the switched long distance business during 1995. The development and further expansion of the Company's switched long distance business requires significant expenditures, a substantial portion of which will be incurred before the realization of cash flow from such activities. The Company anticipates that its switched long distance business will incur negative cash flow until the Company's customers route sufficient traffic over the network to cover the costs of its operation, which the Company does not expect to occur before the end of 1996. For a discussion of important factors that could cause the Company's switched long distance business to fail to generate positive cash flows as described, see "Risk Factors -- Development Risks and Dependence on Switched Long Distance Business." The Company will fund such negative cash flow from cash flow from its long-haul business and cash on hand. If such traffic does not increase, there can be no assurance that the switched long distance business will ever generate positive cash flows. See "Risk
Factors -- Negative Cash Flow and Capital Requirements," "Risk Factors -- Recent and Expected Losses" and "Risk Factors -- Development Risks and Dependence on Switched Long Distance Business."

     Capital Expenditures. The Company has spent significant amounts of capital to develop its coast-to-coast network to service its long-haul and switched long distance businesses. It is currently undertaking the Fiber Expansion of its network in two phases. The Company estimates that, in the event the Equity Offering is successful, it will spend approximately $200.0 million for capital expenditures in the remaining three quarters of 1996 and significant amounts thereafter. However, the amount of actual capital expenditures may vary materially as a result of cost-saving arrangements, unexpected costs and other factors. See "-- Liquidity and Capital Resources."

     Pricing; Net Losses. The Company expects that, as competition increases, prices for both long-haul and switched services will decline. The Company incurred an operating loss during the first quarter of 1996 and expects to incur an operating loss for the full year due to the switched long distance business. After the Fiber Expansion is placed in service, the Company expects to realize cost savings by reducing the amount of off-net capacity it leases from other carriers. However, reductions in lease expense as a result of the Fiber Expansion will be offset to some extent by increased depreciation expense as the investment in the Fiber Expansion is depreciated.

     Acquisition and Financing Transactions. In 1994, the Company and Excel, a large long distance reseller, formed Switched Services Communications, L.L.C. ("SSC"), a joint venture, to lease, install and operate the five switches incorporated into the Company's network and to provide switched long distance services to the Company and Excel. In January 1996, the Company purchased Excel's interest in SSC for a short-term non-interest bearing note for approximately $6.2 million, to be paid in installments through August 1996. Excel continues to have a contractual commitment to use the Company's network. See "Business -- Switched Long Distance Services -- Excel."

     In August 1994, IXC Communications acquired an 85% interest in MSM Associates, Limited Partnership ("MSM"), which owns fiber capacity in Michigan and Indiana, from GE Capital Corporation. Frontier, the owner of the remaining 15% minority interest of MSM, is a customer of the Company. See Note 1 to Consolidated Financial Statements.

     In October 1995, the Company issued $285.0 million of Senior Notes primarily to finance a portion of Phase I of the Fiber Expansion.

     Marca-Tel, a joint venture in which the Company indirectly holds a minority interest, has been successful in obtaining a license from the Mexican government to provide certain telecommunication services in Mexico, but is not currently providing such services. See "Business -- Mexican Joint Venture."

     On May 20, 1996, IXC Communications filed a Registration Statement on Form S-1 to register the Equity Offering of common stock. In addition, GEPT has agreed to purchase Common Stock in the GEPT Private Placement at the closing of the Equity Offering. IXC Communications is seeking through the Equity Offering and the GEPT Private Placement to raise at least $100.0 million after related expenses and applicable underwriters' discounts and commission. Although IXC Communications seeks to make such stock sales in July 1996, no assurances can be made that the sale can be made or, if made, during such month or resulting in the net proceeds in such amount. See "Risk Factors -- Possible Inability to Complete the Equity Offering" and "Certain Transactions."

QUARTERLY RESULTS OF OPERATIONS

     The following table presents certain unaudited quarterly financial information for each of the Company's last five fiscal quarters. In the opinion of the Company's management, this quarterly information has been prepared on the same basis as the audited financial statements appearing elsewhere in this Prospectus and includes all adjustments (which consist only of normal recurring adjustments) necessary to present fairly the unaudited quarterly results set forth herein. The Company's quarterly results have in the past been subject to fluctuations, and thus, the operating results for any quarter are not necessarily indicative of results for any future period. The Company may experience substantial fluctuations in quarterly results in the future as a result of customer turnover, variations in the success of its customers' businesses and price competition. These fluctuations may be particularly large as a percentage of revenue over the near term, because the Company has recently entered the switched long distance business. In addition, delays in completion of the Fiber Expansion could cause quarterly results to vary.

                                                                   QUARTER ENDED
                                             ----------------------------------------------------------
                                                                  1995                           1996
                                             -----------------------------------------------   --------
                                             MARCH 31   JUNE 30   SEPTEMBER 30   DECEMBER 31   MARCH 31
                                             --------   -------   ------------   -----------   --------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
  Net operating revenues:
     Long-haul circuits....................  $21,766    $22,721     $ 22,772       $22,304     $ 22,628
     Switched long distance................       --         --           --         1,438        3,622
                                             -------    -------      -------       -------     --------
       Net operating revenues..............   21,766     22,721       22,772        23,742       26,250
  Operating expenses:
     Cost of services......................    8,175      8,210       10,423        13,044       15,600
     Operations and administration.........    6,256      6,987        8,604        10,435       10,417
     Depreciation and amortization.........    3,619      3,995        4,645         5,179        6,010
                                             -------    -------      -------       -------     --------
       Total operating expenses............   18,050     19,192       23,672        28,658       32,027
                                             -------    -------      -------       -------     --------
  Operating income.........................  $ 3,716    $ 3,529     $   (900)      $(4,916)    $ (5,777)
                                             =======    =======      =======       =======     ========
  Income before extraordinary gain
     (loss)................................  $ 1,267    $ 1,502     $   (307)      $(5,680)    $(11,699)
                                             =======    =======      =======       =======     ========
  Net income (loss)........................  $ 1,267    $   496     $   (307)      $(6,421)    $(11,699)
                                             =======    =======      =======       =======     ========
  Income (loss) per common share
     Before extraordinary gain (loss)......  $   .03    $   .04     $   (.03)      $  (.24)    $   (.48)
     Extraordinary gain (loss).............       --       (.04)          --          (.03)          --
                                             -------    -------      -------       -------     --------
     Net income (loss).....................  $   .03    $    --     $   (.03)      $  (.27)    $   (.48)
                                             =======    =======      =======       =======     ========
OTHER FINANCIAL AND OPERATIONS DATA:
  EBITDA (1)...............................  $ 7,725    $ 8,223     $  5,884       $ 5,292     $  2,818
                                             =======    =======      =======       =======     ========

- ------------
(1) EBITDA represents net income before depreciation, amortization, interest expense, income taxes and extraordinary items. The Company has included information concerning EBITDA because it believes that EBITDA is used by certain investors as one measure of an issuer's historical ability to service its debt. EBITDA is not a measurement determined in accordance with GAAP and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. For the quarters ended December 31, 1995 and March 31, 1996, EBITDA included $2,552 and $2,557, respectively, of interest income relating to amounts held in escrow. See the Consolidated Financial Statements.

RESULTS OF OPERATIONS

     Net operating revenues for April 1996 were $10.9 million, an increase of 49.3% from $7.3 million in April 1995. The increase in revenues is primarily a result of Excel beginning to use the Company's network on February 15, 1996 and the provision of switched long distance services to other customers. By October 1996, Excel is required to utilize at least 70 million minutes of traffic per month over the Company's network. See "Business -- Switched Long Distance Services -- Excel."

THREE MONTHS ENDED MARCH 31, 1996 COMPARED WITH THREE MONTHS ENDED MARCH 31,
1995

     Net operating revenues for the three months ended March 31, 1996 increased 20.6% to $26.3 million from $21.8 million in the three months ended March 31, 1995. The increase is primarily a result of the implementation of the switched long distance business (particularly for Excel), leading to switched long distance services revenues of $3.6 million, together with a volume increase from the long-haul business of $.9 million or 4%.

     Cost of communication services consists principally of access charges paid to LECs and transmission lease payments to, and exchanges with, other carriers. For the three months ended March 31, 1996 cost of communication services increased 90.2% to $15.6 million from $8.2 million in the three months ended March 31, 1995. The increase is primarily a result of the addition of long-haul leases of $4.5 million relating to the switched long distance business, an aggregate of $2.9 million of per minute overflow charges paid to other carriers and access charges paid to LECs in connection with the switched long distance business. The Company did not incur these expenses for the switched long distance business in the first quarter of 1995. The Company has historically had a relatively low cost of communications services as a percentage of revenues because substantially all its revenues were derived from the sale of long-haul transmission, which were generally made at a relatively low cost over its own network. The Company expects that, in the event it achieves increases in long-haul revenues, its cost of communications services as a percentage of such revenues will increase (at least until Phase I of the Fiber Expansion is complete) because additional leases (or exchanges) of capacity from other carriers at a relatively high cost will be required. The cost of communications services as a percentage of revenues in the switched long distance business is substantially greater than that in the long-haul business due to the relatively high cost of LEC access charges and leases for long-haul circuits supporting the switched network. Accordingly, increases in switched long distance revenues will further increase the Company's cost of communications services as a percentage of revenues.

     Operations and administration expenses for the three months ended March 31, 1996 increased 65.1% to $10.4 million from $6.3 million in the three months ended March 31, 1995. This increase is primarily the result of operating expenses associated with the Company's switched network. The Company anticipates that as it implements the Fiber Expansion and expands its switched service business, operations and administration expenses will continue to increase.

     Depreciation and amortization for the three months ended March 31, 1996 increased 66.7% to $6.0 million from $3.6 million in the three months ended March 31, 1995. The increase is primarily the result of depreciation related to capital expenditures associated with the Company's expansion and improvement of its switched network. Depreciation and amortization will increase in subsequent periods, as the Company's investment in the Fiber Expansion is depreciated.

     Interest income for the three months ended March 31, 1996 increased to $2.7 million from $.1 million in the three months ended March 31, 1995. The increase is primarily related to interest earned on the investment of the proceeds from the sale of the Senior Notes.

     Interest expense for the three months ended March 31, 1996 increased to $9.9 million from $1.9 million in the three months ended March 31, 1995. The increase is primarily the result of interest expense attributable to the Senior Notes, which were issued during the fourth quarter of 1995.

     Income taxes for the three months ended March 31, 1996 resulted in a $1.4 million tax benefit as opposed to a provision for income taxes of $1.0 million in the three months ended March 31, 1995. The difference between the tax benefit recorded for the first quarter of 1996 and the expected benefit at the federal statutory rate is primarily due to losses incurred by a subsidiary that provides switched long distance services. The related tax benefits have not been recognized as a result of uncertainty regarding future profitability.

     The Company experienced a net loss of $11.7 million for the three months ended March 31, 1996 as opposed to net income of $1.3 million in the first three months ended March 31, 1995 as a result of the factors discussed above.

1995 COMPARED WITH 1994

     The year ended December 31, 1995 was a period of increased revenues, but a net loss for the Company, primarily due to start-up and operational expenses related to the Company's switched long distance business. Reduced operating income and a significant increase in interest expense because of the issuance of the Senior Notes during the fourth quarter of 1995 resulted in a net loss for the year.

     Net operating revenues for 1995 increased 12.8% to $91.0 million from $80.7 million in 1994. The increase is primarily the result of: (i) an increase in non-cash revenues attributable to network capacity exchanged with other carriers from $8.0 million in 1994 to $13.8 million in 1995; (ii) additional revenue in the amount of $5.4 million associated with MSM (IXC Communications' 85% interest in MSM was acquired in August 1994); and (iii) increased long-haul traffic in the amount of $1.6 million due to the Company's expansion of its fiber optic network in South Texas. These increases were partially offset by $2.5 million in proceeds from an escrow account used to supplement lease payments in 1994, which did not occur in 1995 (see Note 5 to the Consolidated Financial Statements).

     Cost of communication services for 1995 increased 17.7% to $39.9 million (or 43.8% of net operating revenues) from $33.9 million (or 42.0% of net operating revenues) in 1994. The increase is primarily a result of an increase in transmission lease expense (to $38.7 million in 1995 from $29.3 million in 1994) associated with: (i) an increase of $3.6 million in leases for transmission services primarily to support the switched long distance business; and (ii) an increase in non-cash expense attributable to network capacity exchanged with other carriers from $8.0 million in 1994 to $13.8 million in 1995. These increases were partially offset by a non-recurring decrease in lease expenses under certain operating equipment leases as a result of a May 1994 lease restructuring (such leases generated no expense in 1995 as opposed to $3.4 million in 1994).

     Operations and administration expenses for 1995 increased 56.8% to $32.3 million from $20.6 million in 1994. The increase is primarily the result of $9.4 million of start-up and operating expenses associated with the Company's implementation of its switched network and the inclusion in the Company's results of operations of an increase in the Company's operating expenses of $1.1 million associated with the MSM network.

     Depreciation and amortization for 1995 increased 43.8% to $17.4 million from $12.1 million in 1994. The increase is primarily the result of depreciation associated with the MSM network, together with increased depreciation associated with the Company's development of its switched network.

     Interest income for 1995 increased to $3.0 million from $.2 million in 1994. The increase is primarily related to interest earned on investment of the proceeds from the sale of the Senior Notes issued in the fourth quarter of 1995.

     Interest expense for 1995 increased to $14.6 million from $6.1 million in 1994. The increase is primarily the result of interest expense attributable to the Senior Notes issued in the fourth quarter of 1995.

     Income taxes for 1995 resulted in a $1.7 million tax benefit as opposed to a provision for income taxes of $3.2 million in 1994. In 1995 and 1994, the Company's effective tax rate did not significantly differ from the federal statutory rate.

     Minority interest during 1995 was $5.2 million resulting primarily from Excel's share of operations and administration expenses and the cost of communications services associated with its minority share of SSC, a joint venture formed in 1995. In January 1996 the Company purchased Excel's interest in SSC, thereby eliminating the minority interest in SSC for 1996 and future years.

     In 1994, the Company exercised a debt prepayment option in connection with financing of debt that resulted in a net extraordinary gain of $2.3 million.

     The Company experienced a net loss of $5.0 million in 1995 as opposed to net income of $7.3 million in 1994 as a result of the factors discussed above.

1994 COMPARED WITH 1993

     Net operating revenues for 1994 increased 13.5% to $80.7 million from $71.1 million in 1993. The increase is primarily attributable to: (i) an increase in non-cash revenues generated from network capacity exchanged with other carriers from $3.7 million in 1993 to $8.0 million in 1994; (ii) the acquisition of an 85% interest in MSM in August 1994 resulting in an additional $2.7 million of net operating revenues; and (iii) the extension of the Company's fiber optic network in South Texas.

     Cost of communications services in 1994 decreased 10.3% to $33.9 million (or 42.0% of net operating revenue) from $37.8 million (or 53.2% of net operating revenue) in 1993. The decrease is primarily the result of significant reductions in certain operating equipment lease expenses due to the acquisition of such equipment by the Company in May 1994 resulting in the elimination of all future expense charges associated with such operating leases (such lease expense for 1994 was $3.4 million as opposed to $11.2 million in 1993) partially offset by an increase of $4.2 million in network capacity exchanged with other carriers in 1994 as compared to 1993. During 1993, the Company capitalized $2.0 million for long term contracts with a common carrier for capacity on such carrier's nationwide fiber optic communications system, which purchase price and related costs were deferred and are being recognized over the five year term of the contract. See Note 11 to the Consolidated Financial Statements.

     Operations and administration expenses for 1994 decreased 9.6% to $20.6 million from $22.8 million in 1993. The decrease is primarily the result of certain nonrecurring deferred compensation obligations of the Company incurred in 1993.

     Depreciation and amortization in 1994 decreased 42.7% to $12.1 million from $21.1 million in 1993. The decrease primarily is the result of a write-down of $38.0 million of the carrying value of certain dated microwave equipment to its estimated fair value in 1993. The write-down resulted from the Company's assessment of estimated future net cash flows expected to be produced by the equipment in relation to its net historical cost of the system. See Note 8 to the Consolidated Financial Statements.

     Interest expense in 1994 increased 24.5% to $6.1 million from $4.9 million in 1993. The increase is the result of increased average debt balances in 1994, primarily associated with the acquisition of MSM and the construction of the South Texas fiber extension.

     Income taxes for 1994 resulted in a provision for income taxes of $3.2 million as opposed to a tax benefit of $22.0 million in 1993. The increase is primarily attributable to a tax benefit related to the equipment write-down in 1993.

     Extraordinary gains in 1994 decreased to $2.3 million from $8.5 million in 1993 in connection with the refinancing of certain operating lease arrangements (see Note 5 to the Consolidated Financial Statements). In connection with such transaction, financing was obtained which provided for a prepayment option. The prepayment option was exercised by the Company in 1994 resulting in additional gains.

     Net income increased $30.6 million in 1994 to $7.3 million from a net loss of $23.3 million in 1993 as a result of the factors discussed above.

LIQUIDITY AND CAPITAL RESOURCES

     Except for the historical information contained below, the matters discussed in this section are forward-looking statements that involve a number of risks and uncertainties. The Company's actual liquidity needs, capital resources and results may differ materially from the discussion set forth below in such forward-looking statements. For a discussion of the factors that could materially affect such matters, see "Risk Factors," particularly "Risk
Factors -- Negative Cash Flow and Capital Requirements."

     The Company's operations have historically provided positive cash flow (even in years of net losses, as in 1993 and 1995), which to date has provided adequate liquidity to meet the Company's operational needs.

However, for 1995 and the three months ended March 31, 1996, the Company's EBITDA minus interest expense and capital expenditures (adjusted for the change in working capital deficit) was negative $4.8 million and negative $38.5 million, respectively. The Company had $152.9 million of the net proceeds received from the sale of the Senior Notes in an escrow account at May 31, 1996 to be used at the Company's discretion for the Fiber Expansion, debt service of the Senior Notes and other capital expenditures.

     Cash provided by operating activities in 1995 decreased 32.6% to $9.1 million from $13.5 million in 1994, primarily as a result of start-up and operational expenses associated with the Company's development of its switched services business in advance of related revenue. In order to offer switched services, the Company set up the infrastructure for its switched long distance business by installing switches, connecting them to its network and to the LECs, leasing related long-haul circuits, acquiring software, hiring personnel and entering into contracts with customers, which caused the Company's switched long distance business to incur negative cash flow in 1995. The Company anticipates that its switched long distance business will incur negative cash flow until the Company's customers route sufficient traffic over the network to cover the costs of its operation, which the Company does not expect to occur before the end of 1996. For a discussion of important factors that could cause the Company's switched long distance business to fail to generate positive cash flows as described, see "Risk Factors -- Development Risks and Dependence on Switched Long Distance Business" and "Risk Factors -- Negative Cash Flow and Capital Requirements."

     Cash used in investing activities increased to $219.4 million in 1995 from $18.8 million in 1994 due to the Company investing the proceeds of the sale of the Senior Notes in liquid securities and increased capital expenditures associated with the Company's implementation of its switch network. The Company's total capital expenditures were $23.7 million for 1995 and $13.6 million the first quarter of 1996. The Company anticipates that, in the event it is successful in completing the Equity Offering, it will make additional capital expenditures for the remaining three quarters of 1996 of approximately $200.0 million (including capital expenditures relating to the Fiber Expansion). The Company expects to make such capital expenditures with the proceeds of the Equity Offering, together with a portion of the cash held in the Escrow Account ($152.9 million at May 31, 1996), cash generated by the long-haul business and vendor financing which the Company may seek. The Company will also make additional capital expenditures for various improvements and upgrades, such as adding capacity to its switches and adding new switches, as demand warrants.

     Cash generated from financing activities increased to $211.2 million in 1995 from $5.1 million in 1994 as a result of the proceeds of the sale of the Senior Notes and capital contributions of $6.0 million from Excel to support its minority interest in the SSC joint venture. In January 1996, the Company purchased Excel's interest in the joint venture for a short-term, non-interest bearing promissory note in an original principal amount of approximately $6.2 million, an amount equal to Excel's total capital contribution. Such amount is being paid in installments through August 1996. As of March 31, 1996, $5.7 million was outstanding under such note. The Company currently anticipates that such installment payments will be made from the Company's current cash balances and from operating cash flow from the long-haul business. See "Debt and Credit Arrangements."

     The Company anticipates that Phase I of the Fiber Expansion will require estimated cash expenditures subsequent to April 30, 1996 of $213.0 million. The Company anticipates meeting the construction costs for the Phase I of the Fiber Expansion (net of certain cost-saving arrangements) by utilizing all the funds remaining from the Senior Notes being held in an escrow account (after reserving certain funds to cover a portion of the interest payments in 1996 and 1997) and the proceeds from the Equity Offering. For a discussion of important factors that may cause actual capital expenditures and the Company's ability to fund Phase I to differ materially from the foregoing forward looking statements, see "Risk Factors -- Negative Cash Flow and Capital Requirements." The Company has entered into one such cost-saving arrangement with WorldCom in which each company is constructing a fiber route and placing fibers for both companies in the route. See "Business -- The Company's Network." The Company will seek to meet the costs of construction of Phase II, which it estimates to be $275.0 million (before any cost-saving arrangements), through additional cost-saving arrangements, its operating cash flow and additional debt or equity financing. In the event sufficient cost-saving arrangements are not entered into, the Company anticipates that it will be necessary either: (i) to meet the remaining costs of Phase II of the Fiber Expansion through a combination of additional sales of equity securities, incurrence of debt (subject to the restrictions set forth in the indenture for the Senior Notes) and utilization of operating cash flow; or (ii) to slow or delay the construction of the Fiber Expansion until sufficient funds are available. See "Risk Factors -- Risks Relating to Completion of the Fiber Expansion."

     The Company is required to make interest payments in the amount of $35.6 million on the Senior Notes each year. EBITDA is currently insufficient to cover the Company's debt service requirements under the Senior Notes. The Company currently anticipates, but no assurance can be given, that a portion of such payments during 1996 and 1997 will be made from funds held in the escrow account and the balance of such payments will be made from operating cash flow. For a discussion of important factors, including the Company's assumption that increases in its operating cash flow will occur as a result of the successful completion and utilization of Phase I of the Fiber Expansion and growth in the switched long distance business, that may cause actual results to differ materially from the foregoing forward-looking statements, see "Risk
Factors -- Negative Cash Flow and Capital Requirements" and "Risk
Factors -- Development Risks and Dependence on Switched Long Distance Business." In addition, at March 31, 1996, there were approximately $5.2 million of accrued and unpaid dividends on the Series 3 Preferred Stock. Such dividends cumulate at an annual rate of 10% (based on the liquidation preference) plus interest.

     The Company is also required to make minimum annual lease payments for facilities, equipment and transmission capacity used in its operations. In 1996, the Company is required to make payments of approximately $4.4 million on capital leases and $10.6 million on operating leases. The Company expects to incur additional operating lease costs in connection with obtaining rights of way for the Fiber Expansion. See Note 5 to Consolidated Financial Statements.

     In connection with the Fiber Expansion, the Company has committed to pay contractors to construct and install a portion of the fiber optic cable. As of May 15, 1996 these commitments amounted to approximately: (i) $20.7 million for construction and installation in Texas; and (ii) $13.6 million for construction and installation in Arizona. Also, under an agreement entered into in January 1996, the Company has a commitment to purchase $32.0 million of fiber optic cable during a three-year term, with $25.0 million remaining as of May 15, 1996. In June 1995, the Company entered into a three-year agreement with a common carrier to purchase communication services, under which the Company is required to purchase a monthly minimum of $350,000 in services. In September 1994, the Company entered into an agreement with a common carrier to purchase dedicated digital telecommunication services. Under the terms of the agreement, the Company is required to purchase services with remaining monthly minimum commitments of $.5 million through March 1998. The minimum commitments under this agreement will be cancelled when the Company has paid a total of $22.5 million for services under the agreement. See Note 14 to Consolidated Financial Statements.

     The Company is proceeding with the initial development and implementation of a business plan for the Marca-Tel Mexican license. If implemented, the development of the Marca-Tel business will require significant amounts of cash. Although the Company cannot accurately predict its share of the amount of cash that would be needed to pursue this opportunity, it estimates that at least $30.0 million (and possibly significantly more) would be required by Marca-Tel during 1996 - 1997. The $12.5 million proceeds of the GEPT Private Placement will be available, if the Company so elects, to pursue the opportunity in Mexico. The Company anticipates that the costs of pursuing such opportunity, if they can be met at all, will be met through some combination of the following:
(i) offerings of debt or equity securities of the Mexican joint venture; (ii) other incurrences of debt by the Mexican joint venture; (iii) joint venture arrangements with third parties; (iv) vendor financing of equipment purchases; and (v) further equity offerings or, subject to the restrictions imposed by the Indenture, debt incurrences by the Company or from working capital. See "Business -- Mexican Joint Venture."

                               INDUSTRY OVERVIEW

DEVELOPMENT AND REGULATION

     The development of the long distance telecommunications industry was strongly influenced by a 1982 court decree requiring the divestiture by AT&T of its seven RBOCs and dividing the country into approximately 200 LATAs. The seven RBOCs were allowed to provide local telephone service, local access service to long distance carriers and intra-LATA long distance service (service within a LATA), but were prohibited from providing inter-LATA service (service between LATAs). The right to provide inter-LATA service was given to AT&T and the other interexchange carriers, including the LECs that are not RBOCs. The FCC requires all interexchange carriers to allow the resale of their inter-LATA services to long distance carriers, and the 1982 court decree substantially eliminated different access arrangements as distinguishing features among long distance carriers. These and other legislative and judicial factors have helped smaller long distance carriers emerge as alternatives to AT&T, MCI and Sprint for long distance services.

     Recently, the federal government enacted the Telecommunications Act, which, among other things, allows the RBOCs and others such as electric utilities and cable television companies to enter the long distance business. The Company expects that the Telecommunications Act will substantially alter the way in which the telecommunications industry is regulated. Such changes are, however, difficult to predict accurately, because the FCC has not yet developed the numerous regulations necessary to implement the Telecommunications Act. Entry of the RBOCs or other entities such as electric utilities and cable television companies into the long distance business may result in reduced market shares for existing long distance companies and additional pricing pressure on long distance providers such as the Company. See "Risk Factors -- Competition," "Risk Factors -- Recent Legislation and Regulatory Uncertainty" and
"Business -- Regulation."

MARKET AND COMPETITION

     General. Companies in the domestic long distance market had estimated revenues of $75.9 billion in 1995. AT&T is the largest long distance carrier, with an estimated 56.5% of total market revenues in 1995, while MCI and Sprint had an estimated 19.7% and 9.4%, respectively, of total market revenues in that year. These three carriers constitute what generally is referred to as the "first tier" in the long distance market. Medium-sized long distance companies, some with national capabilities, such as WorldCom, Frontier, Cable & Wireless and LCI, constitute the "second tier" of the industry and, cumulatively, are believed to have accounted for approximately 8.9% of total market revenues in 1995. The remainder of the market share is held by smaller companies, which are known as "third-tier" carriers. The Company provides long-haul services to companies in all three tiers and switched long distance services to companies in the third tier.

     According to data included in Long Distance Market Shares, Fourth Quarter 1995, an FCC report issued in March 1996, while long distance revenues grew at a compound annual rate of over 8% during the period from 1989 through 1995, the revenues of all carriers other than the first tier grew in the aggregate at a compound annual rate of over 22% during the same period. Such analysis also stated that the smaller second-tier and third-tier carriers increased their market share sixfold over a ten-year period, increasing from less than 3% in 1984 to more than 17% in 1994. In addition, industry sources estimate that combined revenues of second-tier and third-tier carriers grew by 17.9% in 1995.

     Competition among the Company's customers and other retail long distance providers for end-user customers is based upon advertising, pricing, customer service, network quality and value-added services. The Company believes that AT&T, MCI and Sprint engage in only limited direct sales to small and medium-sized commercial users, generally focusing on residential and large commercial accounts, thus creating opportunities for smaller long distance providers. Industry observers estimate that over 400 smaller companies have emerged to compete in the long distance business. See "Risk
Factors -- Competition."

     Long-Haul Services. Long distance companies may be categorized as facilities-based carriers and non-facilities-based carriers. Sellers of long-haul services are generally facilities-based carriers that own long-haul transmission facilities, such as fiber optic cable or digital microwave equipment. The first-tier and some second-tier long distance companies are facilities-based carriers offering long-haul service nationwide.

Facilities-based carriers in the third tier of the market generally offer long-haul services only in a limited geographic area. Customers using long-haul services include: (i) facilities-based carriers that require long-haul capacity where they have geographic gaps in their facilities, need additional capacity or require geographically different alternative routing; and (ii) non-facilities-based carriers requiring long-haul capacity to carry their customers' long distance traffic. The Company's competitors in the long-haul business include AT&T, MCI, Sprint and WorldCom and certain regional carriers. Important competitive factors in the long-haul business are price, customer service, network location and quality, reliability and availability. See "Business -- Long-Haul Services."

     Switched Long Distance Services. Long distance companies may be characterized as switched or switchless carriers. Sellers of switched long distance services are generally switched carriers, such as the Company, that own one or more switches that direct telecommunications traffic. Facilities-based carriers are generally switched carriers. However, many non-facilities based carriers (i.e. , many long distance resellers) have switches. The Company's customers are switchless carriers that depend on switched carriers to provide switched long distance services to their end users. The Company's competitors in the switched long distance business include AT&T, MCI, Sprint, WorldCom and Frontier and many non-facilities-based switched carriers. Important competitive factors in the switched long distance business are customer service (particularly with respect to speed in delivery of computer billing records and set-up of new end users with the LECs), ability of the network to complete calls with a minimum of network-caused busy signals, scope of services offered, price, reliability and transmission quality.

CALL ROUTING

     An inter-LATA long distance telephone call begins with the caller's LEC transmitting the call by means of its local switched network to a point of connection with an interexchange carrier. The interexchange carrier, through its switches and long-haul network, transmits the call to the called party's LEC, which then completes the call over its local facilities. For each long distance call, the originating LEC charges an access fee. The interexchange carrier also charges a fee for its transmission of the call, a portion of which consists of a fee charged by the LEC used to deliver the call. Under the Telecommunications Act, state proceedings may in certain instances determine LEC access charge rates. It is uncertain at this time what effect such proceedings may have on such rates.

     The following diagram illustrates the routing of an inter-LATA telephone call (the diagram assumes the carrier switches are not within the local dialing areas of either the caller or called party.

                             [CALL ROUTING DIAGRAM]

TECHNOLOGY

     Telecommunications long-haul traffic generally is transmitted through digital microwave or fiber optic equipment.

     Fiber Optic Systems. Fiber optic systems use laser-generated light to transmit voice and data in digital format through fine strands of glass. Fiber optic systems are characterized by large circuit capacity, good sound quality, resistance to external signal interference and direct interface to digital switching equipment. A pair of modern fiber optic strands, using current technology, is capable of carrying 192 DS-3s or over 129,000 simultaneous telephone calls. Because fiber optic signals disperse over distance, they must be regenerated at sites located along the fiber optic cable (on older fiber optic systems the interval is 20 to 25 miles; on newer systems that utilize modern fiber optic cable and splicing methods, such as will be used in the Fiber Expansion, it is approximately 50 to 75 miles).

     Microwave Systems. Although limited in capacity in comparison with fiber optic systems (generally, no more than 28 DS-3s can be transmitted by microwave between two antennae), digital microwave systems offer an effective and reliable means of transmitting voice and data signals over intermediate and longer distances. Microwaves are very high frequency radio waves that can be reflected, focused and beamed in a line-of-sight transmission path. Because of their electro-physical properties, microwaves can be used to transmit signals through the air, with relatively little power. To create a communications circuit, microwave signals are transmitted through a focusing antenna, received by an antenna at the next station in the network, then amplified and retransmitted. Because microwaves attenuate as they travel through the air, this transmission process must be repeated at repeater stations, which consist of radio equipment, antennae and back-up power sources, located on average every 25 miles along the transmission network. As of March 31, 1996, the remaining net depreciated book value of the Company's microwave equipment was less than 6% of total assets.

                                    BUSINESS

COMPANY OVERVIEW

     The Company provides two principal services to long distance companies: (i) long-haul transmission of voice and data over dedicated circuits; and (ii) switched long distance services. The Company is one of only five carriers to own a digital telecommunications network extending from coast-to-coast (the other carriers are AT&T, MCI, Sprint and WorldCom). Its facilities include digital switches located in Los Angeles, Dallas, Chicago, Philadelphia and Atlanta. The Company is currently engaged in a major expansion of its network, as described below.

     The Company had revenues of approximately $91 million in 1995, substantially all of which were generated by its long-haul business. The Company has long-haul circuit contracts with over 200 long distance carriers, including AT&T, MCI, Sprint, WorldCom, Cable & Wireless, Frontier and LCI. As of April 30, 1996, the Company had "take or pay" commitments from its long-haul customers of approximately $160.0 million (consisting of approximately $90.0 million relating to circuits currently in service and approximately $70.0 million relating to circuits not yet ordered that the Company expects will be carried over leased routes or routes being constructed). Long-haul transmission service is also provided to customers after contract expiration on a month-to-month basis. The Company's long-haul contracts provide for fixed monthly payments, generally in advance. The Company has provided services to nine of its ten largest customers for at least six years and, although sales volumes from particular customers vary from year to year, has historically enjoyed a high customer retention rate (annual customer retention has averaged over 90% from 1992-1995).

     The Company recently expanded into the business of selling switched long distance services to long distance resellers in order to complement its long-haul business and to capitalize on its ability to provide switched services over its own network. Switched long distance services are telecommunications services such as residential long distance services that are processed through the Company's digital switches and carried over long-haul circuits and other transmission facilities owned or leased by the Company. During 1995, the Company set up the infrastructure for its switched long distance business by installing its switches, connecting them to its network and to the LECs, acquiring software, hiring personnel and entering into contracts with customers. The Company's switched network became fully operational in February 1996. The Company sells switched long distance services on a per-call basis, charging by minutes of use ("MOUs"), with payment due monthly after services are rendered. The Company believes that it is well-positioned to attract long distance resellers as customers for its switched long distance services because: (i) it is not currently a significant competitor for sales to end users; and (ii) it provides more focused service to its reseller customers, since servicing such customers is its primary business, unlike its major competitors whose main business is selling retail long distance service to endusers.


     The Company has entered into switched long distance services contracts with over 30 long distance resellers including Excel and GE Capital Communication. Excel, a rapidly growing long distance reseller, first utilized the Company's switched long distance services in February 1996. Excel has contracted to increase its volume on the Company's network to a minimum of 70 million minutes of traffic per month no later than October 1996. The Company's switched long distance business has grown rapidly since its switched network became fully operational in February 1996, with Excel accounting for most of the growth. The Company's switched long distance revenues amounted to approximately $3.6 million in the quarter ended March 31, 1996 (with $0.7 million in January 1996, $1.3 million in February 1996 and $1.6 million in March 1996), $3.1 million in April 1996 and $6.4 million in May 1996. Excel accounted for 17%, 67% and 76% of such revenues for the quarter ended March 31, 1996, the month of April 1996 and the month of May 1996, respectively. See " -- Switched Long Distance Services."


     The Company owns a coast-to-coast network containing over 1,700 fiber optic route miles and over 5,000 digital microwave route miles. In addition, the Company currently supplements its own facilities with a significant amount of fiber optic capacity obtained from other carriers to service customers that require capacity not available on the Company's own network.

     The Company is currently undertaking a major expansion of its network by adding a substantial number of additional fiber route miles to increase the Company's network capacity, allowing it: (i) to increase revenues by offering its customers significantly more capacity on certain existing routes and high-capacity on new routes; and (ii) to reduce costs by moving traffic from capacity leased from other carriers to its own network. In this way, the Company seeks to improve profitability and cash flow through increasing revenues and decreasing certain costs. In addition, the Company seeks to create sufficient capacity through the Fiber Expansion to support increased long-haul demand which may result in the future from frame relay, ATM, multimedia, Internet and other capacity-intensive applications. The Company seeks to construct the Fiber Expansion over routes where one or more of the following factors are present:
(i) customer demand or historical demographic factors indicate a demand for high-capacity fiber network on the route; (ii) the route is attractive as a complement to the routes of other carriers, which may enable the Company to lease its new capacity on the route to other carriers or exchange a portion of its new capacity on the route for capacity from another carrier; or (iii) the capacity will replace capacity otherwise leased by the Company from other carriers. The Company is seeking to raise additional cash to complete Phase I of the Fiber Expansion by means of the Equity Offering.

     The principal executive offices of IXC Communications are located at 5000 Plaza on the Lake, Suite 200, Austin, Texas, 78746 and its telephone number is
(512) 328-1112.

BUSINESS STRATEGY

     The Company's primary business objectives over the near term are: (i) to rapidly increase revenue from its switched long distance services business; (ii) to substantially complete the backbone of Phase I of the Fiber Expansion in the first quarter of 1997; and (iii) to utilize the expanded network to increase its revenues and profitability.

     The key elements of the Company's strategy to achieve these objectives are:

     Reducing Costs. The Company seeks to achieve substantial cost savings through the Fiber Expansion by reducing the amount of capacity it would otherwise obtain from other carriers. The Company incurred costs (including through capacity exchanges) of $38.7 million for off-net fiber optic capacity from other carriers in 1995. In the event the Company achieves revenue growth in the long-haul business and the switched long distance business, its usage of long-haul capacity (including capacity leased from other carriers) will increase. The Company believes the Fiber Expansion will enable it to reduce expenditures for capacity now leased off-net (and to reduce the additional expenses for leasing capacity that would otherwise be required to support revenue growth) and thereby increase its operating cash flow, because the new fiber routes: (i) should carry much of the traffic that would otherwise be transmitted over off-net circuits and (ii) may enable the Company to enter into additional exchanges of fiber capacity with other carriers. See "-- The Company's Network" and "Risk Factors -- Risks Relating to Completion of the Fiber Expansion."

     Increasing Long-Haul Circuit Revenues. The Company's ability to expand its long-haul business has previously been limited because the existing network owned by the Company is geographically limited and because the digital microwave portion of its network has been utilized at or near its maximum practical capacity. The Company seeks through the Fiber Expansion to install high-capacity new routes and substantially increase the capacity of certain existing routes, allowing the Company to lease additional circuits to its customers.

     Establishing a Platform for Capacity-Intensive Data Applications. The Company is using advanced (though commercially tested) fiber optic technology in the Fiber Expansion. The expanded network will have SONET technology and the broadband capabilities to provide a platform to support advanced, capacity-intensive products such as frame relay, ATM, multimedia and Internet related applications. See "-- The Company's Network" and "Risk Factors -- Risks Relating to Completion of the Fiber Expansion."

     Providing Backup Routing for Major Carriers. An area of substantial growth in certain markets for the Company in recent years has been the provision of circuits to facilities-based carriers such as AT&T, MCI, Sprint and WorldCom (the other four companies that own coast-to-coast digital networks), to be used as alternative routes by such carriers in the event of a service outage. Such companies prefer alternative routes separated geographically from their routes to increase the possibility that the alternative route will be functional in the event of a natural disaster. The Company has planned the Fiber Expansion to be separated geographically as far as practicable from the existing fiber routes of such carriers. The Company believes that the Fiber Expansion, with the resulting significant increase in fiber optic geographic coverage and capacity, will greatly increase the attractiveness of the Company's network as alternative routing to certain major carriers as a backup to their own networks.

     Capitalizing on Excel Relationship. The Company views Excel as the "anchor tenant" of its switched network, potentially providing the Company with significant traffic volumes on which to base its entry into the switched long distance services business. The Company seeks to increase its share of the traffic of Excel, which currently obtains the bulk of the switched long distance services it requires from other carriers, through customer service, network quality and geographic availability. See "-- Switched Long Distance Services -- Customers and Marketing." Excel recently announced that it entered into a four-year, $900 million contract to purchase switched long distance services from WorldCom. Although the Company believes that Excel's commitment to WorldCom will not impair Excel's relationship with the Company, WorldCom will be a significant competitor for Excel's business. See "Risk Factors -- Reliance on Major Customers."

     Establishing Other Long-Term Relationships. The Company seeks to establish a dependable revenue stream through long-term relationships with its customers. The Company has long-haul contracts (generally on a long-term basis) with over 200 long distance carriers, including AT&T, MCI, Sprint, WorldCom, Cable & Wireless, Frontier and LCI. The Company has provided services to nine of its ten largest customers for at least six years and, although sales volumes from particular customers vary from year to year, has historically enjoyed a high customer retention rate (annual customer retention has averaged over 90% from 1992-1995). Although the Company's five switches first became operational in the fourth quarter of 1995, the Company has already entered into contracts with over 30 long distance resellers, including GE Capital Communication.

     Providing an Automated Software Interface. The Company seeks to increase its attractiveness to existing and potential customers of switched long distance services by providing a sophisticated automated interface to the Company's computer system through its proprietary IXC Online software. Utilizing IXC Online, customers are able to access up-to-date information regarding their end-user customers and the calls made by such end-users. IXC Online is designed to allow each of the Company's carrier customers to: (i) download call detail records for its end-users for billing purposes; (ii) arrange with the appropriate LEC to register the carrier as the designated long distance carrier for its new end-users; and (iii) file trouble reports for resolution.

     Acting as an Alternative Switched Long Distance Services Provider. The Company believes that it is well positioned to attract long distance resellers as customers for its switched long distance services because: (i) it is not currently a significant competitor for sales to end users; and (ii) it provides more focused service to its reseller customers, since servicing such customers is its primary business, unlike its major competitors (AT&T, MCI, Sprint, World Com and Frontier) whose main business is selling retail long distance service to end-users. See "-- Switched Long Distance Services" and "Risk
Factors -- Development Risks and Dependence on Switched Long Distance Business."

THE COMPANY'S NETWORK

  SERVICES

     The Company provides two basic services: (i) long-haul services; and (ii) switched long distance services.

     Long-Haul Services. A long-haul circuit is an unswitched telecommunications transmission circuit used by customers, such as non-facilities-based carriers that have switches but do not own transmission facilities, to transport their already-switched traffic between LATAs. Calls being transmitted over a long-haul circuit for a customer are generally routed by the customer through a switch to a receiving terminal in the Company's network. The Company transmits the signals over a long-haul circuit to the terminal where the signals are to exit the Company's network. The signals are then routed by the customer through another switch and to the call recipient through a LEC. The Company typically bills the customers a fixed monthly rate depending on the capacity and length of the circuit, regardless of the amount the circuit is actually used. See
"-- Long-Haul Services."

     Switched Long Distance Services. Switched long distance services are telecommunications services such as residential and commercial long distance service that involve processing calls through the switches of a carrier. Among the Company's switched long distance services product offerings are two basic services: (i) call origination and termination services and (ii) call termination services. For non-facilities-based carriers such as switchless carriers, the Company provides call origination and termination. This generally includes: (i) arranging with the caller's LEC to connect the call to the Company's switching center (this is referred to as "origination") and (ii) transmitting the call to another Company switching center or a hub connecting the call to the recipient's LEC and arranging with the LEC to connect the call to the recipient (this is referred to as "termination"). Other customers (for example, non-facilities based carriers with regional switches in certain areas but not in others) require termination but not origination services. In this case, the customer delivers a call to the Company's switching center and the Company terminates the call. The Company typically bills the customer at a variable rate depending on the duration, day and time of day of the call and whether the call is intrastate, interstate or international. See "-- Switched Long Distance Services."

  FACILITIES

     The Company is one of only five carriers to own a coast-to-coast digital network. The Company's owned network presently includes five digital switches and over 6,800 route miles with a capacity of over 171,000 DS-3 miles (including over 1,700 fiber optic route miles with capacity of over 114,000 DS-3 miles and over 5,000 digital microwave route miles with a capacity of over 57,000 DS-3 miles). The Fiber Expansion, when completed, should increase the capacity available to the Company to lease to its customers to over 300,000 DS-3 miles, with significant additional capacity available when needed by the Company. See the map depicting the network on the inside front cover of this Prospectus.

     The Company's own facilities are supplemented with over 87,000 DS-3 miles of fiber optic capacity obtained from other carriers. Of such capacity, over 48,000 DS-3 miles are leased by the Company. Approximately 39,000 DS-3 miles of such capacity are obtained by the Company through long-term capacity-exchange agreements with MCI and WorldCom whereby the Company trades capacity or fibers on its fiber network for capacity on the other carriers' networks. The Company has been able to negotiate these significant exchange agreements because of the placement of the Company's existing networks in locations where other facilities-based carriers require additional capacity and the comparatively large expense to such other carriers of constructing new fiber optic facilities. Such exchange agreements increase the scope of the Company's network through the addition of the exchanged capacity while reducing the Company's cash expenditures for off-net facilities.

     The Company's network includes five digital switches located in Los Angeles, Dallas, Chicago, Philadelphia and Atlanta, each directly connected over either on-net or off-net long-haul circuits: (i) to at least two other switching centers; (ii) to certain of the Company's over 30 Hubs (local connection points); and (iii) to certain LEC Central Office switches. The Hubs are connected (generally by off-net circuits) to LEC Central Office switches, which in turn are connected to end-user telephone lines. The switches utilize common channel signaling (SS7), which reduces connect time delays and directs calls using least cost routing. The Company's switched operations are supplemented by agreements with Allnet and WorldCom. Under such agreements, Allnet and WorldCom supply switched capacity to the Company, automatically handling calls routed through LEC Central Offices not connected to the Company's Hubs or switches and calls which exceed the capacity of the Company's switched network.

     The capacity of the Company's switches may be expanded with processor upgrades, additional memory and ports. The Company plans to add more ports and other equipment for its existing switches and to add additional switches as required to accommodate customer demand. While the Company cannot yet ascertain the capital cost of such ports, additional equipment and switches, the Company anticipates that it will be able, subject to certain restrictions under the indenture relating to the Senior Notes, to obtain such equipment under capital leases.

  NETWORK RELIABILITY

     The Company's network offers a reliable means of transmitting large volumes of voice and data signals. To assist in providing reliable and high-quality transmission service, all important functions of the network are monitored during regular business hours from regional operations centers in Columbus, Kansas City, Fort Worth and Tucson. Thereafter, monitoring is conducted from the Company's national operations center in its Austin headquarters. The national center also provides overall system monitoring on a 24-hour basis. This system alerts the Company to situations which could affect customer transmission and generally allows the Company to take remedial actions before customer service is affected. In addition, the Company employs approximately 100 operations personnel who are based along the network to perform preventative maintenance as well as repair functions on its long-haul network. Company operations personnel conduct annual system performance testing and make periodic unannounced visits to terminal sites to evaluate technician performance. In addition, the Company maintains a staff of 55 technicians to provide maintenance and other technical support services for switched long distance services.

  FIBER EXPANSION

     The Company currently supplements its own facilities with over 87,000 DS-3 miles of fiber optic capacity leased from other carriers and incurred costs (including through capacity exchanges) of $38.7 million in 1995 for such capacity. This capacity is required because the digital microwave portion of the Company's network is utilized at or near its maximum capacity and because the Company's customers require capacity not available on the Company's own network. The Company is currently undertaking the Fiber Expansion to add a substantial number of additional route miles to increase its network capacity and geographic scope. The Fiber Expansion will allow the Company to: (i) increase revenues by offering to its customers significantly more capacity on certain existing routes and high-capacity new routes; (ii) reduce costs by moving long-haul traffic from circuits leased from other carriers to its own network; and (iii) support increased long-haul circuit demand which may result in the future from frame relay, ATM, multimedia, Internet and other capacity-intensive applications. The Company estimates that the Fiber Expansion will produce additional cost savings by supporting growth in its long-haul business and switched long distance business which would otherwise require significant off-net capacity usage. The Fiber Expansion will enable the Company to avoid increased expenditures for leasing off-net capacity because the new fiber routes: (i) should carry much of the traffic that would otherwise be transmitted over off-net circuits and (ii) may enable the Company to enter into additional exchanges of fiber capacity with other carriers. In this way, the Company seeks to improve cash flow through increasing revenues and decreasing certain costs.

     Construction. The Company has planned the Fiber Expansion to cover, to the greatest extent practicable, routes where one or more of the following factors are present: (i) customer demand indicates a need for high-capacity fiber network on the route; (ii) the route is attractive as a complement to the routes of other carriers, which may enable the Company to lease its new capacity on the route to other carriers or exchange a portion of its new capacity on the route for capacity from other carriers; or (iii) the capacity will replace capacity leased by the Company from other carriers. The Company plans to complete the Fiber Expansion in two phases along the following routes, which the Company believes to be generally geographically diverse from the existing long-haul fiber networks of AT&T, MCI, Sprint and WorldCom (the routes are subject to change depending on the availability of certain cost-saving arrangements and the Company's ability to reduce construction costs and enhance the benefits from the routes to be constructed):

     (i) Phase I will provide an approximately 4,000 mile fiber optic route to supplement the Company's existing New York-Los Angeles route, which consists primarily of digital microwave facilities. Phase I is planned to extend the Company's existing New York-Philadelphia fiber optic route to Los Angeles over new fiber optic cable through Chicago, Dallas and Phoenix.

     (ii) Phase II is planned to include an approximately 3,100 mile fiber optic route from New York via Atlanta to Houston, with spurs to Florida, Louisiana and Texas.

     The proposed routes for the Fiber Expansion are set forth on a map on the inside front cover page of this Prospectus.

     The Company intends to install and maintain a minimum of 48 fibers along the backbone of the Fiber Expansion route. Because of the relatively low incremental cost of additional strands of fiber, the Company may install additional fiber in some segments of the Fiber Expansion route. The Company plans generally to light initially only four of the new fibers (which will add an aggregate of approximately 300,000 DS-3 miles to the Company's network). Certain of the remaining fibers will be reserved and used as a platform to support emerging capacity-intensive data and multimedia applications. The Company intends to light certain additional fibers as needed in the future and may use the other additional fibers for sale or exchange arrangements. See
" -- Business Strategy" and "Risk Factors -- Risks Relating to Completion of the Fiber Expansion."

     The Company has already begun the Fiber Expansion, with the backbone of Phase I scheduled to be substantially completed and in service in the first quarter of 1997. A portion of Phase I is being constructed in connection with an agreement entered into with WorldCom in December 1995 (the "WorldCom Fiber Build Agreement"). Pursuant to this agreement, each company is constructing a fiber route approximately 1,100 miles long and placing fibers for both companies in the route. WorldCom's route is to extend from Akron through Indianapolis to a suburb of St. Louis, with a spur from Indianapolis to a suburb of Chicago. The Company's route is to extend from Dallas to Phoenix with a spur to Ft. Worth. Each party will maintain the fiber in its route at no cost to the other party. This arrangement will result in substantial savings for the Company as opposed to constructing both routes by itself. The WorldCom Fiber Build Agreement provides for substantial penalties ($400,000 per month) for either party which does not complete construction of the applicable route by October 1, 1996, but only after a grace period and only in the event the other party has already completed its route. No assurance can be given that the Company will be able to complete its route in time to avoid such penalties.

     Phase I of the Fiber Expansion will connect four of the Company's five switches with high-capacity long-haul circuits on its own network, utilizing advanced fiber optic technology capable of efficiently transmitting capacity-intensive services, such as Internet and multimedia applications, frame relay and ATM. Phase I is expected to deliver significant strategic and financial benefits to the Company as a result of: (i) producing substantial savings by allowing the Company to move a portion of its excess long-haul traffic from leased circuits on the networks of other carriers to its own expanded network; (ii) providing high-capacity new routes and substantially increasing the capacity of certain existing routes, allowing the Company to increase revenues by leasing additional circuits to its customers; (iii) allowing the Company to improve profitability in its switched long distance services business by reducing underlying costs of long-haul transmission; and
(iv) creating sufficient capacity to support increased demand which may result from Internet and multimedia applications, frame relay and ATM.

     Cost. The principal components of the cost of the Fiber Expansion will include: (i) fiber optic cable; (ii) engineering and construction; (iii) electronics; and (iv) rights-of-way. The rights-of-way will be provided pursuant to long-term leases or other arrangements (some of which may provide for substantial continuing payments) entered into with railroads, highway commissions, pipeline owners, utilities or others. The Company anticipates that such rights-of-way will be available along the planned routes of the Fiber Expansion. The Company will seek to realize significant cost savings and offsets to the cost of the Fiber Expansion through the WorldCom Fiber Build Agreement and through one or more of the following cost-saving arrangements: (i) including additional fibers in the Fiber Expansion for lease or sale to other carriers;
(ii) exchanging excess fibers or capacity on the Company's expanded network for excess fibers or capacity on other carriers' networks; and (iii) obtaining the right to install Company-owned fibers in new fiber optic routes being constructed by other carriers along the proposed Fiber Expansion routes in exchange for the Company (a) sharing construction costs with the other carrier,
(b) allowing the other carrier to use excess Company fiber elsewhere in the Company's network, or (c) allowing the other carrier to add its own fibers to segments of the Fiber Expansion. There can be no assurance that the Company will enter into additional cost-saving arrangements. See "Risk Factors -- Negative Cash Flow and Capital Requirements." The Company has had experience with arrangements of this type with several major carriers, including MCI, Sprint, Cable & Wireless and WorldCom.

     The Company anticipates that Phase I of the Fiber Expansion will cost approximately $225.0 million (taking into account the effect of cost-saving arrangements it has already entered into, including the WorldCom Fiber Build Agreement). As of April 30, 1996, the Company had spent approximately $12.0 million of such amount for Phase I. The Company expects that, in the event it is successful in completing the Equity Offering, it will substantially complete the backbone of Phase I in the first quarter of 1997, meeting the cost of its construction with cash on hand (including, as of May 31, 1996, approximately $152.9 million from the escrow account described herein) and the proceeds of the Equity Offering.

     Following Phase I, the Company plans to complete Phase II, consisting of approximately 3,100 route miles. The Company anticipates that Phase II, if constructed without any cost-saving arrangements, would cost approximately $275.0 million. The Company will seek to meet the costs of Phase II through: (i) additional cost-saving arrangements; (ii) cash flow from its existing operations; (iii) increased cash flow resulting from reduced off-net capacity costs as segments of the Fiber Expansion are completed; and (iv) if the Company is able to successfully develop the switched-products business, increased cash flow from the switched-products business. In the event no other cost-saving arrangements are entered into, and the sources of cash referred to above are not available as soon as desired, the Company anticipates that, to proceed with Phase II, it will be necessary either: (i) to meet the remaining costs of the Fiber Expansion through a combination of debt or equity funding (subject to the restrictions set forth in the indenture for the Senior Notes); or (ii) to slow or delay the construction of the Fiber Expansion until sufficient funds are available. No assurance can be given that cash will in fact be available from any of the sources listed above. See "-- The Company's Network," "-- Business Strategy," "Risk Factors -- Negative Cash Flow and Capital Requirements," "Risk Factors -- Risks Relating to Completion of the Fiber Expansion," "Risk
Factors -- Substantial Indebtedness," and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

     Construction Management. The Company's management and staff have substantial experience in the construction of long-haul telecommunications systems. The Company's existing nationwide digital network, its 346-mile Texas fiber optic network constructed in 1993 and the recent 58-mile extension of its Michigan fiber optic network to Indiana were engineered and constructed by the Company. The Texas network and the Michigan-Indiana extension incorporated modern fiber optic cable and SONET optronics. In addition, the Company successfully closed contracts on its Texas network with AT&T, MCI and Sprint after such companies carefully reviewed the Company's engineering and operations capabilities. The Company believes that its experienced engineering and operations management and staff have the requisite skills and experience to successfully complete the Fiber Expansion.

LONG-HAUL SERVICES

     OVERVIEW

     Substantially all of the Company's 1995 revenues were generated by its long-haul business. The Company has long-haul circuit contracts with over 200 long distance carriers.

     STRATEGY

     The Company is seeking to increase revenues in its long-haul business through meeting these primary objectives: (i) expanding its network to provide additional capacity on its existing routes and high-capacity new routes to provide access to major population centers (including routes which may be attractive to major carriers) as backup routes; (ii) providing high-quality, reliable transmission services on a fixed-cost basis at rates generally below those currently offered by AT&T and competitive with those offered by other carriers; and (iii) use the expanded network as a platform to support increased long-haul circuit demand which may result in the future from frame relay, ATM, multimedia, Internet and other capacity-intensive applications.

     The Company is seeking to decrease expenses in its long-haul business through the Fiber Expansion, which the Company anticipates will allow it to move traffic from circuits leased from other carriers to its own network.

     CUSTOMERS AND MARKETING

     The Company has long-haul circuit contracts with over 200 long distance carriers, including AT&T, MCI, Sprint, WorldCom, Cable & Wireless, Frontier and LCI. As of April 30, 1996, the Company had "take or pay" commitments from its long-haul customers aggregating over $160.0 million (consisting of approximately $90.0 million relating to circuits currently in service and approximately $70.0 million relating to circuits not yet ordered that the Company expects will be carried over leased routes or routes being constructed). The Company also provides long-haul transmission to customers after contract expiration on a month-to-month basis. The Company's long-haul contracts provide for fixed monthly payments, generally in advance. The Company has provided services to nine of its ten largest customers for at least six years and, although sales volumes from particular customers vary from year to year, has historically enjoyed a high customer retention rate (annual customer retention has averaged over 90% from 1992-1995).

     The Company markets its long-haul circuit capacity generally to: (i) facilities-based carriers that require long-haul capacity where they have geographic gaps in their facilities, need additional capacity or require geographically different, alternative routing; and (ii) non-facilities-based carriers requiring long-haul capacity to carry their customers' long distance traffic. The Company focuses most of its direct sales efforts on providing customer support services to existing customers and on adding new customers. The Company's long-haul circuit sales force presently consists of ten account managers based at the Company's headquarters in Austin and at direct sales offices in or near Washington, D.C., New Haven, San Francisco, Kansas City, Chicago, St. Louis, Houston and Sunrise Beach, Missouri.

     During 1993, 1994, 1995 and the first quarter of 1996, WorldCom and Frontier, the Company's two largest customers, accounted for 23% and 24%, 25% and 23%, 20% and 21%, and 16% and 19% respectively, of the Company's revenues. During fiscal 1995, the Company leased transmission capacity to 212 customers. The ten largest customers during that year accounted for approximately 78% of revenues. See "Risk Factors -- Reliance on Major Customers."

     PRICES AND CONTRACTS

     The Company's strategy is to offer prices generally lower than those of AT&T and competitive with the prices of other carriers, to permit the Company's customers, through a stable, long-term fixed pricing structure, to maintain control over transmission costs. The Company's long-haul transmission agreements with its customers generally provide for original terms of one to three years and for monthly payment in advance on a fixed-rate basis, calculated according to the capacity and length of the circuit. The agreements generally provide that the customer may terminate the affected service without penalty "for cause" in the event of substantial and prolonged outages arising from causes within the Company's control, and for certain other defined causes. Generally, the lease agreements further provide that the customer may terminate the agreement "for convenience" at its discretion at any time upon notice to the Company. However, termination for convenience generally requires either full payment of all charges through the end of the lease term or the payment of substantial termination fees intended to allow the Company to recover certain costs and, in some cases, lost profits. Damages attributable to a customer's termination of the agreement are generally reduced, however, by an offset for any income the Company earns from re-leasing the terminated capacity during the remaining portion of the lease term.

  COMPETITION

     In providing bulk long-haul circuit capacity, the Company competes with AT&T, which is the largest supplier of long distance voice and data transmission services in the United States, MCI, WorldCom and Sprint, all of which have substantially greater financial resources than the Company and a far more extensive transmission network than the Company's network. As a result of the Telecommunications Act, the Company and its customers will also face competition from the RBOCs, GTE and others such as electric utilities and cable television companies. The Company also competes on a regional basis with major regional carriers. Important competitive factors in the long-haul business are price, customer service, network location and quality, reliability and availability. See "Risk Factors -- Competition."

SWITCHED LONG DISTANCE SERVICES

     OVERVIEW

     The Company has recently expanded into the business of selling switched long distance services to long distance resellers in order to complement its long-haul business and to capitalize on its ability to provide switched services over its own network. During 1995, the Company set up the infrastructure for its switched long distance business by installing its switches, connecting them to its network and to the LECs, acquiring software, hiring personnel and entering into contracts with customers. Although the Company's five switches first became operational in the fourth quarter of 1995, the Company has already entered into contracts with over 30 long distance resellers, including Excel and GE Capital Communication. Pursuant to these contracts, the Company sells switched long distance services on a per-call basis, charging by MOUs, with payment due monthly after services are rendered. The Company believes that it is well positioned to attract long distance resellers as customers for its switched long distance services because: (i) it is not currently a significant competitor for sales to end users; and (ii) it provides more focused service to its reseller customers, since servicing such customers is its primary business, unlike its major competitors whose main business is selling retail long distance services to end-users.

     STRATEGY

     The Company seeks to rapidly increase revenues from its switched long distance business through: (i) long-term arrangements with significant customers and customers the Company considers likely to grow quickly; (ii) providing a sophisticated automated software interface with its customers; and (iii) offering pricing which is generally lower than that charged by AT&T and competitive with that of other long distance service providers. The Company seeks to increase the profitability of its switched long distance services business by decreasing its average cost per MOU through efficiencies achieved with higher volumes and through reducing network costs through the Fiber Expansion. See "-- Business Strategy."

     CUSTOMERS AND MARKETING

     The Company focuses its sales efforts on directly contacting large reseller customers with monthly volumes of at least $1 million and smaller, growing resellers with volumes between $50,000 and $250,000 per month that the Company expects to be reasonably likely to grow to the $1 million per month level. The Company's switched-products sales force includes ten sales executives based at the Company's headquarters in Austin and at direct sales offices in Atlanta, Dallas, Denver and Los Angeles. Although sales of switched long distance services to end-user customers do not currently account for a significant portion of the Company's switched long distance business, the Company may, from time to time, consider acquiring long distance resellers or end-user customer bases. Even if this does occur, however, the Company does not expect to change its focus from its reseller customers.

     Excel. In 1994, the Company and Excel, a large long distance reseller, formed the SSC joint venture to lease, install and operate the five switches incorporated into the Company's network and to provide switched long distance services to the Company and Excel. As of January 1, 1996, the Company became the sole owner of SSC by purchasing Excel's minority interest and certain contractual arrangements were modified so that, among other things: (i) the Company is permitted to sell switched long distance services to Excel at a positive margin (the joint venture had been required to sell to Excel at a price approximately equal to its cost); and (ii) Excel is permitted to reduce its minimum commitment to the Company by inviting the Company to bid along with other carriers to provide long-haul circuits to Excel (as described below). The parties modified their relationship because: (i) Excel desired to sell its interest in the joint venture because the continuing growth of its business led it to consider acquiring its own switches to supplement the services it will receive from other carriers; and (ii) the Company desired to sell switched long distance services to Excel at a positive margin and have the opportunity to bid on the long-haul transmission for any new switches that Excel may acquire. On February 15, 1996, Excel started to transfer traffic to the Company's network. By October 1996, Excel is required to use at least 70 million minutes of traffic per month. Excel's commitment continues through the earlier of the date on which Excel has routed 4.2 billion minutes over the Company's network, or five years from the date Excel first routes 70 million minutes per month over the Company's network. The minimum commitment is subject to reduction or termination: (i) if Excel installs its own switches and invites the Company to bid along with other carriers (to win such bids, the Company would have to be the lowest bidder) to provide Excel with the long-haul circuits utilized by such switches (even if this did occur, Excel would still have to meet the minimum commitment of 70 million minutes per month until the expiration of the 24-month period after the date Excel first routes 70 million minutes per month over the Company's network); or (ii) for breach of contract by the Company or for other reasons which the Company believes should be under its control.

     Customer Contracts. The Company's rates for switched long distance services generally vary with the duration of the call, the day and the time of day the call was made and whether the traffic is intrastate, interstate or international. The rates charged are not affected by which facilities are selected by the Company's switching centers for transmission of the call or by the distance of the call. Different rates are applied to combined origination and termination services than are applied to termination services. The agreements between the Company and its customers for switched long distance services generally provide for payment in arrears based on MOUs. The agreements generally also provide that the customer may terminate the affected service without penalty in the event of substantial and prolonged outages arising from causes within the Company's control, and for certain other defined causes. Generally, the agreements provide that the customer, in order to avoid being obligated to pay higher rates (or, in some cases, penalties), must utilize at least a minimum dollar amount (measured by dollars or minutes of use) of switched long distance services per month for the term of the agreement.

     Customer Care. The Company believes that customer support will prove to be an important factor in attracting and retaining customers for its switched long distance services. Customer service for switched long distance services includes processing new accounts, responding to inquiries and disputes relating to billing, credit adjustments and cancellations and conducting technical repair and other support services. IXC Online is designed to allow each of the Company's carrier customers to: (i) download current call detail records for its end-users for billing purposes; (ii) arrange with the appropriate LEC to register the carrier as the designated long distance carrier for its new end users; and (iii) file trouble reports for resolution. The Company employed 15 people in its switched long distance services customer service group as of March 31, 1996.

     DECREASED COSTS THROUGH INCREASED VOLUMES

     Large MOU volumes should enable the Company to spread its fixed costs over more MOUs and to more efficiently configure its network, reducing the cost per MOU. The Company seeks to efficiently configure the circuits available so that calls are completed on a cost-effective basis. The Company periodically analyzes calling patterns using mathematical formulas to determine the circuit capacity required to cost-effectively service the expected call volume. For example, if there is sufficient calling traffic available, the Company may upgrade transmission circuitry in an area from DS-1 to DS-3. A similar analysis will be made when deciding whether to install a new switch in a region.

     SERVICES

     The Company markets a variety of switched long distance services, including operator services, directory assistance, international service and the following:

     1 Plus Switched Service. Provides end users with direct-dial service over the Company's digital network.

     1 Plus Dedicated Service. Provides direct-dial service over the Company's digital network for end users that have arranged to connect to the Company's nearest hub through a local loop. This service is less expensive than 1 Plus Switched Service because the access charges of the end-user's LEC are reduced.

     800/888 Switched Service. Provides customers with 800/888 service over the Company's digital network.

     800/888 Dedicated Service. Provides 800/888 service over the Company's digital network for end users that have arranged to connect to the Company's nearest hub through a local loop. This service is less expensive than 800/888 Switched Service because the access charges of the end-user's LEC are reduced.

     Calling Card Service.  Provides telephone card service.

     Debit Card Service.  Provides prepaid telephone card service.

     Switched Termination Service. Provides carrier customers having use of a switch in one area with termination services in other areas.

     COMPETITION

     The Company competes with numerous facilities-based interexchange carriers, some of which are substantially larger, have substantially greater financial, technical and marketing resources and utilize larger transmission systems than the Company. AT&T is the largest supplier of switched long distance services in the United States inter-LATA market. The Company also competes in selling switched long distance services with: (i) other facilities-based carriers, such as MCI, Sprint, WorldCom and certain regional carriers, and (ii) certain non-facilities-based carriers. As a result of the Telecommunications Act, the Company will also now face competition from the RBOCs, GTE and others such as electric utilities and cable television companies. The Company believes that the principal competitive factors affecting it are customer service (particularly with respect to speed in delivery of computer billing records and set-up of new end users with the LECS), ability of the network to complete calls with a minimum of network-caused busy signals, scope of services offered, price, reliability and transmission quality. The Company seeks to compete effectively with other interexchange carriers and resellers on the basis of these factors. The ability of the Company to compete effectively will depend upon its ability to maintain high-quality services at prices generally equal to or below those charged by its competitors. In the United States, price competition in the long distance business has been intensive over the last five years. The FCC has, on several occasions since 1984, approved or required price decreases by AT&T through the imposition of "price cap" regulations. However, the FCC recently classified AT&T as a "non-dominant interexchange carrier," with the effect that AT&T is no longer subject to price regulation of its long distance services. Since the Company believes that its customers generally price their service offerings at or below the prices charged by AT&T for its telecommunications services, reductions by AT&T in its rates may necessitate similar price decreases by the Company. See "Risk Factors -- Competition."

REGULATION

     Certain subsidiaries of the Company operate as communications common carriers in providing service to their customers that are other common carriers. These subsidiaries are subject to applicable FCC regulations under the Communications Act, some of which may be affected by the Telecommunications Act. See "Risk Factors -- Recent Legislation and Regulatory Uncertainty." In addition, those subsidiaries which operate the common carrier point-to-point microwave network are subject to applicable FCC regulations for use of the radio frequencies. The FCC issues licenses to use certain radio frequency spectrum at transmitter site locations. Each license gives the Company the right to operate the microwave radio station for the term of the license. Currently, the Company holds licenses to operate the microwave sites in the Company's network. The licenses all expire in 2001. These licenses are renewable upon application containing a statement that they are used in compliance with the applicable FCC rules. The Company expects that the FCC will renew its licenses in due course. The Company, as a point-to-point common carrier microwave license holder, is subject to regulation by the Federal Aviation Administration with respect to the construction of transmission towers and to certain local zoning regulation affecting construction of towers and other facilities.

     Recent court decisions (which were issued before the Telecommunications
Act) require the FCC to require carriers to file tariffs. However, the FCC currently does not actively exercise its authority to regulate such carriers' rates and services. Moreover, the Telecommunications Act gives the FCC authority to forebear from applying provisions of the Communications Act, including the requirement that carriers file tariffs. The FCC has released a Notice of Proposed Rulemaking, proposing a mandatory detariffing policy to eliminate the tariff requirements for non-dominant interstate, interexchange carriers. However, the FCC will retain jurisdiction to act upon complaints against any common carrier for failure to comply with its statutory obligations as a common carrier.

     The FCC regulates many of the rates, charges and services provided by the local exchange carriers. This regulation may affect the Company because it leases local access transmission facilities from local telephone companies. The FCC's price cap regulation of the RBOCs and other LECs provides them with considerable flexibility in pricing their services. In addition, the FCC recently freed AT&T from price cap regulation. This FCC action may affect the Company, because it competes with AT&T. The FCC's current and future actions could result in decreases in the rates charged to end-user customers by AT&T and other competitors for their services. Thus, one effect of the FCC's action may be to intensify further price competition among long distance companies.

     Regulation can also affect the costs of business for the Company, its customers and its competitors. In order to provide services, carriers such as the Company must purchase local access services from local exchange carriers to originate or terminate calls. Presently, the pricing of such transport service is under an interim rate structure which is a transitional step toward pro-competitive, cost-based transport rates. The FCC has recently initiated two rulemaking proceedings with respect to a final cost-based transport rate structure. The pleadings cycles in both proceedings have closed, but no order has yet been issued by the FCC. Moreover, the Telecommunications Act may affect how access charges are to be set and structured, so future changes with respect to access charges are likely.

     The ability of the Company to provide long distance services within any State is generally subject to regulation by a regulatory board in that State. As of May 1996, the Company has obtained the requisite licenses and approvals in over 45 States. It is in the process of obtaining licenses and approvals in the remaining States (other than Alaska and Hawaii) and expects to obtain all such licenses and approvals by the third quarter of 1996. Although the Company has not yet obtained licenses or approvals in such remaining States, the Company is able to offer its switched long distance services in such States to its carrier customers through its contracts with other carriers.

     The Telecommunications Act, among other things, allows the RBOCs and others to enter the long distance business. Entry of the RBOCs or other entities such as electric utilities and cable television companies into the long distance business may have a negative impact on the Company or its customers. In addition, the Telecommunications Act provides that State proceedings may in certain instances determine access charge rates the Company and its customers are required to pay to the LECs. It is uncertain at this time what effect such proceedings may have on such rates. No assurance can be given that such rates will not be increased. Such increases could have a material adverse effect on the Company and its customers. See "Risk Factors -- Recent Legislation and Regulatory Uncertainty" and "Industry Overview."

EMPLOYEES

     As of March 31, 1996, the Company employed 338 people, of whom 149 provided operational and technical services, 29 provided engineering services and the balance were engaged in administration and marketing. The Company's employees are not represented by any labor union. The Company considers its employee relations to be good and has not experienced any work stoppages.

PROPERTIES AND LEASES

     The principal properties owned by the Company consist of: (i) the Michigan, Texas and New York to Washington, D.C. fiber optic systems, consisting of the fiber optic cable and associated electronics and other equipment; (ii) the portion of the Fiber Expansion under construction; and (iii) the coast-to-coast microwave system, consisting of microwave transmitters, receivers, towers and antennae, auxiliary power equipment, transportation equipment, equipment shelters and miscellaneous components. Generally, the Company's fiber optic system and microwave relay system components are standard commercial products available from a number of suppliers.

     The principal offices of the Company are located in approximately 44,000 square feet of space in Austin. The Company leases approximately 38,000 square feet of such space under an agreement which expires in December 1999, at a current annual base rental of approximately $707,000, and has an option to renew the lease for a five-year term at the then-prevailing market rate (but not less than the then-current rental rate) at the time of renewal, and leases approximately 6,000 square feet of such space under an agreement which expires in November 2000 at a current annual base rental of approximately $121,000. The Company has offices in two other locations in Austin, consisting of approximately 16,000 square feet and 102,000 square feet. The Company leases the space in the first location under an agreement which expires in the year 2000, at a current annual base rental of approximately $163,000, and subleases the space in the second location under an agreement which expires in 1997, at a current annual base rental of approximately $289,000.

     The Company leases sites for its switches in or near Los Angeles, Dallas, Chicago, Atlanta, and Philadelphia under lease agreements that expire between 2000 and 2005. The total current rental commitments for the switch site leases are approximately $27,000 per month. The Company's five switches are leased under capital leases from DSC Finance Corporation over a term of five years.

LITIGATION

     The Company is involved in various legal proceedings, all of which have arisen in the ordinary course of business and some of which are covered by insurance. In the opinion of the Company's management, none of the claims relating to such proceedings will have a material adverse effect on the financial condition or results of operations of the Company.

MEXICAN JOINT VENTURE

     The Company formed a subsidiary in August 1993 to provide international long distance service. The subsidiary and a third party, Westel International, Inc., formed Progress International in July 1994. Progress International, together with Fomento Radio Beep, S.A. de C.V., a large Mexican paging company, has obtained a license from the Mexican Federal government to provide telecommunication services in Mexico. Such application was made by Marca-Tel, a Mexican corporation formed by such parties. The Company owns an indirect 24.5% interest in Marca-Tel. Marca-Tel is not currently generating revenues.

     The Company is proceeding with the initial development and implementation of a business plan for the opportunity presented by the Mexican license, and is comparing (i) the potential benefits of the joint venture, including possible profits in Marca-Tel and a possible increase in traffic on the Company's network from cross-border traffic from Marca-Tel, with (ii) the costs associated with proceeding with the joint venture and the Company's ability to meet its share of such costs. The Company anticipates that pursuing such opportunity could require significant amounts of cash. Although the Company cannot accurately predict its share of the amount of cash that would be needed to pursue this opportunity, it estimates that at least $30 million (and possibly significantly more) would be required by Marca-Tel during 1996 - 1997. The $12.5 million proceeds of the GEPT Private Placement will be available, if the Company so elects, to pursue the opportunity in Mexico. Because of other anticipated needs for the Company's available liquidity, limitations imposed by the indenture for the Senior Notes and for other reasons, the Company anticipates that, without further capital it will not be able to provide significant additional cash as its share of the cash needed by the joint venture. The Company anticipates that the costs of pursuing such opportunity, if they can be met at all, will be met through some combination of the following: (i) offerings of debt or equity securities of Progress International or Marca-Tel; (ii) other incurrences of debt by Progress International or Marca-Tel; (iii) joint venture arrangements with third parties;
(iv) vendor financing of equipment purchases; and (v) subject to the restrictions imposed by the indenture for the Senior Notes, further equity offerings or debt incurrences of the Company or from working capital. No assurance can be given that the Company will be successful in meeting such costs through the foregoing methods or, consequently, that the Company will have sufficient liquidity to pursue the opportunity presented by the Mexican license. In the event that the joint venture does not appear to be economically viable, the Company will have the opportunity to withdraw from Progress International and Marca-Tel without incurring any material penalty.

HISTORY

     IXC Communications, a holding company formed in July 1992, acquired a one-half interest in Electra Communications Corporation ("Electra"), the owner of a fiber optic network in Texas, for $9.0 million. IXC Communications became the sole owner of Electra in 1993 when stock held by the other stockholder was redeemed for $13.7 million. IXC Communications acquired I-Link, Inc., the owner of another fiber optic network in Texas, in 1994 in a stock-for-stock merger. At the same time, it also acquired IXC Carrier, Inc. ("IXC Carrier"), in a stock-for-stock merger. IXC Carrier has certain subsidiaries that have been active in the communications business for over 25 years, initially serving as analog microwave carriers for television signals for cable operators in Ohio and Texas. Commencing in 1979, IXC Carrier, then a subsidiary of The Times Mirror Company ("Times Mirror"), entered into long-term circuit lease agreements with various carriers such as MCI in Texas and Sprint in the Ohio Valley and began the development of a coast-to-coast network through the acquisition, construction and leasing of microwave and fiber optic facilities. IXC Carrier was acquired in a leveraged buy-out in 1986 by Communications Transmission, Inc. ("CTI"), a holding company that also acquired substantial interests in several other telecommunications companies, including Allnet (a large long distance reseller and long-term customer of the Company), MSM, and Electra Communications Corporation ("Electra"). CTI encountered financial difficulties as a result of its need to convert its facilities from analog to digital and its high degree of leverage and disposed of all or substantially all its assets for the benefit of its creditors in 1992. The Company, through IXC Carrier, carries on certain of the telecommunications businesses of CTI. See Note 1 to the Consolidated Financial Statements. Certain directors and officers of the Company were directors or officers of CTI.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The directors and executive officers of IXC Communications and their ages as of June 12, 1996 are as follows:

          NAME            AGE                          POSITION
- ------------------------  ---   -------------------------------------------------------
Ralph J. Swett..........  61    Chairman, President, Chief Executive Officer and
                                Director
Richard D. Irwin........  61    Director
Wolfe H. Bragin.........  51    Director
Carl W. McKinzie........  56    Director
Phillip L. Williams.....  73    Director
Joe C. Culp.............  62    Director
Kenneth F. Hinther......  52    Executive Vice President
John R. Fleming.........  42    Executive Vice President
John J. Willingham......  39    Senior Vice President, Chief Financial Officer and
                                Secretary
David J. Thomas.........  45    Executive Vice President
James F. Guthrie........  52    Executive Vice President

     Each director holds office until his successor has been elected and qualified. Officers serve at the pleasure of the Board of Directors. The Company intends to nominate an additional director prior to the next annual meeting of stockholders.

     Mr. Swett has served as Chairman, Chief Executive Officer and President of IXC Communications since its formation in July 1992. Prior to that, Mr. Swett served as Chairman of the Board and Chief Executive Officer of CTI from 1986 to 1992. From 1969 to 1986, Mr. Swett served in increasingly senior positions (Vice President, President and Chairman) of Times Mirror Cable Television ("TMCT"), a subsidiary of Times Mirror and a previous owner of IXC Carrier, and as a Vice President of Times Mirror from 1981 to 1986. Mr. Swett has served as Chairman of IXC Carrier since 1979, its Chief Executive Officer since 1986 and its President since 1991. Mr. Swett has managed communications businesses for the past 26 years.

     Mr. Irwin has served as a director of IXC Communications since its formation in July 1992. He has served as the President of Grumman Hill Company, L.L.C. or its predecessor ("Grumman Hill"), a merchant banking firm and the general partner of GHI, since 1985. Prior to the formation of Grumman Hill, Mr. Irwin was a Managing Director of Dillon, Read & Co. Inc., from 1983 to 1985. Prior to that, he served as Chief Executive Officer of Fotomat Corporation for 12 years. Mr. Irwin is also a member of the Board of Directors of PharmChem Laboratories, Inc. and was the Chairman of ALC from August 1988 through August 1995.

     Mr. Bragin has served as a director of IXC Communications since May 1993. Mr. Bragin has served since 1985 as Vice President of GEIC, a subsidiary of GE that acts as an investment advisor to GEPT. Prior to joining GEIC in 1984, Mr. Bragin served in numerous equipment leasing, investment and portfolio management positions for General Electric Credit Corporation, now known as General Electric Capital Corporation. Mr. Bragin is a member of the Board of Directors of Home Express, Inc.

     Mr. McKinzie has served as a director of IXC Communications since May 1993. Mr. McKinzie has been a principal of Riordan & McKinzie, a Professional Law Corporation ("Riordan & McKinzie"), since 1980.

     Mr. Williams was elected a director of IXC Communications in June 1996. Mr. Williams has been a private investor and business advisor since May 1993. Prior to that, Mr. Williams served as Vice Chairman of the Board of Times Mirror from 1987 to May 1993. Mr. Williams is a member of the Board of Directors of Tejon Ranch Company.

     Mr. Culp was elected a director of IXC Communications in June 1996. Mr. Culp has been President of Culp Communications Associates, a management and marketing consulting firm, since 1990. From 1989 to 1990 Mr. Culp served as Executive Vice President of CTI. Prior to that, Mr. Culp served as President and

Chief Executive Officer of Lightnet, Inc. from 1988 to 1989 and as President of Rockwell International's Telecommunications Group from 1982 until 1988. Mr. Culp has over 40 years experience in the communications industry.

     Mr. Hinther has served as Executive Vice President of IXC Communications since March 1996 and as Senior Vice President of IXC Communications from July 1992 through March 1996. Prior to that, Mr. Hinther served as Senior Vice President -- Engineering and Operations of CTI from 1989 to July 1992 and as Vice President -- Network Operations of CTI from 1986 to 1989. Mr. Hinther served IXC Carrier as a Manager of Engineering from 1979 to 1982, and as Director of Business Development from 1982 to 1986, and as a Vice President since 1986. Mr. Hinther was Product Manager, Satellite Communications at Rockwell International prior to joining IXC Carrier. He has over 24 years of experience in the telecommunications industry.

     Mr. Fleming has served as Executive Vice President of IXC Communications since March 1996 and as Senior Vice President of IXC Communications from October 1994 through March 1996. He served as Vice President of Sales and Marketing of IXC Communications from its formation in July 1992 until October 1994. Prior to that, Mr. Fleming served as Director of Business Development and Director of Carrier Sales of CTI from 1986 to March 1990 and as Vice President -- Marketing and Sales of CTI from March 1990 to July 1992. Mr. Fleming was a Branch Manager for Satellite Business Systems from 1983 to 1986. Mr. Fleming has been employed with IXC Carrier since 1986 and a Vice President of IXC Carrier since 1990. Mr. Fleming has over 16 years experience in the telecommunications industry.

     Mr. Willingham has served as Vice President, Chief Financial Officer, and Secretary of IXC Communications since July 1992 and as Senior Vice President since October 1994. Mr. Willingham served as Vice President and Controller from September 1989 to June 1990 and as Vice President and Chief Financial Officer from June 1990 to July 1992 of CTI. Prior to joining CTI, Mr. Willingham was employed by Ernst & Young LLP for eight years as a certified public accountant. Mr. Willingham has been a Vice President of IXC Carrier since 1989 and Chief Financial Officer of IXC Carrier since 1990. Mr. Willingham has over 10 years experience in the telecommunications industry.

     Mr. Thomas has served as Executive Vice President of IXC Communications since March 1996 and as Senior Vice President of IXC Communications from August 1995 through March 1996. He was employed with ALC from 1983 to 1995, serving as Vice President from 1991 to 1995 and as Treasurer from 1989 to 1995. Mr. Thomas has over 13 years experience in the telecommunications industry.

     Mr. Guthrie has served as Executive Vice President of IXC Communications since March 1996 and as Senior Vice President, Strategic Planning of IXC Communications from December 1995 through March 1996. Prior to that, Mr. Guthrie served as Vice President and Chief Financial Officer of Times Mirror from 1993 to 1995 and as the Chief Financial Officer of TMCT) from 1982 to 1993.

DIRECTOR COMPENSATION

     Non-employee directors receive annual compensation of $10,000 in cash and upon the effectiveness of the Equity Offering, certain non-employee directors will receive a $20,000 annual contribution by the Company under the Phantom Stock Plan (described below) for service to the Company as members of the Board of Directors. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board. Mr. Culp was granted an option in connection with consulting services provided for the Company which is fully exercisable to purchase 60,622 shares of Common Stock at a purchase price of $3.01 per share. Mr. Swett receives no compensation for services rendered as a director. The Company adopted a Phantom Stock Plan in May 1996 for its outside directors, pursuant to which $20,000 per director per year of their director's fees will be automatically deferred and treated as if it were invested in Common Stock. No stock will be actually purchased under the plan, and the participants will receive cash benefits equal to the value of the shares that they are deemed to have purchased under the plan, with such value to be determined on the date of distribution. The distribution of the benefits generally will occur three years after the deferral. The Phantom Stock Plan will be administered by Messrs. Swett, Irwin and McKenzie, none of whom are participants in the plan.

     Audit Committee. The Board of Directors established the Audit Committee in June 1996 to: (i) make recommendations concerning the engagement of independent public accountants; (ii) review with the independent public accountants the plans for, and scope of, the audit procedures to be utilized and results of the audit; (iii) approve the professional services provided by the independent public accountants; (iv) review the independence of the independent public accountants; and (v) review the adequacy and effectiveness of the Company's internal accounting controls. Mr. Williams, Mr. Culp and Mr. McKinzie are the members of the Audit Committee.

     Compensation Committee. The Board of Directors established the Compensation Committee in June of 1996 consisting of Mr. Irwin, Mr. Bragin and Mr. McKinzie, none of whom are employees of the Company. The Compensation Committee will determine the compensation for the Company's executive officers and administer the 1996 Stock Plan and the 1994 Stock Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     For the last three years IXC Communications did not have a compensation committee or any other committee of the Board of Directors performing equivalent functions. All decisions regarding executive compensation were made by the Board of Directors of IXC Communications, none of whom, other than Mr. Swett, was an executive officer of IXC Communications. Decisions with respect to Mr. Swett's compensation were approved by all members of the Board other than Mr. Swett.

EXECUTIVE COMPENSATION

     The following table sets forth all compensation awarded to, earned by or paid to the Chief Executive Officer and certain other executive officers (the "Named Executive Officers") for their services to the Company for the year ended December 31, 1995.

                           SUMMARY COMPENSATION TABLE

                                                       ANNUAL COMPENSATION
                                                  ------------------------------
                                                                 OTHER ANNUAL            ALL OTHER
          NAME AND PRINCIPAL POSITION             SALARY $     COMPENSATION $(1)     COMPENSATION $(2)
- ------------------------------------------------  --------     -----------------     -----------------
Ralph J. Swett..................................   285,000           10,000                 883,813(3)
  Chairman, President and Chief Executive
  Officer
Kenneth F. Hinther..............................   212,083(4)         7,500                 444,739(5)
  Executive Vice President
John R. Fleming.................................   212,083(4)         7,500                 444,739(5)
  Executive Vice President
John J. Willingham..............................   183,417(6)         7,500                 442,871(5)
  Senior Vice President and Chief Financial
  Officer

- ------------
(1) These amounts represent automobile allowances paid to the Named Executive Officers in 1995.

(2) Includes payments of $862,027 (with respect to Mr. Swett) and $431,014 (with respect to each of Mr. Hinther, Mr. Fleming and Mr. Willingham) made in connection with a prior incentive arrangement. The incentive payments were earned in 1993 but did not become payable until 1995.

(3) Includes an employer contribution of $13,500 under the 401(k) Plan (as defined herein) and payments of $8,286 for term life insurance premiums.

(4) Represents $153,750 in salary and an additional amount of $58,333 in compensation earned and deferred in prior years but paid in 1995.

(5) Includes employer contributions of $13,725 for Mr. Hinther and Mr. Fleming and $11,858 for Mr. Willingham under the 401(k) Plan.

(6) Represents $131,750 in salary and an additional amount of $51,667 in compensation earned and deferred in prior years but paid in 1995.

1996 STOCK PLAN

     In May 1996, IXC Communications adopted the IXC Communications, Inc. 1996 Stock Plan (the "1996 Stock Plan"), a stock incentive plan covering 2,121,787 shares of Common Stock of IXC Communications that may be awarded in order to attract, retain and reward employees, directors and other persons providing services to the Company. The Compensation Committee administers the 1996 Stock Plan. Any employee, director or other person providing services to the Company is eligible to receive awards under the 1996 Stock Plan, at the discretion of the Board of Directors. Awards available under the 1996 Stock Plan include Common Stock options with exercise prices at least equal to the fair market value of the Common Stock on the date of grant. No stock options have been granted under the 1996 Stock Plan.

1994 STOCK PLAN

     In November 1994, IXC Communications adopted a stock incentive plan (the "1994 Stock Plan") covering 1,212,450 shares of Common Stock of IXC Communications to attract, retain and reward employees, directors and other persons providing services to the Company. The Compensation Committee administers the 1994 Stock Plan. Any employee, director or other person providing services to the Company is eligible to receive awards under the 1994 Stock Plan, at the Board's discretion. Awards available under the 1994 Stock Plan include Common Stock purchase options and restricted Common Stock. None of the Named Executive Officers hold options to acquire stock of IXC Communications or was granted options to acquire such stock in 1995. Mr. Culp is the only director who holds options to acquire stock.

401(K) PLAN

     The IXC Carrier, Inc. 401(k) and Pension Plan and Trust (the "401(k) Plan") is a tax-qualified retirement plan. In general, all employees of IXC Carrier (substantially all the employees of the Company) who have attained age 18 and completed one year of service are eligible to participate in the 401(k) Plan. Participants may make pre-tax contributions to the 401(k) Plan, in an amount currently not to exceed $9,500 per year. IXC Carrier may elect to make matching contributions each year, which are allocated among participants depending on the amount that they contribute to the 401(k) Plan. IXC Carrier may also elect to make profit-sharing contributions to the 401(k) Plan, which are allocated among participants as a percentage of compensation.

INDEMNIFICATION AND EXCULPATION ARRANGEMENTS

     The Restated Certificate of Incorporation of IXC Communications limits the liability of directors to IXC Communications or its stockholders to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL"). Accordingly, pursuant to the provisions of the DGCL presently in effect, directors of IXC Communications will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit. In addition, the bylaws of IXC Communications require IXC Communications to indemnify its directors and officers to the fullest extent permitted by the laws of the State of Delaware.

                              CERTAIN TRANSACTIONS

     Prior to the sale of the Senior Notes: (i) GHI, a partnership whose general partner is Grumman Hill, a limited liability company of which Mr. Irwin is a member, and GEPT each held 598 shares of IXC Communications' 10% Senior Series 1 Cumulative Redeemable Preferred Stock ("Series 1 Preferred Stock"); (ii) Messrs. Swett, Williams, Hinther and Fleming owned 78, 60, 13 and 13 shares of Series 1 Preferred Stock, respectively; and (iii) Mr. McKinzie, a director of IXC Communications and a principal of Riordan & McKinzie, the law firm that will pass upon the validity of the issuance of the Common Stock in the Equity Offering, owned 100 shares of Series 1 Preferred Stock. The Series 1 Preferred Stock was redeemed with a portion of the proceeds of the sale of the Senior Notes at a price equal to the amount paid for such stock plus accrued but unpaid dividends at 10% per annum. The approximate amounts received by such persons with respect to such redemption were: (i) GHI, $813,544; (ii) GEPT, $813,544;
(iii) Mr. Swett, $106,114; (iv) Mr. Williams, $76,229; (v) Mr. Hinther, $17,686;
(vi) Mr. Fleming, $17,686; and (vii) Mr. McKinzie, $120,554.

     Prior to the sale of the Senior Notes, GHI and GEPT held shares of preferred stock of a subsidiary of IXC Communications. Such preferred stock was redeemed with a portion of the proceeds of the sale of the Senior Notes at a price equal to the amount paid for such stock plus accrued but unpaid dividends at 10% per annum. The approximate amounts received by such persons with respect to such redemption were: (i) GHI, $905,934; and (ii) GEPT, $897,115.

     Certain debentures of IXC Communications and one of its subsidiaries also were redeemed at the original purchase price plus accrued but unpaid interest with a portion of the proceeds of the sale of the Senior Notes. The approximate amounts received by the following persons with respect to such redemption were:
(i) GEPT, $6,760,602; (ii) GHI, $6,788,635; (iii) Mr. Swett, $301,400; (iv) Mr.
Hinther, $50,233; and (v) Mr. Fleming, $50,233.

     In 1994, IXC Communications and ALC (which has since been acquired by Frontier) formed a corporation to acquire all of the equity interests in MSM for an aggregate purchase price of $1,500,000 from a wholly owned subsidiary of General Electric Credit Corporation, an affiliate of GEIC. In addition, in 1995, IXC Communications entered into a ten-year agreement with GE Capital Communication, an affiliate of GEIC, to supply it with switched products to be resold by GE Capital Communication. Mr. Bragin, a director of IXC Communications, is Vice President of GEIC, which is the investment advisor to GEPT. "See Business -- Switched Long Distance Services."

     Prior to the sale of the Senior Notes, a subsidiary of IXC Communications was indebted to GEPT under the terms of a note agreement (the "GEPT Note Agreement"). Certain stockholders of IXC Communications, including Messrs. Swett, Hinther, Fleming, Williams, Willingham and Irwin and GHI, had pledged their stock and debentures of IXC Communications (and, in the case of GHI, its stock and debentures of a subsidiary of IXC Communications) as security for such indebtedness. Such indebtedness, in the approximate principal amount of $5,571,348, was repaid with a portion of the proceeds of the sale of the Senior Notes and such pledges were released.

     Mr. Swett, Mr. Hinther, Mr. Fleming, GEPT and GHI purchased Senior Notes in the amounts of $250,000, $50,000, $50,000, $20,000,000 and $5,000,000,
respectively, on October 5, 1995.

     For the years ended December 31, 1993, 1994 and 1995, the law firm of Riordan & McKinzie, of which Mr. McKinzie, a director and stockholder of IXC Communications, is a principal, provided certain legal services to IXC Communications in the amount of approximately $1.1 million, $1.4 million, and $2.6 million, respectively.

     Grumman Hill, a corporation whose president is Mr. Irwin, receives an annual fee of $100,000 from the Company for performing certain advisory services with respect to the management, operation and business development activities of IXC Communications.

     Culp Communications Associates, of which Mr. Culp is President, received approximately $19,100 and $100,600 in connection with Mr. Culp's consulting services provided to the Company in 1994 and 1995, respectively. Mr. Culp is continuing to provide such consulting services to the Company in 1996.

     Mr. Williams received fees for serving as an advisor to the Company's Board of Directors of $12,500 in each of 1993, 1994 and 1995.

     Mr. Thomas entered into an employment agreement with IXC Communications in August 1995 for a term of three years pursuant to which Mr. Thomas is entitled to an annual base salary of $160,000, subject to adjustment in accordance with IXC Communications' policies and procedures, and an annual bonus of up to $75,000 if approved by the Board of Directors. Mr. Thomas was granted stock options on August 28, 1995 for 243,353 shares of Common Stock at a price of $3.01 per share vesting over a three-year period which, subject to certain conditions, vest immediately upon a change of control of IXC Communications as set forth in his employment agreement and stock option agreement. Additionally, Mr. Thomas receives an annual automobile allowance of $8,000 and is entitled to receive reimbursement of certain relocation costs.

     Mr. Guthrie entered into an employment agreement with IXC Communications in December 1995 for a term of three years pursuant to which Mr. Guthrie is entitled to an annual base salary of $200,000, subject to adjustment in accordance with IXC Communications' policies and procedures, and an annual bonus of up to $75,000 if approved by the Board of Directors. Mr. Guthrie was granted stock options on January 19, 1996 for 242,490 shares of Common Stock at a price of $3.01 per share vesting over a three-year period which, subject to certain conditions, vest immediately upon a change of control of IXC Communications as set forth in his employment agreement and stock option agreement. Additionally, Mr. Guthrie receives an annual automobile allowance of $8,000 and is entitled to receive reimbursement of certain relocation costs.

     In order to reduce the dilution of GEPT's current stock ownership caused by the Equity Offering, GEPT has agreed to acquire $12.5 million of Common Stock in the GEPT Private Placement from the Company simultaneously with the closing of the Equity Offering. The price per share for such Common Stock will be the lower of: (i) the price per share paid by the underwriters in the Equity Offering, that is, the public offering price per share less underwriters' discounts and commissions; and (ii) $20 per share less a per share amount equal to the underwriters' discounts and commissions that would be payable if the public offering price in the Equity Offering were $20 per share. Assuming a public offering price of $18.00 per share in the Equity Offering, GEPT's price would be approximately $16.79 per share and it would purchase 744,713 shares of Common Stock. Although GEPT will receive Common Stock which has not been registered under the Securities Act, it will also receive registration rights with respect to such stock and all other Company Common Stock it owns, which rights are not exercisable until March 1, 1997. In the event the amount of Common Stock purchased by the underwriters in the Equity Offering increases through exercise of the underwriters' over-allotment option, GEPT will, subject to certain market conditions, also increase proportionately the amount of Common Stock it purchases from the Company. The Company will be able to use the $12.5 million proceeds, if it so elects, to pursue the Marca-Tel opportunity in Mexico. See "Business -- Mexican Joint Venture." The closing of the Equity Offering and the GEPT Private Placement are each conditioned on the concurrent closing of the other.

     In connection with the Equity Offering and the GEPT Private Placement, GEPT, GHI and Messrs. Irwin, Swett, Hinther, Fleming, Willingham, McKinzie and Williams have entered into an agreement with IXC Communications pursuant to which they were granted registration rights effective March 1, 1997 with respect to shares of IXC Communications Common Stock held by them.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of June 12, 1996 regarding the beneficial ownership of: (i) each class of IXC Communications' voting securities by each person who is known by IXC Communications to be the beneficial owner of more than 5% of any class of IXC Communications' voting securities, and (ii) each class of equity securities of IXC Communications by
(a) each director of IXC Communications, (b) each of IXC Communications' Named Executive Officers (as defined under the heading "Management -- Executive Compensation"), and (c) all directors and executive officers of IXC Communications as a group.


                                                        AMOUNT OF SHARES BENEFICIALLY OWNED(1)
                                               --------------------------------------------------------
                                                                                            PERCENT OF
                                                              PERCENT OF                    OUTSTANDING
                                                              OUTSTANDING     SERIES 3       SERIES 3
             NAME AND ADDRESS OF                 COMMON         COMMON        PREFERRED      PREFERRED
               BENEFICIAL OWNER                  STOCK           STOCK        STOCK(2)         STOCK
- ---------------------------------------------- ----------     -----------     ---------     -----------
Ralph J. Swett(3)(4)..........................  3,037,061         12.5%           25.00            *
Kenneth F. Hinther(3)(5)......................  1,353,738          5.6               --           --
John R. Fleming(3)............................  1,353,739          5.6               --           --
John J. Willingham(3)(6)......................  1,272,568          5.2               --           --
Richard D. Irwin(7)...........................  8,745,760         35.9           995.58          7.9%
Carl W. McKinzie(8)...........................    231,917            *               --           --
  300 S. Grand Avenue, 29th Floor
  Los Angeles, CA 90071
Phillip L. Williams(9)........................    139,150            *               --           --
  633 West Fifth Street,
  Suite 4000
  Los Angeles, CA 90071-2007
Joe C. Culp(10)...............................     60,622            *               --           --
  #5 Hedge Lane
  Austin, TX 78746
Grumman Hill Investments, L.P.(11)............  6,636,990         27.3               --           --
  191 Elm Street
  New Canaan, CT 06840
Grumman Hill Associates, Inc. ................         --           --           915.42          7.3
  191 Elm Street
  New Canaan, CT 06840
Trustees of General Electric Pension Trust....  7,449,205         30.6         6,725.00         53.6
  3003 Summer Street
  Stamford, CT 06905
All directors and executive officers of IXC
  Communications as a group (11 persons)...... 16,194,555         66.4         1,020.58          8.1


- ------------
  *  Less than 1%

 (1) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of common stock relating to options currently exercisable or exercisable within 60 days of June 12, 1996, are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares shown as beneficially owned by them.

 (2) The shares of Series 3 Preferred Stock vote together with the shares of Common Stock as a class, except where otherwise required by law, and have the right to elect one member of the Board of Directors.

 (3) The address of such persons is c/o IXC Communications, Inc. 5000 Plaza on the Lake, Suite 200, Austin, Texas 78746.

 (4) Includes 484,980 shares held by Ralph J. Swett, Trustee of the EMS 1994 Trust and 484,980 shares held by Ralph J. Swett, Trustee of the RJS 1994 Trust.

 (5) Includes 181,867 shares held by Kenneth F. Hinther, Trustee of LISA's 1994 Trust, 181,867 shares held by Lisa Hinther, Trustee of KEN's 1994 Trust and 121,245 shares held by Craig A. Hinther, Trustee for the Kenneth A. Hinther 1996 Trust.

 (6) Includes 121,245 shares held by John McC. Witherspoon, Trustee of trust for the benefit of Jonica Lynn Willingham and 121,245 shares held by John McC. Witherspoon, Trustee of trust for the benefit of Russell Dennis Willingham.

 (7) Includes 1,628,216 shares held by The Irwin Family Limited Partnership dated January 4, 1995 and 341,341 shares held by The Irwin Family Limited Partnership #2. Also includes 21.16 shares of Series 3 Preferred Stock held by Richard D. Irwin Revocable Living Trust dated January 4, 1995, 915.42 shares of Series 3 Preferred Stock held by Grumman Hill and 6,636,990 shares of Common Stock held by GHI. Mr. Irwin is President of Grumman Hill, the general partner of GHI, and Mr. Irwin may be deemed a beneficial owner of the shares owned by such entity.

 (8) Such shares are held by Trust for the Riordan & McKinzie Profit Sharing and Savings Plan for the benefit of Carl W. McKinzie.

 (9) Such shares are held by Phillip L. Williams, as Trustee of the Phillip and Jane Williams Living Trust, UDT August 20, 1985.

(10) Represents shares issuable with respect to the exercise of options. See "Management -- Director Compensation."

(11) The sole general partner of Grumman Hill Investments, L.P. is Grumman Hill Company, L.L.C., a Delaware limited liability company, of which Mr. Irwin, a director of the Company, is the general manager and a beneficial owner of a membership interest. Mr. Irwin may be deemed to have voting and investment power with respect to the shares held of record by Grumman Hill Investments, L.P.

                            DEBT AND CREDIT ARRANGEMENTS

     The primary debt and credit arrangements to which IXC Communications or its subsidiaries are parties (excluding intercompany debt and the Senior Notes) that remained outstanding after the sale of the Old Notes are summarized below.

     IXC Carrier had equipment and other purchase obligations of approximately $4.4 million at December 31, 1995 with a final maturity in 1997.

     MSHC is indebted to Allnet under the terms of a 9% $3.0 million original principal amount promissory note dated August 5, 1994. Cash interest is not payable on such note until 1998. Principal and interest on such note are payable quarterly in eight equal installments of approximately $560,000 commencing in 1998. The outstanding balance of such note at December 31, 1995 was approximately $3.4 million.

     MSM is indebted to Allnet under the terms of a 7% Senior-Subordinated Promissory Note dated August 1, 1994 in the original principal amount of $6.2 million. Monthly principal and interest payments on such note of approximately $136,000 commenced August 31, 1994 and continue through December 31, 1998. Payments with respect to such note may be made by MSM by providing Allnet with telecommunications capacity in lieu of cash. The outstanding balance of such note at December 31, 1995 was approximately $4.4 million.

     Switched Services has leased switches from DSC Finance Corporation under five-year capital leases with monthly payments of approximately $206,000. The outstanding balance of such capital leases at December 31, 1995 was approximately $9 million. Such capital leases are guaranteed by IXC Communications.

     IXC Long Distance purchased Excel's minority interest in Switched Services as of January 1, 1996 for a short-term, noninterest bearing promissory note in the original principal amount of approximately $6.2 million payable in installments during 1996. The first payment under such note was due March 1, 1996.

     In addition, IXC Communications may seek to obtain a revolving credit facility under which it will be able to borrow up to a certain percentage of the amount of qualifying accounts receivable of its subsidiaries. The Indenture for the Senior Notes limits IXC Communications from borrowing under such facility in excess of 85% of the amount of such qualifying accounts receivable. IXC Communications anticipates that its obligations under such revolving credit facility, if it is obtained, will be secured by intercompany notes from the subsidiaries owning the accounts receivable, which notes will in turn be secured by such accounts receivable. As of December 31, 1995, IXC Communications' accounts receivable were approximately $5.6 million.

                          DESCRIPTION OF SENIOR NOTES

     A copy of the Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

DESCRIPTION OF THE SENIOR NOTES

     Set forth below is a summary of certain provisions of the Senior Notes. The Senior Notes are issued pursuant to the Indenture dated as of October 5, 1995, by and among IXC Communications, the Guarantors and IBJ Schroder Bank & Trust Company, as Trustee. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Senior Notes and the Indenture, copies of which are available from IXC Communications upon request. Upon completion of the Exchange Offer, the terms of the Indenture will also be governed by certain provisions contained in the Trust Indenture Act of 1939, as amended ("TIA"). Definitions relating to certain terms are set forth under "-- Certain Definitions" and throughout this description. Capitalized terms used herein without definition have the meanings given to them in the Indenture. Wherever particular provisions of the Indenture are referred to in this summary, such provisions are incorporated by reference as part of the statement made and such statements are qualified in their entirety by such reference.

     The Senior Notes are senior obligations of IXC Communications, rank pari passu in right of payment with all existing and future senior Indebtedness of IXC Communications and rank senior in right of payment to all future subordinated Indebtedness of IXC Communications, if any. Except for the security interest in the Escrow Account granted to the Trustee as security for the obligations of IXC Communications under the Senior Notes, the Indenture, the Escrow Agreement and the Security Agreement as described below, the Senior Notes are senior unsecured obligations of IXC Communications.

     The operations of IXC Communications are conducted through its Subsidiaries and, therefore, IXC Communications is dependent upon the cash flow of its Subsidiaries to meet its obligations, including its obligations under the Senior Notes. IXC Communications' obligations under the Senior Notes are unconditionally guaranteed on an unsecured basis, jointly and severally, by the Guarantors. See "-- Subsidiary Guarantees."

DISBURSEMENT OF FUNDS -- ESCROW ACCOUNT

     Pursuant to the Escrow Account and Disbursement Agreement dated October 5, 1995, by and between IXC Communications and the holder of the escrowed funds (the "Escrow Holder"), IXC Communications deposited $200.0 million of the net proceeds from the sale of the Old Notes into the Escrow Account to be held and invested by the Escrow Holder in Cash Equivalents until such net proceeds, and the interest and other payments made upon or with respect to such amounts, if any, are drawn by IXC Communications to be used by it, or through its Restricted Subsidiaries, to: (i) fund the Fiber Expansion; (ii) acquire or develop software (including the acquisition of the assets or not less than a majority of the capital stock or other equity interest of another Person, where such other Person is primarily engaged in the software industry) to be used in connection with IXC Communications' network or switched-products business; (iii) make capital expenditures; (iv) make Old Note Additional Payments; (v) pay cash interest on the Senior Notes; or (vi) repurchase the Senior Notes upon the occurrence of a Change of Control or pursuant to an Escrow Account Repurchase Offer, including any accrued and unpaid interest, Old Note Additional Payments and Old Note Liquidated Damages thereon, if any, to such repurchase date. IXC Communications has also entered into an Escrow Account and Security Agreement dated October 5, 1995 (the "Security Agreement") whereby IXC Communications granted a security interest in the Escrow Account to the Trustee, as collateral agent (in such capacity, the "Collateral Agent") for the ratable benefit of the Holders of the Senior Notes. All amounts on deposit in the Escrow Account, pursuant to the terms of the Security Agreement, secure the obligations of IXC Communications under the Indenture, the Senior Notes and the Registration Rights Agreement. As of April 30, 1996, approximately $158.5 million remained in the Escrow Account. So long as no Event of Default has occurred and is continuing, and subject to certain terms and conditions in the Indenture, the Escrow Agreement and the Security Agreement, IXC Communications is entitled from time to time to receive disbursements from the Escrow Account, including receipt and use of all interest and other payments made upon or with respect to the Cash Equivalents held therein, to fund the Fiber Expansion, make capital expenditures, pay interest and Old Note Additional Payments on the Senior Notes and, upon certain repurchases or redemptions thereof, pay principal of, Old Note Liquidated Damages and premium, if any, thereon and use the funds for other permitted purposes described above. Upon delivery by IXC Communications of an Officer's Certificate certifying that the amount requested by IXC Communications from the Escrow Account will be used in accordance with the terms of the Indenture and the Escrow Agreement, and certifying that no Default or Event of Default has occurred and is continuing, the Escrow Holder makes disbursements out of the Escrow Account to IXC Communications in accordance with the Escrow Agreement.

     Upon the occurrence and during the continuance of an Event of Default all rights of IXC Communications to receive any disbursements of such collateral, including any interest and other payments made upon or with respect to such collateral, shall cease and upon acceleration of the Senior Notes, all interest and other payments made upon or with respect to such collateral shall be paid to the Collateral Agent, and the Collateral Agent may sell the collateral or any part thereof in accordance with the terms of the Security Agreement. All funds distributed under the Security Agreement and received by the Collateral Agent for the ratable benefit of the Holders of the Senior Notes shall be distributed by the Collateral Agent in accordance with the provisions of the Indenture.

PRINCIPAL, MATURITY, INTEREST AND OLD NOTE ADDITIONAL PAYMENTS

     The Senior Notes are limited in aggregate principal amount to $285.0 million and mature on October 1, 2005. Interest on the Senior Notes accrues at the rate of 12.50% per annum and is payable semiannually in arrears on April 1 and October 1, commencing on April 1, 1996, to Holders of record on the immediately preceding March 15 and September 15. Interest on the Senior Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. In addition, until the consummation of the Exchange Offer, or until the Old Notes have been registered pursuant to an effective Shelf Registration Statement, IXC Communications is required to make the Old Note Additional Payments in respect of the Old Notes. The Old Note Additional Payments will accrue with respect to the Old Notes at the rate of .50% per annum of the principal amount thereof, from and including the date of issuance and to, but not including, the date on which the Exchange Offer has been Consummated (as defined in the Registration Rights Agreement) or the date on which the Shelf Registration Statement is declared effective, as applicable. The Old Note Additional Payments are payable semiannually in arrears in cash on April 1 and October 1 of each year, commencing April 1, 1996, to Holders of record on the immediately preceding March 15 and September 15. IXC Communications is not required to make Old Note Additional Payments with respect to the New Notes. Principal, premium, if any, interest, Old Note Additional Payments and Old Note Liquidated Damages, if any, on the Senior Notes will be payable at the office or agency of IXC Communications maintained for such purpose within the City and State of New York or, at the option of IXC Communications, payment of interest, Old Note Additional Payments and Old Note Liquidated Damages, if any, may be made by check mailed to the Holders of the Senior Notes at their respective addresses set forth in the register of Holders of Senior Notes; provided that all payments with respect to the Senior Notes, the Holders of which have given wire transfer instructions to IXC Communications, will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by IXC Communications, IXC Communications' office or agency in New York will be the office of the Trustee maintained for such purpose. The Old Notes have been, and the New Notes will be, issued in denominations of $1,000 and integral multiples thereof.

SUBSIDIARY GUARANTEES

     IXC Communications' obligations under the Senior Notes are unconditionally guaranteed on an unsecured basis, jointly and severally, by the Guarantors. The obligations of each Guarantor under its Subsidiary Guarantee is limited by the terms of the Subsidiary Guarantee to the minimum extent necessary to prevent the Subsidiary Guarantee from violating or becoming voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

     The Indenture provides that no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Guarantor unless: (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee under the Senior Notes and the Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) IXC Communications (including the Guarantor, or any Person formed by or surviving any such consolidation or merger with such Guarantor) (a) would have Consolidated Net Worth (immediately after giving effect to such transaction), equal to or greater than its Consolidated Net Worth immediately preceding the transaction and (b) other than in the case of the consolidation or merger of two or more Guarantors or of one or more Guarantors with IXC Communications, would be permitted by virtue of the pro forma Indebtedness to Operating Cash Flow Ratio, to incur, immediately after giving effect to such transaction, at least $1.00 of additional Indebtedness pursuant to the Indebtedness to Operating Cash Flow Ratio test set forth in the covenant described under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock." The foregoing provision will not prevent the consolidation or merger of IXC Communications with or into one or more Guarantors or of any Guarantor into one or more other Guarantors; provided, however, that immediately after giving effect to such consolidation or merger no Default or Event of Default exists.

     The Indenture provides that in the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the corporation acquiring the assets of such Guarantor (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See "-- Repurchase at the Option of Holders -- Asset Sales."

ADDITIONAL SUBSIDIARY GUARANTEES

     The Indenture provides that IXC Communications or any of the Guarantors may, transfer or cause to be transferred, in one or a series of transactions (whether or not related), any assets, businesses, divisions, real property or equipment to any Restricted Subsidiary that is not a Guarantor, or may acquire another Restricted Subsidiary if: (i) such transaction is permitted under the covenant described under the caption "-- Certain Covenants -- Restricted Payments;" or (ii) immediately after giving effect to such transaction no Default or Event of Default exists and such transferee or acquired Restricted Subsidiary (a) executes a supplemental indenture in form and substance reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall guarantee IXC Communications' obligations under the Senior Notes on the terms set forth in such supplemental indenture and (b) delivers to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee that such supplemental indenture has been duly executed and delivered by such Restricted Subsidiary.

OPTIONAL REDEMPTION

     The Senior Notes are not be redeemable at IXC Communications' option prior to October 1, 2000. Thereafter, the Senior Notes will be subject to redemption at the option of IXC Communications, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, Old Note Additional Payments and Old Note Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on October 1 of the years indicated below:

                                       YEAR                             PERCENTAGE
                                      ------                            ----------
            2000......................................................    106.250%
            2001......................................................    104.686%
            2002......................................................    103.125%
            2003......................................................    101.563%
            2004......................................................    100.000%

     Notwithstanding the foregoing, at any time prior to October 1, 1998, IXC Communications may redeem Senior Notes with an aggregate principal amount of up to $100.0 million at a redemption price of 112.50% of the principal amount thereof plus accrued and unpaid interest, Old Note Additional Payments and Old Note Liquidated Damages, if any, thereon to the redemption date, with the net proceeds of offerings of Capital Stock of IXC Communications; provided that at least $100.0 million in aggregate principal amount of Senior Notes remain outstanding immediately after the occurrence of such redemption; and provided further, that each such redemption shall occur within 35 days of the date of the closing of applicable offerings of Capital Stock of IXC Communications.

REPURCHASE AT THE OPTION OF HOLDERS

 Change of Control

     Upon the occurrence of a Change of Control, each Holder of Senior Notes will have the right to require IXC Communications to repurchase all or any part (equal to $1,000 principal amount or an integral multiple thereof) of such Holder's Senior Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, Old Note Additional Payments and Old Note Liquidated Damages, if any, thereon to the date of repurchase (the "Change of Control Payment"). Within ten days following any Change of Control, IXC Communications will mail a notice to the Trustee and each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Senior Notes pursuant to the procedures required by the Indenture and described in such notice. IXC Communications will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Senior Notes as a result of a Change of Control.

     On the date set for repurchase of the Senior Notes in connection with a Change of Control Offer (the "Change of Control Payment Date"), IXC Communications will, to the extent lawful: (i) accept for payment all Senior Notes or portions thereof properly tendered pursuant to the Change of Control Offer; (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Senior Notes or portions thereof so tendered; and (iii) deliver or cause to be delivered to the Trustee the Senior Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Senior Notes or portions thereof being purchased by IXC Communications. The Paying Agent will promptly mail to each Holder of Senior Notes so tendered the Change of Control Payment for such Senior Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Senior Note equal in principal amount to any unpurchased portion of the Senior Notes surrendered, if any; provided that each such new Senior Note will be in a principal amount of $1,000 or an integral multiple thereof. IXC Communications will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     IXC Communications shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control offer made by IXC Communications and purchases all Senior Notes validly tendered and not withdrawn under such Change of Control Offer.

     Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Senior Notes to require that IXC Communications repurchase or redeem the Senior Notes in the event of a takeover, recapitalization or similar restructuring.

     The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of IXC Communications and its Restricted Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Senior Notes to require IXC Communications to repurchase such Senior Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of IXC Communications and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

 Asset Sales

     The Indenture provides that IXC Communications will not, and will not permit any of its Restricted Subsidiaries to, engage in an Asset Sale unless:
(i) IXC Communications (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued, sold or otherwise disposed of; and (ii) after giving effect to such Asset Sale, the non-cash consideration received in connection with all Asset Sales for the period beginning on the date of the Indenture through and including the date of such proposed Asset Sale, less cash received in connection with the sale, disposition, transfer or other conversion of non-cash consideration received in connection with Asset Sales during such period, does not exceed 5% of IXC Communications' Consolidated Tangible Assets after giving effect to such Asset Sale; provided that the amount of: (x) any liabilities (as shown on IXC Communications' or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of IXC Communications or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Senior Notes or any guarantee thereof) that are assumed by the transferee of any such assets; and (y) any notes or other obligations received by IXC Communications or any such Restricted Subsidiary from such transferee that are immediately converted by IXC Communications or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

     Within 365 days after the receipt of any Net Proceeds from an Asset Sale, IXC Communications or such Restricted Subsidiary may apply such Net Proceeds, at its option, to reduce Senior Bank Debt, Indebtedness of IXC Communications that is senior to or pari passu with the Senior Notes, or Indebtedness of any of its Restricted Subsidiaries that is not subordinated to the Senior Notes, and in each case to correspondingly reduce commitments with respect to such Indebtedness, or to make an investment in a Permitted Business, make a capital expenditure or acquire other long-term tangible assets in a Permitted Business. Pending the final application of any such Net Proceeds, IXC Communications or such Restricted Subsidiary may reduce Indebtedness under the Senior Bank Debt or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested within 365 days as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." Within five business days of each date on which the aggregate amount of Excess Proceeds exceeds $10.0 million, IXC Communications will be required to make an offer to all Holders of Senior Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Senior Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest, Old Note Additional Payments and Old Note Liquidated Damages, if any, thereon to the date of repurchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Senior Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, IXC Communications may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Senior Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Senior Notes to be purchased on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate, provided that no Senior Notes of $1,000 or less shall be reduced in part. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

 Escrow Account Repurchase Offer

     At any time after October 1, 1996, IXC Communications may, at its option, offer to repurchase that portion of the outstanding Senior Notes purchasable with the pledged collateral remaining in the Escrow Account at a price equal to 112.50% of the principal amount thereof plus accrued and unpaid interest, Old Note Additional Payments and Old Note Liquidated Damages, if any, to the repurchase date, provided that at least $100.0 million in aggregate principal amount of Senior Notes remain outstanding immediately after such repurchase. IXC Communications will mail a notice to the Trustee and to each Holder of Senior Notes apprising such Holders of the repurchase offer and of the Holders' rights arising as a result thereof and offering to repurchase Senior Notes pursuant to the procedures required by the Indenture and described in such notice. IXC Communications will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Senior Notes. To the extent that the aggregate amount of Senior Notes tendered pursuant to the repurchase offer is less than the amount of such repurchase offer, then the funds remaining in the Escrow Account after such repurchase shall be distributed to IXC Communications, the Escrow Account shall be terminated and IXC Communications may use such funds for general corporate purposes. If the aggregate amount of Senior Notes tendered by the Holders thereof exceeds the amount of the collateral, the Trustee shall select the Senior Notes to be purchased on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate, provided that no Senior Notes with principal amount of $1,000 or less shall be reduced in part.

SELECTION AND NOTICE

     If less than all of the Senior Notes are to be redeemed at any time, selection of Senior Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Senior Notes are listed, or, if the Senior Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Senior Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Senior Notes to be redeemed at its registered address. If any Senior Note is to be redeemed in part only, the notice of redemption that relates to such Senior Note shall state the portion of the principal amount thereof to be redeemed. A new Senior Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Senior Note. On and after the redemption date, interest ceases to accrue on Senior Notes or portions thereof called for redemption.

CERTAIN COVENANTS

 Restricted Payments

     The Indenture provides that IXC Communications will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of IXC Communications' or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving IXC Communications) or to the direct or indirect holders of IXC Communications' Equity Interests in any capacity (other than (a) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of IXC Communications, (b) dividends or distributions payable to IXC Communications or any of its Restricted Subsidiaries or (c) pro rata dividends or distributions in respect of Equity Interests of a Restricted Subsidiary of IXC Communications to Persons other than Affiliates of IXC Communications that are not Restricted Subsidiaries); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of IXC Communications or any Affiliate of IXC Communications (other than any such Equity Interests owned by IXC Communications or any Restricted Subsidiary of IXC Communications or a redemption or purchase of Equity Interests of a Restricted Subsidiary of IXC Communications from Persons other than Affiliates of IXC Communications that are not Restricted Subsidiaries); (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Senior Notes; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses
(i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

          (b) with respect to Restricted Payments referenced in clauses (i) through (iii) above, immediately after such Restricted Payment (the value of any such payment, if other than cash, being determined by the Board of Directors and evidenced by a resolution set forth in an Officers' Certificate delivered to the Trustee) and after giving effect thereto on a pro forma basis, the Consolidated Net Worth of the Company would be more than $50.0 million; and

          (c) IXC Communications would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Indebtedness to Operating Cash Flow Ratio test set forth in the first paragraph of the covenant described below under caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock;" and

          (d) such Restricted Payment, together with the aggregate of all other Restricted Payments made by IXC Communications and its Restricted Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (y) and (z) of the next succeeding paragraph), is less than the sum of: (i) an amount equal to the Cumulative Operating Cash Flow for the period (taken as one accounting period) from the beginning of the first full fiscal quarter commencing after the date of the Indenture to the end of IXC Communications' most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (the "Basket Period") less 1.75 times IXC Communications' Cumulative Total Interest Expense for the Basket Period, plus (ii) 100% of the aggregate net cash proceeds received (1) by IXC Communications as capital contributions to IXC Communications (other than from a Subsidiary) or (2) from the sale by IXC Communications (other than to a Subsidiary) of Equity Interests (other than Disqualified Stock), plus (iii) without duplication, to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the Net Proceeds received by IXC Communications or a Restricted Subsidiary of IXC Communications upon the sale of such Restricted Investment, plus (iv) if any Unrestricted Subsidiary of IXC Communications becomes a Restricted Subsidiary of IXC Communications, the lower of the aggregate of all Restricted Payments made after the date of the Indenture by IXC Communications and its Restricted Subsidiaries to such Unrestricted Subsidiary or the Consolidated Net Worth of such Unrestricted Subsidiary as of such date, less (v) if any Restricted Subsidiary of IXC Communications becomes an Unrestricted Subsidiary of IXC Communications, the aggregate of all Investments made after the date of the Indenture by IXC Communications and its Restricted Subsidiaries in such Restricted Subsidiary.

     The foregoing provisions will not prohibit: (w) the use of the funds in the Escrow Account for the purposes set forth under "-- Disbursement of Funds -- Escrow Account;" (x) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (y) the redemption, repurchase, retirement or other acquisition of any Equity Interests of IXC Communications in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of IXC Communications) of other Equity Interests of IXC Communications (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (d)(ii) of the preceding paragraph; and (z) the defeasance, redemption or repurchase of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary of IXC Communications) of

Equity Interests of IXC Communications (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (d)(ii) of the preceding paragraph and no Default or Event of Default shall have occurred and be continuing immediately after such transaction.

     The amount of all Restricted Payments (other than cash) shall be the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by IXC Communications or such Restricted Subsidiary, as the case may be, constituting the Restricted Payment. Not later than the date of making any Restricted Payment, IXC Communications shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, which calculations may be based upon IXC Communications' latest available financial statements.

INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

     The Indenture provides that IXC Communications will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that IXC Communications will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that IXC Communications or any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if:

          (i) the Indebtedness to Operating Cash Flow Ratio for IXC Communications' most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been not more than 5 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued, as the case may be, as of the date of such calculation; and

          (ii) such Indebtedness is expressly pari passu with or subordinated in right of payment to, in the case of IXC Communications, the Senior Notes, or in the case of a Guarantor, its Subsidiary Guarantee.

     The foregoing provisions will not apply to:

          (i) the incurrence by IXC Communications or any of its Restricted Subsidiaries of Senior Bank Debt in an aggregate principal amount not exceeding 85% of the aggregate of Accounts Receivable of IXC Communications and its Restricted Subsidiaries;

          (ii) the incurrence by IXC Communications or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by the Indenture to be incurred;

          (iii) the incurrence by IXC Communications or any of its Restricted Subsidiaries of intercompany Indebtedness between or among IXC Communications and any of its Restricted Subsidiaries that are Guarantors; provided, however, that: (a) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than a Restricted Subsidiary that is a Guarantor and (b) any sale or other transfer of any such Indebtedness to a Person that is not either IXC Communications or a Restricted Subsidiary that is a Guarantor shall be deemed, in each case, to constitute an incurrence of such Indebtedness by IXC Communications or such Restricted Subsidiary, as the case may be;

          (iv) the incurrence by IXC Communications or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

          (v) the incurrence by IXC Communications or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in the business of IXC Communications or such Restricted Subsidiary, in an aggregate principal amount incurred after the date of the Indenture not to exceed $15.0 million at any time outstanding;

          (vi) the incurrence by IXC Communications or any of its Restricted Subsidiaries of Indebtedness (in addition to the Senior Notes and Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount at any time outstanding not to exceed 5% of Consolidated Tangible Assets; and

          (vii) the issuance of the New Notes in connection with the Exchange Offer.

 Liens

     The Indenture provides that IXC Communications will not and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, or upon any income or profits therefrom, unless all payments due under the Indenture and the Senior Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

  Sale and Leaseback Transactions

     The Indenture provides that IXC Communications will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that IXC Communications may enter into a sale and leaseback transaction if: (i) IXC Communications could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Indebtedness to Operating Cash Flow Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Incurrence of Additional Indebtedness and Issuance of Preferred Stock" and (b) granted a Permitted Lien to secure such Indebtedness pursuant to clause (iii) or (ix) of the definition of "Permitted Liens"; (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction; and
(iii) the transfer of assets in such sale and leaseback transaction is permitted by, and IXC Communications or such Restricted Subsidiary applies the proceeds of such transaction in compliance with, the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales."

  Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

     The Indenture provides that IXC Communications will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of IXC Communications to: (i)(a) pay dividends or make any other distributions to IXC Communications or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to IXC Communications or any of its Restricted Subsidiaries; (ii) make loans or advances to IXC Communications or any of its Restricted Subsidiaries; or (iii) transfer any of its properties or assets to IXC Communications or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) applicable law,
(b) any instrument governing Indebtedness or Capital Stock of a Person acquired by IXC Communications or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that the Consolidated Cash Flow of such Person is not taken into account in determining whether

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

such acquisition was permitted by the terms of the Indenture, (c) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (d) in the case of encumbrances or restrictions of the nature described in clause (iii) above, Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or improvement of property used in the business of IXC Communications or any of its Restricted Subsidiaries, (e) the Senior Bank Debt in the case of encumbrances or restrictions in connection with the transfer or assignment of the collateral securing such Senior Bank Debt, or (f) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

  Merger, Consolidation, or Sale of Assets

     The Indenture provides that IXC Communications may not consolidate or merge with or into (whether or not IXC Communications is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless: (i) IXC Communications is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than IXC Communications) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than IXC Communications) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of IXC Communications under the Senior Notes and the Indenture pursuant to a supplemental indenture in a form satisfactory to the Trustee in its reasonable judgment; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) IXC Communications or the entity or Person formed by or surviving any such consolidation or merger (if other than IXC Communications), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (a) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of IXC Communications immediately preceding the transaction and (b) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Indebtedness to Operating Cash Flow Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock."

  Transactions with Affiliates

     The Indenture provides that IXC Communications will not, and will not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless: (i) such Affiliate Transaction is on terms that are no less favorable to IXC Communications or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by IXC Communications or such Restricted Subsidiary with an unrelated Person; and (ii) IXC Communications delivers to the Trustee (a) with respect to any Affiliate Transaction involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors of IXC Communications set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of IXC Communications and (b) with respect to any Affiliate Transaction involving aggregate consideration in excess of $5.0 million, other than transactions with GE Capital Communication, an opinion as to the fairness to IXC Communications or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an investment banking firm of national standing; provided that
(w) employment agreement or consulting agreement entered into by IXC Communications or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted

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

Subsidiary, (x) transactions between or among IXC Communications and/or its Restricted Subsidiaries, (y) transactions in connection with Permitted Businesses between IXC Communications and GE Capital Communication and (z) transactions permitted by the provisions of the Indenture described above under the caption "-- Certain Covenants -- Restricted Payments," in each case, shall not be deemed Affiliate Transactions. Notwithstanding the foregoing, Affiliate Transactions shall not include any transaction involving the sale, purchase, repurchase, redemption, transfer, exchange or other acquisition or disposition of Senior Notes by or from, or the payment of principal of, premium, if any, and interest, Old Note Additional Payments and Old Note Liquidated Damages on, any Senior Notes to, any Affiliate of IXC Communications or any Affiliate of a Restricted Subsidiary of IXC Communications; provided, that such transaction is offered substantially concurrently to all other Holders of Senior Notes on the same terms and conditions; provided, further, that such transaction is approved by a majority of the disinterested members of the Board of Directors of IXC Communications, other than transactions in connection with the payment of principal of and premium, if any, and interest, Old Note Additional Payments and Old Note Liquidated Damages, if any, on the Senior Notes as described under the captions "-- Optional Redemption," "-- Repurchase at the Option of Holders
- -- Change of Control," "-- Asset Sales", "-- Escrow Account Repurchase Offer" and "-- Principal, Maturity, Interest and Old Note Additional Payments."

  Limitation on Issuances and Sales of Capital Stock of Wholly Owned Restricted Subsidiaries

     The Indenture provides that IXC Communications: (i) will not, and will not permit any Wholly Owned Restricted Subsidiary of IXC Communications to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Wholly Owned Restricted Subsidiary of IXC Communications to any Person (other than IXC Communications or a Wholly Owned Restricted Subsidiary of IXC Communications), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Wholly Owned Restricted Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales" and (ii) will not permit any Wholly Owned Restricted Subsidiary of IXC Communications to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to IXC Communications or a Wholly Owned Restricted Subsidiary of IXC Communications.

  Payments for Consent

     The Indenture provides that neither IXC Communications nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Senior Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture, the Senior Notes, the Security Agreement, the Escrow Account and Disbursement Agreement or the Registration Rights Agreement unless such consideration is offered to be paid or agreed to be paid to all Holders of the Senior Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

  Reports

     The Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any Senior Notes are outstanding, IXC Communications will furnish to the original placement agents and the Holders of Senior Notes: (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if IXC Communications were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by IXC Communications' certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if IXC Communications were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, following consummation of the Exchange Offer or, if a Shelf Registration Statement is filed, after such Shelf Registration Statement has been declared effective by the Commission, IXC Communications will file a copy of all such information and reports with

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

the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to prospective investors upon request. In addition, IXC Communications has agreed that, for so long as any Senior Notes remain outstanding, it will furnish to the Placement Agents, the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT AND REMEDIES

     The Indenture provides that each of the following constitutes an event of default (an "Event of Default"): (i) a default for 30 days in the payment when due of interest on, or Old Note Additional Payments or Old Note Liquidated Damages, if any, with respect to, the Senior Notes; (ii) a default in payment when due of the principal of or premium, if any, on the Senior Notes; (iii) a failure by IXC Communications to comply with the provisions described under the captions "-- Repurchase at the Option of Holders -- Change of Control,"
"-- Repurchase at the Option of Holders -- Asset Sales," "-- Repurchase at the Option of Holders -- Escrow Account Repurchase Offer," "-- Certain
Covenants -- Restricted Payments" or "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock;" (iv) a failure by IXC Communications for 60 days after notice by the Trustee or the Holders of not less than 25% of the aggregate principal amount of the Senior Notes then outstanding to comply with any of its other agreements in the Indenture or the Senior Notes; (v) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by IXC Communications or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) a failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) a breach by IXC Communications of any material representation or warranty set forth in the Security Agreement, or default by IXC Communications in the performance of any covenant set forth in the Security Agreement, or repudiation by IXC Communications of its obligations under the Security Agreement or the unenforceability of the Security Agreement against the Company for any reason;
(viii) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; (ix) IXC Communications or any of its Restricted Subsidiaries uses any amounts disbursed from the Escrow Account for any purpose other than the permitted uses defined in the Escrow Agreement as described under the caption "-- Disbursement of Funds -- Escrow Account;" and (x) certain events of bankruptcy or insolvency with respect to IXC Communications or any of its Significant Subsidiaries.

     If any Event of Default (other than an Event of Default specified in clause
(x) above) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Notes may declare all the Senior Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to IXC Communications, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Senior Notes will become due and payable without further action or notice. Holders of the Senior Notes may not enforce the Indenture or the Senior Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Senior Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Senior Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

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

     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of IXC Communications with the intention of avoiding payment of the premium that the Company would have had to pay if IXC Communications then had elected to redeem the Senior Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Senior Notes. If an Event of Default occurs prior to October 1, 2000 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of IXC Communications with the intention of avoiding the prohibition on redemption of the Senior Notes prior to October 1, 2000, then a premium of 12.50% of the principal amount thereof shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Senior Notes.

     The Holders of a majority in aggregate principal amount of the Senior Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Senior Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest, Old Note Additional Payments or Old Note Liquidated Damages on, or the principal of, the Senior Notes.

     IXC Communications is required to promptly deliver to the Trustee annually a statement regarding compliance with the Indenture, and IXC Communications is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of IXC Communications or of any Subsidiary, as such, shall have any liability for any obligations of IXC Communications or any Subsidiary under the Senior Notes, Indenture, Registration Rights Agreement, Security Agreement or Subsidiary Guaranty for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Senior Notes by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     IXC Communications may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Senior Notes ("Legal Defeasance") except for: (i) the rights of Holders of outstanding Senior Notes to receive payments in respect of the principal of, premium, if any, and interest, Old Note Additional Payments and Old Note Liquidated Damages, if any, on such Senior Notes when such payments are due from the trust referred to below; (ii) IXC Communications' obligations with respect to the Senior Notes concerning issuing temporary Senior Notes, registration of Senior Notes, mutilated, destroyed, lost or stolen Senior Notes and the maintenance of an office or agency for payment and money for security payments held in trust;
(iii) the rights, powers, trusts, duties and immunities of the Trustee, and IXC Communications' obligations in connection therewith; and (iv) the Legal Defeasance provisions of the Indenture. In addition, IXC Communications may, at its option and at any time, elect to have the obligations of IXC Communications released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Senior Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Senior Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance: (i) IXC Communications must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Senior Notes, cash in U.S. dollars, noncallable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest, Old Note Additional Payments and Old Note Liquidated Damages, if any, on

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

the outstanding Senior Notes on the stated maturity or on the applicable redemption date, as the case may be, and IXC Communications must specify whether the Senior Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, IXC Communications shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (a) IXC Communications has received from, or there has been published by, the Internal Revenue Service ("IRS") a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, IXC Communications shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which IXC Communications or any of its Subsidiaries is bound; (vi) IXC Communications must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) IXC Communications must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by IXC Communications with the intent of preferring the Holders of Senior Notes over the other creditors of IXC Communications with the intent of defeating, hindering, delaying or defrauding creditors of IXC Communications or others; and
(viii) IXC Communications must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

     A Holder may transfer or exchange Senior Notes in accordance with the provisions of the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and IXC Communications may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. IXC Communications is not required to transfer or exchange any Senior Note selected for redemption. Also, IXC Communications is not required to transfer or exchange any Senior Note for a period of 15 days before a selection of Senior Notes to be redeemed.

     The registered Holder of a Senior Note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two succeeding paragraphs, the Indenture or the Senior Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Senior Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Senior Notes), and any existing default or compliance with any provision of the Indenture or the Senior Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Notes (including consents obtained in connection with a tender offer or exchange offer for Senior Notes).

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Senior Notes held by a non-consenting Holder): (i) reduce the principal amount of Senior Notes whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the principal of or change the fixed

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

maturity of any Senior Note or alter or waive the provisions with respect to the redemption of the Senior Notes (other than provisions relating to the covenants described above under the captions "-- Repurchase at the Option of Holders");
(iii) reduce the rate of or change the time for payment of interest on any Senior Note; (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest, Old Note Additional Payments or Old Note Liquidated Damages on the Senior Notes (except a rescission of acceleration of the Senior Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Senior Notes and a waiver of the payment default that resulted from such acceleration); (v) make any Senior Note payable in money other than that stated in the Senior Notes; (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Senior Notes to receive payments of principal of or premium, if any, or interest, Old Note Additional Payments or Old Note Liquidated Damages on the Senior Notes; (vii) waive a redemption payment with respect to any Senior Note (other than a payment required by one of the covenants described above under the caption "-- Repurchase at the Option of Holders"); (viii) make any change in the provisions of the Indenture, Escrow Agreement or Security Agreement with respect to or affecting the rights of the Collateral Agent or the Holders of Senior Notes to exercise any right with respect to or receive any payment of the pledged collateral; or (ix) make any change in the foregoing amendment and waiver provisions.

     Without the consent of at least 75% in principal amount of the Senior Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Senior Notes), no waiver or amendment to the Indenture may make any change in the provision described above under the caption
"-- Repurchase at the Option of Holders."

     Notwithstanding the foregoing, without the consent of any Holder of Senior Notes, IXC Communications and the Trustee may amend or supplement the Indenture or the Senior Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes, to provide for the assumption of IXC Communications' obligations to Holders of Senior Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of Senior Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA.

CONCERNING THE TRUSTEE

     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of IXC Communications, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue (in the event such conflict arises after consummation of the exchange offer for Senior Notes) or resign.

     The Holders of a majority in principal amount of the then outstanding Senior Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Senior Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

BOOK-ENTRY, DELIVERY AND FORM

     Except as set forth in the next paragraph, the Old Notes have been, and the New Notes will be, issued in the form of one or more Global Notes (collectively, the "Global Note"). The Global Note was deposited on the date of the closing of the sale of the Old Notes (the "Closing Date") with, or on behalf of, the Depositary

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

and registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to herein as the "Global Note Holder").

     Old Notes that were issued, or New Notes that will be issued, as described below under "-- Certificated Securities," were, or will be, issued in the form of registered definitive certificates (the "Certificated Securities"). Upon the transfer to a qualified institutional buyer of Certificated Securities, such Certificated Securities may, unless the Global Note has previously been exchanged for Certificated Securities, be exchanged for an interest in the Global Note representing the principal amount of Senior Notes being transferred.

     The Depositary is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participants" or the "Depositary's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary's Participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depositary's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depositary only through the Depositary's Participants or the Depositary's Indirect Participants.

     The Company expects that pursuant to procedures established by the Depositary ownership of the Senior Notes evidenced by the Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depositary (with respect to the interests of the Depositary's Participants), the Depositary's Participants and the Depositary's Indirect Participants. Prospective purchasers are advised that the laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer Senior Notes evidenced by the Global Note will be limited to such extent.

     So long as the Global Note Holder is the registered owner of any Senior Notes, the Global Note Holder will be considered the sole Holder under the Indenture of any Senior Notes evidenced by the Global Note. Beneficial owners of Senior Notes evidenced by the Global Note will not be considered the owners or Holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. Neither IXC Communications nor the Trustee will have any responsibility or liability for any aspect of the records of the Depositary or for maintaining, supervising or reviewing any records of the Depositary relating to the Senior Notes.

     Payments in respect of the principal of, premium, if any, interest, Old Note Additional Payments and Old Note Liquidated Damages, if any, on any Senior Notes registered in the name of the Global Note Holder on the applicable record date will be payable by the Trustee to or at the direction of the Global Note Holder in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, IXC Communications and the Trustee may treat the persons in whose names Senior Notes, including the Global Note, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither IXC Communications nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Senior Notes. IXC Communications believes, however, that it is currently the policy of the Depositary to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of the Depositary. Payments by the Depositary's Participants and the Depositary's Indirect Participants to the beneficial owners of Senior Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary's Participants or the Depositary's Indirect Participants.

CERTIFICATED SECURITIES

     Subject to certain conditions, any person having a beneficial interest in the Global Note may, upon request to the Trustee, exchange such beneficial interest for Senior Notes in the form of Certificated Securities. Upon any such issuance, the Trustee is required to register such Certificated Securities in the name

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

of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). In addition, if (i) IXC Communications notifies the Trustee in writing that the Depositary is no longer willing or able to act as a depositary and IXC Communications is unable to locate a qualified successor within 90 days or (ii) IXC Communications, at its option, notifies the Trustee in writing that it elects to cause the issuance of Senior Notes in the form of Certificated Securities under the Indenture, then, upon surrender by the Global Note Holder of its Global Note, Senior Notes in such form will be issued to each person that the Global Note Holder and the Depositary identify as being the beneficial owner of the related Senior Notes.

     Neither IXC Communications nor the Trustee will be liable for any delay by the Global Note Holder or the Depositary in identifying the beneficial owners of Senior Notes and IXC Communications and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or the Depositary for all purposes.

SAME-DAY SETTLEMENT AND PAYMENT

     The Indenture requires that payments in respect of the Senior Notes represented by the Global Note (including principal, premium, if any, interest, Old Note Additional Payments and Old Note Liquidated Damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. With respect to Certificated Securities, IXC Communications will make all payments of principal, premium, if any, interest, Old Note Additional Payments and Old Note Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, the Senior Notes represented by the Global Note are expected to be eligible to trade in the Depositary's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Senior Notes will, therefore, be required by the Depositary to be settled in immediately available funds.

     IXC Communications expects that secondary trading in the Certificated Securities will also be settled in immediately available funds.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Accounts Receivable" means, with respect to any Person, all accounts receivable of such Person net of allowances for uncollectible accounts, discounts, refunds and all other allowances as determined in accordance with GAAP.

     "Acquired Debt" means, with respect to any specified Person: (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person after the date of the Indenture.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

     "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of a sale and leaseback) other than in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of IXC Communications and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "Repurchase at the Option of Holders -- Change of Control" and/or the provisions described above under the caption "-- Repurchase at the Option of Holders
- -- Asset Sales" and not by the provisions of the Asset Sale covenant), and (ii) the issue or sale by IXC Communications or any of its Restricted Subsidiaries of Equity Interests of any of IXC Communications' Restricted Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing: (i) a transfer of assets by IXC Communications to its Wholly Owned Restricted Subsidiaries or by its Wholly Owned Restricted Subsidiaries to IXC Communications or to another of IXC Communications' Wholly Owned Restricted Subsidiary, (ii) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to IXC Communications or to another Wholly Owned Restricted
Subsidiary of IXC Communications, (iii) a Restricted Payment that is permitted by the covenant described above under the caption "-- Certain
Covenants -- Restricted Payments," (iv) an issuance or sale of an Equity
Interest of an Unrestricted Subsidiary and (v) an Asset Swap will not be deemed to be Asset Sales.

     "Asset Swap" means an exchange of assets by IXC Communications or any of its Restricted Subsidiaries for one or more Permitted Businesses, assets to be used in a Permitted Business, or for a controlling equity interest in any Person whose assets consist primarily of one or more Permitted Businesses.

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a limited liability company, membership interests, (iv) in the case of a partnership, partnership interests (whether general or limited) and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having the highest rating obtainable from either Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Corporation ("Standard & Poor's") and, in each case, maturing within six months after the date of acquisition.

     "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of IXC Communications and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), (ii) the adoption of a plan relating to the liquidation or dissolution of IXC Communications, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting stock of IXC Communications or (iv) the first day on which a majority of the members of the Board of Directors of IXC Communications are not Continuing Directors. Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred if, after such event that otherwise would constitute a Change of Control, the Senior Notes are rated Investment Grade by Moody's or Standard & Poor's on the 30th day following the event that otherwise would constitute a Change of Control (the "Change of Control Determination Date"), provided, that to the extent there is a "rating watch" with respect to the Senior Notes or other rating agency review on such 30th day, then the Change of Control Determination Date shall be the first Business Day thereafter on which the Senior Notes are not subject to a "rating watch" or other rating agency review by either Moody's or Standard & Poor's. The term "Investment Grade," for such purpose, means a rating of Baa3 or higher, in the case of Moody's, or BBB- or higher in the case of Standard & Poor's.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary,
(ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

     "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of: (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, as determined in accordance with GAAP.

     "Consolidated Tangible Assets" means, with respect to any Person as of any date, the sum of the consolidated gross book value as reflected in accounting books and records of such Person of all its property, both real and personal, less (i) the net book value of all its licenses, patents, patent applications, copyrights, trademarks, tradenames, goodwill, non-compete agreements or organizational expenses and other like intangibles, (ii) unamortized debt discount and expenses, (iii) all reserves for depreciation, obsolescence, depletion and amortization of its properties and (iv) all other proper reserves which should be provided in connection with the business conducted by such Person, all of the foregoing as determined in accordance with GAAP.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of IXC Communications who (i) was a member of such Board of Directors on the date of the Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Cumulative Operating Cash Flow" means, as of any date of determination, Operating Cash Flow for IXC Communications and its Restricted Subsidiaries for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of the IXC Communications' most recently ended fiscal quarter for which internal financial statements are available at such date of determination.

     "Cumulative Total Interest Expense" means, with respect to any Person, as of any date of determination, Total Interest Expense for the period (taken as one accounting period) from the beginning of the first full fiscal quarter commencing after the date of the Indenture to the end of such Person's most recently ended fiscal quarter for which internal financial statements are available at such date of determination.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date one year after the date on which the Senior Notes mature.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of the Indenture.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Guarantors" means each of (i) Atlantic States Microwave Transmission Company, Central States Microwave Transmission Company, Telcom Engineering, Inc., Tower Communication Systems Corp., West Texas Microwave Company, Western States Microwave Transmission Company, Rio Grande Transmission, Inc., IXC Carrier, Inc., IXC Long Distance, Inc. and Link Net International, Inc. and (ii) any other Subsidiary that executes a supplemental indenture unconditionally guaranteeing all of IXC Communications' obligations under the Senior Notes on the terms set forth in such supplemental indenture, and their respective successors and assigns; provided, however, that no Person shall be a Guarantor after such time as it has been released from its Subsidiary Guarantee pursuant to the provisions of the Indenture.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "Holder" means a Person in whose name a Senior Note is registered.

     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the full amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

     "Indebtedness to Operating Cash Flow Ratio" means, as of any date of determination, the ratio of (a) the aggregate principal amount of all outstanding Indebtedness of a Person and its Restricted Subsidiaries as of such date on a consolidated basis, plus the aggregate liquidation preference of all outstanding preferred stock of the Restricted Subsidiaries of such Person as of such date (excluding any such preferred stock held by such Person or a Wholly Owned Restricted Subsidiary of such Person), plus the aggregate liquidation preference or redemption amount of all Disqualified Stock of such Person (excluding any Disqualified Stock held by such Person or a Wholly Owned Restricted Subsidiary of such Person) as of such date to (b) Operating Cash Flow of such Person and its Restricted Subsidiaries for the most recent four-quarter period for which internal financial statements are available, determined on a pro forma basis after giving effect to all acquisitions and dispositions of assets (notwithstanding clause (iii) of the definition of "Consolidated Net Income" and including, without limitation, Asset Swaps) made by such Person and its Restricted Subsidiaries since the beginning of such four-quarter period through such date as if such acquisitions and dispositions had occurred at the beginning of such four-quarter period.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel, relocation and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by IXC Communications or any of its Restricted Subsidiaries shall not be deemed to be an Investment to the extent the consideration for such Equity Interests or other securities consists of common equity securities of IXC Communications.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Liquidated Damages" and "Old Note Liquidated Damages" mean all liquidated damages then owing pursuant to the Indenture or the Registration Rights Agreement.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions), or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds received by IXC Communications or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than Senior Bank Debt) secured by a

Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP; provided, however, that Net Proceeds shall not include that portion of Net Proceeds from an Asset Sale by a Restricted Subsidiary of IXC Communications that are paid as a pro rata dividend or distributed with respect to an Equity Interest of such Restricted Subsidiary, or used to purchase, redeem or otherwise retire for value an Equity Interest of such Restricted Subsidiary, held by a Person other than IXC Communications or any of its Affiliates.

     "Non-Recourse Debt" means Indebtedness: (i) as to which neither IXC Communications nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of IXC Communications or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of IXC Communications or any of its Restricted Subsidiaries.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness, including, in the case of the Old Notes, the Old Note Additional Payments and the Old Note Liquidated Damages.

     "Operating Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, (A) plus (i) extraordinary net losses, net losses on sales of assets outside the ordinary course of business during such period and non-cash charges relating to write-downs of property and equipment, to the extent such losses and charges were deducted in computing such Consolidated Net Income, plus (ii) provision for taxes based on income or profits, to the extent such provision for taxes was included in computing such Consolidated Net Income, and any provision for taxes utilized in computing the net losses under clause (i) hereof, plus (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income, and (B) less all non-cash income for such period (excluding any such non-cash income to the extent it represents an accrual of cash income in any future period or amortization of cash income received in a prior period). Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Operating Cash Flow only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if and to the extent such Restricted Subsidiary could have paid such amount at the date of determination as a dividend or similar distribution to the referent Person by such Restricted Subsidiary without prior governmental approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

     "Permitted Businesses" means (i) any communications business and (ii) any business reasonably related or ancillary thereto.

     "Permitted Investments" means: (i) any Investments in IXC Communications or in a Restricted Subsidiary of IXC Communications; (ii) any Investments in Cash Equivalents; (iii) any Investments in securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than two years from the date of acquisition; (iv) Investments by IXC Communications or any Restricted Subsidiary of IXC Communications in a Person if as a result of such Investment
(a) such Person becomes a Guarantor or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, IXC Communications or a Guarantor; (v) Restricted Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales;" and (vi) other Investments in any Person that in the aggregate do not exceed $15.0 million (determined using the cost basis of each such Investment without regard to gains and losses attributable to such Investment).

     "Permitted Liens" means (i) Liens on Accounts Receivable of IXC Communications or its Subsidiaries; (ii) Liens in favor of IXC Communications;
(iii) Liens securing Indebtedness permitted by clauses (v) and (vi) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and issuance of Preferred Stock;" (iv) Liens on property of a Person existing at the time such Person is merged into or consolidated with IXC Communications or any of its Subsidiaries; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with IXC Communications or such Subsidiary; (v) Liens on property existing at the time of acquisition thereof by IXC Communications or any of its Subsidiaries, provided that such Liens were in existence prior to the contemplation of such acquisition; (vi) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vii) Liens existing on the date of the Indenture; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; and (ix) Liens incurred in the ordinary course of business of IXC Communications or any of its Subsidiaries with respect to obligations that do not exceed $1.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by IXC Communications or such Subsidiary.

     "Permitted Refinancing Indebtedness" means any Indebtedness of IXC Communications or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of IXC Communications or any of its Restricted Subsidiaries; provided that: (i) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Senior Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Senior Notes on terms at least as favorable to the Holders of Senior Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by IXC Communications or by such Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Principals" means the officers and directors of IXC Communications, and General Electric Pension Trust, Grumman Hill Associates, Inc. and Grumman Hill Investments, L.P., and each of their respective officers and directors.

     "Related Party" with respect to any Principal means (i) any controlling stockholder, 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (i).

     "Restricted Investment" means any Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any direct or indirect Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "Senior Bank Debt" means the Indebtedness outstanding under any credit facility entered into by IXC Communications or any of its Restricted Subsidiaries in an aggregate principal amount not exceeding 85% of the aggregate Accounts Receivable of IXC Communications and its Restricted Subsidiaries, as such agreement may be restated, further amended, supplemented or otherwise modified or replaced from time to time hereafter, together with any refunding or replacement of such Indebtedness.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Indenture.

     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or any combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     "Total Interest Expense" means, with respect to any Person for any period, the sum of: (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligation, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations); (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, to the extent such amounts are not included in clause (i) of this definition; (iii) any interest expense for such period on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon); and (iv) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) during such period on any series of preferred stock of a Restricted Subsidiary of such Person.

     "Unrestricted Subsidiary" means any Subsidiary of IXC Communications or any of its Subsidiaries that is designated by the Board of Directors of IXC Communications as an Unrestricted Subsidiary pursuant to a board resolution, but only to the extent that such Subsidiary: (i) has no Indebtedness other than Non-Recourse Debt; (ii) is not party to any agreement, contract, arrangement or understanding with IXC Communications or any of its Restricted Subsidiaries unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to IXC Communications or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of IXC Communications or any of its Restricted Subsidiaries; and (iii) is a Person with respect to which neither IXC Communications nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "Certain Covenants -- Restricted Payments." If, at any time, any Unrestricted Subsidiary of IXC Communications would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of IXC Communications as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock" (treating such Subsidiary as a Restricted Subsidiary of IXC Communications for such purpose for the period relevant thereto), IXC Communications shall be in default of such covenant). The Board of Directors of IXC Communications may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of IXC Communications; provided that such designation shall be deemed to be an incurrence of Indebtedness by such Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if:
(i) such Indebtedness is permitted under the covenant described under the caption "Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock" and (ii) no Default or Event of Default would be in existence following such designation. In addition, the Board of Directors of IXC Communications may at any time designate any of its Restricted Subsidiaries to be an Unrestricted Subsidiary; provided that such designation shall be deemed to be a Restricted Payment in an amount equal to the aggregate of all Investments made after the date of the Indenture by IXC Communications and any of its Restricted Subsidiaries in such Restricted Subsidiary and such designation shall only be permitted if: (i) such Restricted Payment is permitted under the covenant described under the caption "Certain Covenants -- Restricted Payments" and (ii) no Default or Event of Default would be in existence following such designation. Notwithstanding the foregoing, none of IXC Communications' Restricted Subsidiaries as of the date of the Indenture, and no entity into which any such Restricted Subsidiary existing as of the date of the Indenture is merged or to which all or substantially all of its assets are transferred (other than in a transfer which is an Asset Sale), shall at any time be designated an Unrestricted Subsidiary.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person, or by one or more Wholly Owned Restricted Subsidiaries of such Person, or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion of federal income tax considerations is for general information only and is based upon the current provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations, judicial authority and administrative rulings and practice. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements or conclusions set forth below.

     The discussion does not cover all aspects of federal taxation that may be relevant to particular Holders, and it does not address state, local, foreign or other tax laws. Certain Holders (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, taxpayers subject to the alternative minimum tax and foreign persons) may be subject to special rules not discussed below.

     Because the terms of the New Notes should not be considered for federal income tax purposes to differ materially from the terms of the Old Notes, the exchange of New Notes for Old Notes should not be an exchange or other taxable event for federal income tax purposes. Accordingly, the New Notes should have the same issue price as the Old Notes and a Holder should have the same adjusted basis and holding period in the New Notes as it had in the Old Notes immediately before the exchange. If the New Notes were determined to differ materially from the Old Notes, the exchange of New Notes for Old Notes could be treated as a taxable exchange, in which case Holders of Old Notes may be required to recognize gain or loss for federal income tax purposes.

     EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR IN DETERMINING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES TO IT OF THE EXCHANGE OF OLD NOTES FOR NEW NOTES AND THE OWNERSHIP AND DISPOSITION OF THE NEW NOTES.

                              PLAN OF DISTRIBUTION

     Any broker-dealer who holds Old Notes that are "Transfer Restricted Securities" (as defined in the Registration Rights Agreement) and that were acquired for its own account as a result of market-making activities or other trading activities (other than Old Notes acquired directly from IXC Communications) may exchange such Old Notes; however, such broker-dealer may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with any resales of the New Notes received by such broker-dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such broker-dealer of a copy of this Prospectus. IXC Communications has agreed that for a period of 180 days after the effective date of the Registration Statement of which this Prospectus is a part, it use its best efforts to make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until
            , 1996 (90 days after commencement of the Exchange Offer), all dealers effecting transactions in the New Notes may be required to deliver a prospectus.

     IXC Communications will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the effective date of the Registration Statement of which this Prospectus is a part, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay the expenses incident to the Exchange Offer and will indemnify the Holders of the Old Notes against certain liabilities, including certain liabilities under the Securities Act, in connection with the Exchange Offer.

                                 LEGAL MATTERS

     The validity of the New Notes offered hereby will be passed upon for the Company by Riordan & McKinzie, but investors exchanging Senior Notes in the Exchange Offer and other purchasers of Senior Notes should not rely on Riordan & McKinzie with respect to any other matters. Carl W. McKinzie, a director and stockholder of the Company, is a stockholder of Riordan & McKinzie. IXC Communications has granted an option covering shares of its common stock to another stockholder of Riordan & McKinzie.

                                    EXPERTS

     The consolidated financial statements of IXC Communications, Inc. at December 31, 1994 and 1995, and for each of the three years in the period ended December 31, 1995, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

     The Company has filed with the Commission a Registration Statement on Form S-4 under the Securities Act for the registration of the New Notes offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information with respect to the Company and the New Notes offered hereby, reference is made to the Registration Statement and to the exhibits filed therewith. Statements contained in this Prospectus concerning the contents of any contract or other document are not necessarily complete. With respect to each such contract or other document filed with the Commission as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

     IXC Communications has also filed with the Commission a Registration Statement on Form S-1 under the Securities Act relating to the Equity Offering.

     Upon consummation of the Exchange Offer, the Company will be subject to the informational requirements of the Exchange Act. The Registration Statement, the exhibits and schedules forming a part thereof and the reports and other information filed by the Company with the Commission in accordance with the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and will also be available for inspection and copying at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained upon written request from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

     The Indenture provides that, following the filing date of this Registration Statement, as amended, and for so long as any of the New Notes are outstanding, the Company will file with the Commission the periodic reports required to be filed with the Commission under the Exchange Act, whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act. The Company will also, within 15 days of filing each such report with the Commission, provide the Trustee and the holders of the New Notes with annual reports containing the information required to be contained in Form 10-K promulgated under the Exchange Act, quarterly reports containing the information required to be contained in Form 10-Q promulgated under the Exchange Act, and from time to time such other information as is required to be contained in Form 8-K promulgated under the Exchange Act. If filing such reports with the Commission is prohibited by the Exchange Act, the Company will also provide copies of such reports to prospective purchasers of the New Notes upon written request.

                                    GLOSSARY

     Access charges -- The fees paid by long distance carriers to LECs for originating and terminating long distance calls on their local networks.

     ALC -- ALC Communications Corporation.

     Allnet -- Allnet Communication Services, Inc.

     ATM (asynchronous transfer mode) -- An information transfer standard that is one of a general class of technologies that relay traffic by way of an address contained within the first five bytes of a standard 53-byte-long packet or cell. The ATM format can be used by many different information systems, including local area networks, to deliver traffic at varying rates, permitting a mix of voice, video and data (multimedia).

     AT&T -- AT&T Corp.

     Backbone -- The through-portions of a transmission network, as opposed to spurs which branch off the through-portions.

     Bandwidth -- The range of frequencies that can be transmitted through a medium, such as glass fibers, without distortion. The greater the bandwidth, the greater the information-carrying capacity of such medium.

     Capacity-intensive -- Refers to products which use comparatively large amounts of bandwidth.

     Broadband -- Broadband communications systems can transmit large quantities of voice, data and video. Examples of broadband communication systems include DS-3 fiber optic systems, which can transmit 672 simultaneous voice conversations, or a broadcast television station signal, that transmits high resolution audio and video signals into the home. Broadband connectivity is also an essential element for interactive multimedia applications.

     Cable & Wireless -- Cable & Wireless, P.L.C.

     CAP (Competitive Access Provider) -- A company that provides its customers with an alternative to the LEC for local transport of private line, special access and interstate transport of switched access telecommunications service.

     Carriers -- Companies that provide telecommunications transmission services.

     Central Offices -- The switching centers or central switching facilities of the LECs.

     Dedicated -- Refers to telecommunications lines dedicated or reserved for use by particular customers along predetermined routes.

     Digital -- A method of storing, processing and transmitting information through the use of distinct electronic or optical pulses that represent the binary digits 0 and 1. Digital transmission and switching technologies (both fiber and microwave) employ a sequence of these pulses to represent information as opposed to the continuously variable analog signal. The precise digital numbers minimize distortion (such as graininess or snow in the case of video transmission, or static or other background distortion in the case of audio transmission).

     DS-1, DS-3 -- Standard telecommunications industry digital signal formats, which are distinguishable by bit rate (the number of binary digits (0 and 1) transmitted per second). DS-0 service has a bit rate of 64 kilobits per second and can transmit only one voice conversation at a time. DS-1 service has a bit rate of 1.544 megabits per second and can transmit 24 simultaneous voice conversations. DS-3 service has a bit rate of 45 megabits per second and can transmit 672 simultaneous voice conversations.

     DS-3 miles -- A measure of the total capacity and length of a transmission path, calculated as the capacity of the transmission path in DS-3s multiplied by the length of the path in miles.

     800/888 Service -- A telecommunications service for businesses that allows calls to be made to a specific location at no charge to the calling party. Use of the "800" or "888" service code denotes calls that are to be billed to the receiving party. A computer database in the provider's network translates the 800 or 888 number into a conventional telephone number.

     Enhanced data services -- Products and services designed for the transport and delivery of integrated information to include voice, data and video and any combination thereof.

     Excel -- EXCEL Communications, Inc.

     Facilities-based carrier -- Carriers who own transmission facilities.

     FCC -- Federal Communications Commission.

     Frame Relay -- A high-speed, data-packet switching service used to transmit data between computers. Frame Relay supports data units of variable lengths at access speeds ranging from 56 kilobits per second to 1.5 megabits per second. This service is well-suited for connecting local area networks, but is not appropriate for voice and video applications due to the variable delays which can occur. Frame Relay was designed to operate at high speeds on modern fiber optic networks.

     Frontier -- Frontier Corporation.

     GAAP -- Generally Accepted Accounting Principles

     GE Capital Communication -- GE Capital Communication Services Corporation.

     GTE -- GTE Corporation.

     ISDN (Integrated Services Digital Network) -- A complex networking concept designed to provide a variety of voice, data and digital interface standards. Incorporated into ISDN are many new enhanced services, such as high-speed data file transfer, desktop video conferencing, telepublishing, telecommuting, telepresence learning-remote collaboration, data network linking and home information services.

     Hubs -- Collection centers located centrally in an area where telecommunications traffic can be aggregated for transport and distribution.

     Interexchange Carrier -- A company providing inter-LATA or long distance services between LATAs on an intrastate or interstate basis.

     Inter-LATA -- InterLATA calls are calls that pass from one LATA to another. Typically, these calls are referred to as long distance calls.

     Intra-LATA -- IntraLATA calls are those local calls that originate and terminate within the same LATA.

     Kilobit -- One thousand bits of information. The information-carrying capacity (i.e., bandwidth) of a circuit may be measured in "kilobits per second."

     LATAs (local access and transport areas) -- The approximately 200 geographic areas that define the areas between which the RBOCs were prohibited from providing long distance services prior to the Telecommunications Act.

     LCI -- LCI International, Inc.

     LEC (local exchange carrier) -- A company providing local telephone services.

     Local loop -- A circuit within a LATA.

     Long-Haul Circuit -- A private, dedicated telecommunications circuit between locations in different LATAs.

     MCI -- MCI Communications Corporation.

     Megabit -- One million bits of information. The information-carrying capacity (i.e., bandwidth) of a circuit may be measured in "megabits per second."

     MOU -- Minutes of use of long distance service.

     Off-net -- Refers to circuits on transmission facilities not owned by the Company.

     On-net -- Refers to circuits on transmission facilities owned by the Company.

     Optronic -- a combination of optical and electronic equipment.

     RBOCs (regional Bell operating companies) -- The seven local telephone companies (formerly part of AT&T) established by court decree in 1982.

     Rockwell International -- Rockwell International Corp.

     Route Miles -- The measure of the length of a transmission path in miles.

     SONET (synchronous optical network technology) -- An electronics and network architecture for variable-bandwidth products which enables transmission of voice, video and data (multimedia) at very high speeds.

     Sprint -- Sprint Corp.

     Switch -- A device that opens or closes circuits or selects the paths or circuits to be used for transmission of information. Switching is a process of interconnecting circuits to form a transmission path between users.

     Switched long distance services -- Telecommunications services such as residential long distance services that are processed through digital switches and delivered over long-haul circuits and other transmission facilities.

     WilTel -- WilTel Network Services, Inc.

     WorldCom -- WorldCom, Inc.

                            IXC COMMUNICATIONS, INC.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        -----
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED
  DECEMBER 31, 1995...................................................................  F-2
CONSOLIDATED FINANCIAL STATEMENTS
Report of Independent Auditors........................................................  F-3
Consolidated Balance Sheets as of December 31, 1994 and 1995 and as of March 31, 1996
  (unaudited).........................................................................  F-4
Consolidated Statements of Operations for the years ended December 31, 1993, 1994 and
  1995 and for the three months ended March 31, 1995 and 1996 (unaudited).............  F-5
Consolidated Statements of Changes in Stockholders' Equity for the years ended
  December 31, 1993, 1994 and 1995 and for the three months ended March 31, 1996
  (unaudited).........................................................................  F-6
Consolidated Statements of Cash Flows for the years ended December 31, 1993, 1994 and
  1995 and for the three months ended March 31, 1995 and 1996 (unaudited).............  F-7
Notes to Consolidated Financial Statements............................................  F-9

                            IXC COMMUNICATIONS, INC.

                         UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1995
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

     Effective January 1, 1996, IXC Communications, Inc. acquired the minority interest of Switched Services Communications, L.L.C. ("SSC") previously owned by Excel Telecommunications, Inc. The acquisition has been accounted for using the purchase method of accounting for business combinations.

     The unaudited pro forma condensed consolidated statement of operations of IXC Communications, Inc. ("IXC" or the "Company") for the year ended December 31, 1995 reflects the acquisition by the Company of the minority interest of SSC as if the acquisition had occurred on January 1, 1995.

     The unaudited pro forma condensed consolidated statement of operations should be read in conjunction with the historical financial statements of IXC, related notes to financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this Prospectus. The pro forma information is not necessarily indicative of the results that would have resulted had the acquisition of the minority interest of SSC actually occurred on the dates assumed herein, nor is the pro forma information indicative of the future results of IXC and its consolidated subsidiaries.

                                                               IXC                            IXC
                                                            HISTORICAL                     PRO FORMA
                                                            ----------     ADJUSTMENTS     ---------
                                                                           -----------
                                                                            (NOTE 1)
Net operating revenues..................................     $  91,001            --       $  91,001
Operating expenses......................................        89,572       $ 1,117(a)       90,689
                                                              --------       -------        --------
                                                                 1,429        (1,117)            312
Interest income.........................................         3,020            --           3,020
Interest expense........................................       (14,597)           --         (14,597)
Equity in net income of unconsolidated subsidiaries.....            19            --              19
Minority interest.......................................         5,218        (5,450)(b)        (232)
                                                              --------       -------        --------
Loss before income taxes and extraordinary item.........        (4,911)       (6,567)        (11,478)
Income tax benefit......................................         1,693         2,180(c)        3,873
                                                              --------       -------        --------
Loss before extraordinary item..........................     $  (3,218)      $(4,387)      $  (7,605)
                                                              ========       =======        ========
Loss per common share before extraordinary item.........     $    (.20)                    $    (.38)
                                                              ========                      ========
Weighted average common shares..........................        25,128                        25,128
                                                              ========                      ========

NOTE 1 -- PRO FORMA ADJUSTMENTS

     The following pro forma adjustments reflect the impact of purchase accounting related to the acquisition of the minority interest of SSC, as if it had been acquired on January 1, 1995 (in thousands):

    Amortization of goodwill...............................................    $ 1,117(a)
    Elimination of minority interest in net loss of SSC....................    $ 5,450(b)
    Tax benefit of additional net losses of SSC (at 40%)...................    $ 2,180(c)

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
IXC Communications, Inc.

     We have audited the accompanying consolidated balance sheets of IXC Communications, Inc. and its subsidiaries as of December 31, 1994 and 1995, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of IXC Communications, Inc. and its subsidiaries at December 31, 1994 and 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          [SIG]

Austin, Texas
March 1, 1996, except for Note 18,
  as to which the date is June 12, 1996

                            IXC COMMUNICATIONS, INC.

                          CONSOLIDATED BALANCE SHEETS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                      DECEMBER 31,
                                                                                  --------------------     MARCH 31,
                                                                                    1994        1995         1996
                                                                                  --------    --------    -----------
                                                                                                          (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents....................................................   $  6,048    $  6,915     $   5,492
  Accounts receivable:
    Trade, net of allowance for doubtful accounts of $762 in 1994, $1,769 in
     1995 and $1,490 in 1996...................................................      3,421       5,537         6,213
    Note receivable -- related party...........................................         --         238           227
    Other......................................................................        295         544           531
                                                                                  --------    --------      --------
                                                                                     3,716       6,319         6,971
  Income tax receivable........................................................         --       1,296           381
  Net current deferred tax asset (Note 10).....................................        118         450           450
  Prepaid expenses.............................................................      1,038       1,069         1,689
                                                                                  --------    --------      --------
    Total current assets.......................................................     10,920      16,049        14,983
Property and equipment:
  Land.........................................................................      2,284       2,344         2,344
  Buildings and improvements...................................................        896       5,167         5,424
  Transmission system..........................................................    108,564     138,659       150,996
  Construction in progress.....................................................      5,943       5,658        14,094
                                                                                  --------    --------      --------
                                                                                   117,687     151,828       172,858
  Less: accumulated depreciation...............................................    (28,822)    (45,429)      (50,696)
                                                                                  --------    --------      --------
                                                                                    88,865     106,399       122,162
Prepaid contract costs (Note 11)...............................................      1,399         989           887
Escrow under Senior Notes (Note 3).............................................         --     198,266       187,584
Deferred charges and other assets..............................................      4,225      14,772        20,851
                                                                                  --------    --------      --------
         Total assets..........................................................   $105,409    $336,475     $ 346,467
                                                                                  ========    ========      ========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable -- trade....................................................   $  1,596    $  6,792     $   8,232
  Accrued taxes................................................................      3,864       2,924         3,138
  Unearned income..............................................................        988       1,693         1,859
  Accrued interest.............................................................         76       8,748        18,010
  Current portion of long-term debt -- related parties (Note 4)................      6,850       1,371         1,394
  Current portion of long-term debt and lease obligations (Notes 4 and 5)......     11,688       3,163         9,032
  Other current liabilities....................................................      1,757         941           788
                                                                                  --------    --------      --------
    Total current liabilities..................................................     26,819      25,632        42,453
Long-term debt -- related parties, less current portion (Note 4)...............     24,653       6,446         6,164
Long-term debt and lease obligations, less current portion (Notes 4 and 5).....     25,933     287,814       294,741
Net noncurrent deferred tax liability (Note 10)................................      9,818       8,303         6,949
Other noncurrent liabilities...................................................      2,429         469           621
Commitments and contingencies (Notes 5, 6, 9 and 14)
Minority interest..............................................................        168         953           380
Preferred stock of consolidated subsidiary held by minority interests (Note
  6)...........................................................................      1,400          --            --
Stockholders' equity (deficit) (Note 6):
  Preferred stock; 3,000 shares authorized:
    10% Senior Series 1 cumulative preferred stock, $.01 par value; 1 share
     issued and outstanding in 1994, none in 1995 and 1996.....................      1,460          --            --
    10% Junior Series 3 cumulative preferred stock, $.01 par value; 13 shares issued and outstanding in 1994, 1995 and 1996 (aggregate liquidation preference of $17,326 at December 31, 1995 and $17,754 at March 31,
     1996).....................................................................         13          13            13
  Common Stock, $.01 par value; 100,000 shares authorized; 24,335 shares issued
    and outstanding in 1994, 1995 and 1996.....................................        243         243           243
  Additional paid-in capital...................................................     29,430      29,430        29,430
  Accumulated deficit..........................................................    (16,957)    (22,828)      (34,527)
                                                                                  --------    --------      --------
  Total stockholders' equity (deficit).........................................     14,189       6,858        (4,841)
                                                                                  --------    --------      --------
         Total liabilities and stockholders' equity (deficit)..................   $105,409    $336,475     $ 346,467
                                                                                  ========    ========      ========

                            See accompanying notes.

                            IXC COMMUNICATIONS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                        THREE MONTHS ENDED
                                                 YEAR ENDED DECEMBER 31,                     MARCH 31,
                                         ---------------------------------------     -------------------------
                                           1993           1994           1995           1995           1996
                                         ---------     ----------     ----------     ----------     ----------
                                                                                            (UNAUDITED)
Net operating revenues (Note 11).......  $  71,123     $   80,663     $   91,001     $   21,766     $   26,250
Operating expenses:
  Cost of services.....................     37,823         33,896         39,852          8,175         15,600
  Operations and administration........     22,835         20,561         32,282          6,256         10,417
  Depreciation and amortization........     21,061         12,121         17,438          3,619          6,010
                                         ----------    -----------    -----------    -----------    -----------
                                           (10,596)        14,085          1,429          3,716         (5,777)
Interest income........................        215            211            468            111            126
Interest income on escrow under Senior
  Notes................................         --             --          2,552             --          2,557
Interest expense -- related parties....     (1,026)        (2,649)        (2,468)          (792)          (149)
Interest expense -- other..............     (3,917)        (3,456)       (12,129)        (1,081)        (9,721)
Contract settlement costs..............        (59)            --             --             --             --
Write-down of property and equipment
  (Note 8).............................    (37,960)            --             --             --             --
Equity in net income (loss) of
  unconsolidated subsidiaries..........         --            (94)            19             (4)            (5)
                                         ----------    -----------    -----------    -----------    -----------
Income (loss) before (provision)
  benefit for income taxes and minority
  interest and extraordinary items.....    (53,343)         8,097        (10,129)         1,950        (12,969)
Benefit (provision) for income taxes
  (Note 10)............................     21,977         (3,157)         1,693           (966)         1,363
Minority interest......................       (446)            77          5,218            283            (93)
                                         ----------    -----------    -----------    -----------    -----------
Income (loss) before extraordinary
  items................................    (31,812)         5,017         (3,218)         1,267        (11,699)
Extraordinary items:
  Extraordinary gain (loss) on early
     extinguishment of debt (involving
     a related party in 1994), less
     applicable (provision) benefit for
     income taxes of ($1,472) in 1994
     and $1,164 in 1995 (Note 4).......         --          2,298         (1,747)            --             --
  Extraordinary gain on forgiveness of
     deferred lease obligations, less
     applicable income taxes of $5,848
     (Note 5)..........................      8,495             --             --             --             --
                                         ----------    -----------    -----------    -----------    -----------
Net income (loss)......................    (23,317)         7,315         (4,965)         1,267        (11,699)
Dividends applicable to preferred
  stock................................      1,567          1,752          1,843            479            433
                                         ----------    -----------    -----------    -----------    -----------
Net income (loss) applicable to common
  stockholders.........................  $ (24,884)    $    5,563     $   (6,808)    $      788     $  (12,132)
                                         ==========    ===========    ===========    ===========    ===========
Income (loss) per common share:
  Before extraordinary items...........  $   (1.39)    $      .13     $     (.20)    $      .03     $     (.48)
  Extraordinary gain (loss)............        .35            .09           (.07)            --             --
                                         ----------    -----------    -----------    -----------    -----------
  Net income (loss)....................  $   (1.04)    $      .22     $     (.27)    $      .03     $     (.48)
                                         ==========    ===========    ===========    ===========    ===========
Weighted average common shares.........     24,026         25,011         25,128         25,226         25,029
                                         ==========    ===========    ===========    ===========    ===========

                            See accompanying notes.

                            IXC COMMUNICATIONS, INC.

      CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                                 (IN THOUSANDS)

                                                   10% SENIOR SERIES 1      10% JUNIOR 3
                                 COMMON STOCK        PREFERRED STOCK      PREFERRED STOCK
                              ------------------   -------------------   ------------------   ADDITIONAL
                              NUMBER OF            NUMBER OF             NUMBER OF             PAID-IN     ACCUMULATED
                               SHARES     AMOUNT    SHARES     AMOUNT     SHARES     AMOUNT    CAPITAL       DEFICIT      TOTAL
                              ---------   ------   ---------   -------   ---------   ------   ----------   -----------   --------
Balance at December 31,
  1992......................    21,974     $219         1      $ 1,300       13       $ 13     $ 29,451     $    (955)   $ 30,028
  Issuance of preferred
    stock...................        --       --                    160       --         --           --            --         160
  Issuance of common
    stock...................     2,300       23        --           --       --         --          (23)           --          --
  Net loss..................        --       --        --           --       --         --           --       (23,317)    (23,317)
                               -------
                                   ---
                                           ----    ---- ---    -------   ---- ---     ----      -------     ---------    ---------
Balance at December 31,
  1993......................    24,274      242         1        1,460       13         13       29,428       (24,272)      6,871
  Issuance of common
    stock...................        61        1        --           --       --         --            2            --           3
  Net income................        --       --        --           --       --         --           --         7,315       7,315
                               -------
                                   ---
                                           ----    ---- ---    -------   ---- ---     ----      -------     ---------    ---------
Balance at December 31,
  1994......................    24,335      243         1        1,460       13         13       29,430       (16,957)     14,189
  Redemption of preferred
    stock...................        --       --        (1)      (1,460)      --         --           --            --      (1,460)
  Net income................        --       --        --           --       --         --           --        (4,965)     (4,965)
  Dividends
    paid -- preferred
    stock -- 10% Senior
    Series 1................        --       --        --           --       --         --           --          (505)       (505)
  Dividends
    paid -- preferred stock
    of consolidated
    subsidiary..............        --       --        --           --       --         --           --          (401)       (401)
                               -------
                                   ---
                                           ----    ---- ---    -------   ---- ---     ----      -------     ---------    ---------
Balance at December 31,
  1995......................    24,335      243        --           --       13         13       29,430       (22,828)      6,858
  Net loss (unaudited)......        --       --        --           --       --         --           --       (11,699)    (11,699)
                               -------
                                   ---
                                           ----    ---- ---    -------   ---- ---     ----      -------     ---------    ---------
Balance at March 31, 1996
  (unaudited)...............    24,335     $243        --      $    --       13       $ 13     $ 29,430     $ (34,527)   $ (4,841)
                              ==========   ====    =======     =======   =======      ====      =======     =========    =========

                            See accompanying notes.

                            IXC COMMUNICATIONS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                                         THREE MONTHS ENDED
                                                      YEAR ENDED DECEMBER 31,                MARCH 31,
                                                -----------------------------------     --------------------
                                                  1993         1994         1995         1995         1996
                                                --------     --------     ---------     -------     --------
                                                                                            (UNAUDITED)
CASH FLOW FROM OPERATING ACTIVITIES:
Net income (loss).............................  $(23,317)    $  7,315     $  (4,965)    $ 1,267     $(11,699)
Adjustments to reconcile net income (loss) to
  cash provided by operating activities:
  Depreciation................................    20,651       11,131        16,608       3,444        5,267
  Amortization................................       410          990           830         175          743
  Amortization of debt issue costs and Senior
     Note discount............................       130          472           858         215          361
  Interest income on escrow under Senior
     Notes....................................        --           --        (2,552)         --       (2,557)
  Provision for doubtful accounts.............       447        1,565         1,505         150          176
  Equity in net (income) loss of
     unconsolidated subsidiaries..............        --           94           (19)          4            5
  Minority interest in net income (loss) of
     subsidiaries.............................       446          (77)       (5,218)       (283)          93
  Extraordinary (gain) loss on early
     extinguishment of debt...................        --       (3,770)        2,911          --           --
  Gain on sale of property and equipment......      (330)         (90)           --          --           --
  Write-down of property and equipment........    37,960           --            --          --           --
  Extraordinary gain on forgiveness of
     deferred lease obligations...............   (14,343)          --            --          --           --
  Deferred operating lease costs..............     8,910           --            --          --           --
  Changes in assets and liabilities, net of
     effects of acquisitions:
     Decrease (increase) in accounts
       receivable.............................      (206)      (1,000)       (4,108)        (17)        (828)
     Decrease (increase) in other current
       assets.................................     1,349          141        (1,466)         38          391
     Increase (decrease) in accounts
       payable................................     2,777       (4,619)        5,196        (152)       1,440
     Increase (decrease) in accrued taxes,
       unearned income, accrued interest and
       other current liabilities..............      (712)         139         7,503          (3)       9,368
     Increase (decrease) in deferred income
       taxes..................................   (17,227)       2,847        (1,847)         65       (1,354)
     Decrease in other assets.................    (2,045)        (854)       (4,092)       (338)      (1,186)
     Increase (decrease) in noncurrent other
       liabilities............................       587         (752)       (2,089)        689          226
                                                --------     --------      --------     -------     --------
          Total adjustments...................    38,804        6,217        14,020       3,987       12,145
                                                --------     --------      --------     -------     --------
Net cash provided by operating activities.....    15,487       13,532         9,055       5,254          446

                            IXC COMMUNICATIONS, INC.

                             (DOLLARS IN THOUSANDS)

                                                                                         THREE MONTHS ENDED
                                                      YEAR ENDED DECEMBER 31,                MARCH 31,
                                                -----------------------------------     --------------------
                                                  1993         1994         1995         1995         1996
                                                --------     --------     ---------     -------     --------
                                                                                            (UNAUDITED)
CASH FLOW FROM INVESTING ACTIVITIES:
Release of funds from escrow under Senior
  Notes.......................................        --           --         4,300          --       13,225
Purchase of restricted short-term
  investments.................................        --           --      (200,000)         --           --
Purchase of property and equipment............   (27,008)      (7,087)      (23,670)     (2,571)     (13,564)
Sale of property and equipment................        49          235            --          --           --
Payments for businesses acquired, net of cash
  received....................................   (14,025)     (11,976)           --          --           --
                                                --------     --------      --------     -------     --------
Net cash used in investing activities.........   (40,984)     (18,828)     (219,370)     (2,571)        (339)
CASH FLOW FROM FINANCING ACTIVITIES:
Net proceeds from issuance of Senior Notes,
  net of discount.............................  $     --     $     --     $ 277,148     $    --     $     --
Capital contribution in subsidiary by minority
  shareholders................................        --           --         6,002         490           --
Proceeds from long-term debt..................    50,671       12,999        18,695         692           --
Payments on long-term debt and lease
  obligations.................................   (19,990)      (7,837)      (76,490)     (3,620)      (1,359)
Payments from (to) escrow.....................    (1,500)       1,500            --          --           --
Payment of debt issue costs...................    (1,760)      (1,551)      (10,407)         --         (171)
Redemption of preferred stock.................        --           --        (1,460)         --           --
Redemption of preferred stock of consolidated
  subsidiary held by minority interests.......        --           --        (1,400)         --           --
Dividend payments.............................        --           --          (906)         --           --
Issuance of common stock......................        --            3            --          --           --
Proceeds from sale of preferred stock.........       160           --            --          --           --
Proceeds from sale of preferred stock of
  subsidiary..................................     1,400           --            --          --           --
                                                --------     --------      --------     -------     --------
Net cash provided by (used in) financing
  activities..................................    28,981        5,114       211,182      (2,438)      (1,530)
                                                --------     --------      --------     -------     --------
Net increase (decrease) in cash and cash
  equivalents.................................     3,484         (182)          867         245       (1,423)
Cash and cash equivalents at beginning of
  period......................................     2,746        6,230         6,048       6,048        6,915
                                                --------     --------      --------     -------     --------
Cash and cash equivalents at end of period....  $  6,230     $  6,048     $   6,915     $ 6,293     $  5,492
                                                ========     ========      ========     =======     ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid (received) for:
     Income taxes.............................  $   (746)    $    891     $   1,240     $   293     $   (908)
                                                ========     ========      ========     =======     ========
     Interest.................................  $  1,683     $  4,496     $   4,955     $   890     $    304
                                                ========     ========      ========     =======     ========

                            See accompanying notes.

                            IXC COMMUNICATIONS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

1.  ORGANIZATION AND ACQUISITIONS

     IXC Communications, Inc. ("IXC" or the "Company") is an Austin, Texas based supplier of telecommunications services. IXC provides two basic products to other long distance carriers: (i) long-haul voice and data circuits and (ii) switched long distance services. Consistent with industry practice, the Company considers itself to be operating in one business segment.

     IXC, a Delaware corporation, was incorporated in 1992 and began operations by acquiring 50% of the outstanding common stock of Electra Communications Holding Corporation ("ECHC") which owned Electra Communication Corporation ("ECC"). ECC owned and operated a regional fiber optic transmission system in Texas. ECHC became a wholly-owned subsidiary of IXC in 1993, when ECHC redeemed all its outstanding stock not held by IXC.

     Also during 1992 and 1993, the stockholders of IXC formed Telecom Services Group, Inc. ("TSGI") and I-Link Communications Inc. ("ILCI").

     TSGI acquired Communications Transmission Group, Inc. ("CTGI") from Communications Transmission, Inc. ("CTI") in 1992. CTI was controlled by a majority of the same shareholders as that of TSGI; therefore, the acquisition of CTGI was a transaction among entities under common control and was accounted for in a manner similar to the pooling of interests method.

     ILCI acquired I-Link Holdings, Inc. ("ILHI") in 1993. The transaction was accounted for in a manner similar to the pooling of interests method of accounting as both entities were under common ownership by the same shareholder group.

     Effective February 22, 1994, TSGI and ILCI became wholly-owned subsidiaries of IXC through a stock-for-stock merger, whereby IXC issued common and redeemable preferred stock in exchange for all of the outstanding common and preferred stock of TSGI and ILCI. IXC, TSGI and ILCI were controlled by the same shareholder group, therefore the assets and liabilities acquired from the controlling shareholders were recorded at their historical cost. The minority interest acquired was recorded at fair value. The accompanying consolidated financial statements of IXC have been restated to include the accounts and operations of TSGI and ILCI since their acquisitions from third parties and the elimination of all intercompany accounts and transactions.

     On August 5, 1994, IXC, through its newly formed majority-owned (85%) subsidiary, Mutual Signal Holding Corporation ("MSHC"), acquired MSM Associates, Limited Partnership ("MSM"). MSHC purchased all of the issued and outstanding common stock of Mutual Signal Corporation ("MSC"), the sole general partner of MSM, for $1,050,000 and all of the outstanding limited partnership units of MSM from the sole limited partner for $450,000. The acquisition was accounted for as a purchase. Accordingly, the assets and liabilities of MSM at the date of acquisition were adjusted to reflect the purchase price, using an allocation based upon the fair values of the acquired assets. The operating results of MSM have been included in the consolidated financial statements from the date of acquisition. The owner of the remaining 15% minority interest of MSHC, Frontier Corporation ("Frontier"), is a customer of IXC. Frontier, which is considered a related party because of its miniority interest in MSHC, generated revenue to IXC of $16.9 million in 1993, $18.7 million in 1994 and $19.1 million in 1995.

                            IXC COMMUNICATIONS, INC.

     Unaudited pro forma results for 1993 and 1994 assuming the acquisitions of MSC and MSM occurred as of January 1, 1993 are as follows (in thousands):

                                                                    1993        1994
                                                                  --------     -------
        Operating revenues......................................  $ 77,727     $82,290
        Income (loss) before extraordinary items................  $(30,142)    $ 5,574
        Net income (loss).......................................  $(21,647)    $ 7,872
        Income (loss) per common share before extraordinary
          items.................................................  $  (1.25)    $  0.22

     The pro forma financial information is presented for informational purposes only and is not necessarily indicative of the operating results that would have occurred had the acquisition been consummated as of the above dates, nor are they necessarily indicative of future operations.

     On September 15, 1994, IXC formed IXC Long Distance, Inc. Together with Excel Telecommunications, Inc. ("Excel"), IXC Long Distance, Inc. then formed Switched Services Communications, L.L.C. ("SSC") on September 19, 1994 for the purpose of owning and operating a nationwide long distance switch network. As of December 31, 1995 IXC Long Distance, Inc. owned a majority interest of SSC which is consolidated as a majority-owned subsidiary.

     Effective January 1, 1996, IXC Long Distance, Inc. entered into an agreement with Excel to acquire its minority interest in SSC for $6.2 million. In connection with the purchase agreement, Excel executed a second amended and restated Service Agreement with SSC, requiring Excel to purchase certain minimum communications services from SSC. (See Note 17)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation

     The consolidated financial statements of IXC include the accounts of IXC and its wholly-owned and majority-owned subsidiaries. All minority owned subsidiaries are accounted for by the equity method. Significant intercompany accounts and transactions have been eliminated in the consolidated financial statements.

  Revenues

     Long-haul voice and data circuit revenues are primarily generated from providing capacity on the Company's fiber optic and microwave transmission network at rates established under long-term contractual arrangements. Revenues are recognized as services are provided.

     Switched long-distance service revenues are primarily generated by providing voice and data communications. Customers are billed on monthly cycle dates. Revenues are recognized as services are provided.

     The Company accounts for exchange agreements with other carriers by recognizing the fair value of the revenue earned and expense incurred under the respective agreements (see Note 11).

  Cash and Cash Equivalents

     Cash and cash equivalents include cash on hand, money market funds and all investments with an initial maturity of three months or less. Short-term investments held in the Company's escrow related to the Senior Notes (see Note
3) are not included as a cash equivalent.

  Property and Equipment

     Property and equipment is recorded at cost, adjusted for the writedown discussed in Note 8. Depreciation is provided using the straight-line method over the estimated useful lives of the various assets, generally 3 to

                            IXC COMMUNICATIONS, INC.

20 years. Maintenance and repairs are charged to operations as incurred. Amortization of assets recorded under capital leases is included in depreciation expense. Property and equipment recorded under capital leases are included with the Company's owned assets.

     In March 1995, the FASB issued Statement No. 121, Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement 121 also addresses the accounting for long-lived assets that are expected to be disposed of. (See Note 17)

  Capitalization of Interest

     Interest costs are capitalized as part of the cost of constructing the Company's fiber optic network. Interest costs capitalized during construction periods are computed by determining the average accumulated expenditures for each interim capitalization period and applying the interest rate related to the specific borrowings associated with each construction project. Interest capitalized during the years ended December 31, 1993, 1994 and 1995 was approximately $379,000, $34,000 and $361,000, respectively.

  Income Taxes

     The Company accounts for income taxes using the liability method as required by Statement No. 109, Accounting for Income Taxes, issued by the Financial Accounting Standards Board.

     Deferred income taxes are provided for temporary differences between the basis of assets and liabilities for financial reporting and income tax reporting. Investment tax credits are accounted for by the flow-through method.

  Deferred Charges and Other Assets

     Costs incurred in connection with obtaining long-term financing have been deferred and are being amortized to interest expense over the terms of the related debt agreements. The costs relating to long-term financing for the years ended December 31, 1994 and 1995 were $2.8 million and $10.4 million, respectively. Accumulated amortization for these costs for the years ended December 31, 1994 and 1995 was $534,000 and $467,000, respectively (see Note 4 regarding extraordinary items).

     Costs incurred in connection with the acquisition of certain lease agreements (see Note 5) have been deferred and are being amortized over the terms of the related agreements.

     Costs incurred to obtain certain regulatory licenses are amortized on a straight-line basis over 10 to 40 years.

     Certain costs incurred in connection with installation of the nationwide long distance network have been deferred and amortized on a straight-line basis over 4 years. The network costs for the year ended December 31, 1995 were $1,836,000, with accumulated amortization of $95,000.

     The acquisition cost of customer accounts obtained through an outside sales organization have been deferred and amortized over two years, the estimated average of the term of the related customer contracts.

  Stock-Based Compensation

     The Company accounts for its stock compensation arrangements under the provisions of APB 25, Accounting for Stock Issued to Employees, and intends to continue to do so.

                            IXC COMMUNICATIONS, INC.

  Income (Loss) Per Common Share

     Income (loss) per common share is based on net income (loss) less preferred stock dividend requirements divided by the weighted average common shares outstanding during the period, as adjusted for applicable stock options. Income
(loss) per share on a fully diluted basis is not presented as the fully diluted effect is either antidilutive or not material.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Reclassifications

     Certain amounts in prior years have been reclassified to conform to the 1995 presentation.

3.  ESCROW UNDER SENIOR NOTES

     Under the terms of the Company's Senior Notes, issued in October 1995, the Company was required to place $200 million of Senior Note proceeds in an escrow account, which proceeds and the earnings thereon are restricted in their use to fiber expansion, capital expenditures, certain interest, principal and other payments on the Senior Notes and other permitted uses (see Note 4). Such funds have been invested in short-term, investment-grade, interest-bearing securities at December 31, 1995 as follows (in thousands):

                Overnight investments.............................  $ 96,975
                U.S. Government securities........................   101,291
                                                                    --------
                                                                    $198,266
                                                                    ========

     The escrow account is subject to a security interest under the Company's Senior Notes. The investments in the escrow account at December 31, 1995, by contractual maturity, were all due in three months or less and are classified as held-to-maturity.

                            IXC COMMUNICATIONS, INC.

4.  LONG-TERM DEBT

     Long-term debt and lease obligations of IXC and its consolidated subsidiaries at December 31, 1994 and 1995 consisted of the following (in thousands):

                                                                       1994         1995
                                                                      -------     --------
    Senior Notes -- 12.5%, net of unamortized discount of $7,762 at
      December 31, 1995.............................................  $    --     $277,238
    Senior term loans -- 8.23% to 9.9%..............................   14,405           --
    Senior secured notes -- 9.93%...................................   12,150           --
    Variable rate senior secured note due to stockholder (10.63% at
      December 31, 1994)............................................    9,750           --
    Senior subordinated note due to related party -- 7%.............    5,694        4,416
    Promissory note due to related party -- 9%......................    3,111        3,401
    Subordinated debentures due to stockholders -- 10%..............   12,948           --
    Capital lease obligations (see Note 5)..........................    6,560       13,697
    Deferred lease obligations (see Note 5).........................    4,432           --
    Other debt......................................................       74           42
                                                                      -------     --------
         Total long-term debt and lease obligations.................  $69,124     $298,794
                                                                      =======     ========

     These amounts are included in the balance sheets of the Company as follows (in thousands):

                                                           1994         1995
                                                          -------     --------
                Long-term debt -- related parties:
                  Current portion.......................  $ 6,850     $  1,371
                  Long-term portion.....................   24,653        6,446
                Long-term debt and lease obligations:
                  Current portion.......................   11,688        3,163
                  Long-term portion.....................   25,933      287,814
                                                          -------     --------
                                                          $69,124     $298,794
                                                          =======     ========

  Senior Notes

     On October 5, 1995, the Company issued $285 million of 12 1/2% Senior Notes (effective rate 13%) due October 1, 2005, with interest payable semi-annually. The Company has agreed to file a registration statement and to exchange the Senior Notes for registered Senior Notes, or to register the Senior Notes on a shelf registration statement. Until such exchange offer is consummated, or such shelf registration statement is declared effective, the Company is required to make additional interest payments at the rate of .5% per annum of the principal amount thereof.

     The Senior Notes may be redeemed at the option of the Company, in whole or in part, on or after October 1, 2000 at a premium declining to zero in 2004. At any time prior to October 1, 1998, the Company may redeem Senior Notes with an aggregate principal amount of up to $100 million at a redemption price of 112.5% of the principal amount from the net proceeds of a sale of Capital Stock of the Company, provided that at least $100 million in aggregate principal amount of Senior Notes remains outstanding immediately after the occurrence of such redemption and that the redemption occurs within 35 days of the date of the closing of the offering of such equity securities. Also, the Senior Notes contain provisions that, in the event of a Change in Control (which meets the definition set forth in the Indenture) of the Company, provide their holders the right to require the Company to repurchase all or any part of the Senior Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest.

                            IXC COMMUNICATIONS, INC.

     Of the net proceeds of approximately $277 million, $200 million has initially been deposited into an escrow account primarily restricted for the construction of a major fiber optic expansion program (see Note 3). Approximately $53 million of the net proceeds was used to repay or repurchase existing indebtedness (resulting in an extraordinary loss on early extinguishment of debt of $1.7 million, net of applicable income tax benefit of $1.2 million) and approximately $3.7 million was used to redeem certain preferred stock.

     The Senior Notes are senior unsecured obligations of the Company, except for a security interest in the escrow account (see Note 3), and are guaranteed on a senior unsecured basis by all wholly owned direct and indirect subsidiaries (other than SSC) of IXC. The obligations of each guarantor are limited to the minimum extent necessary to prevent the guarantee from violating or becoming voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

     The Senior Notes contain certain covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness and issue preferred stock, pay dividends or make other distributions, repurchase equity interests or subordinated indebtedness, engage in sale and leaseback transactions, create certain liens, enter into certain transactions with affiliates, sell assets of the Company or its subsidiaries, issue or sell equity interests of the Company's subsidiaries or enter into certain mergers and consolidations.

  Senior Term Loans

     During 1993, to finance the construction of the Company's fiber optic transmission system, the Company entered into a senior term loan agreement to obtain $11 million in construction financing at 8.23% plus up to $750,000 of capitalized interest during the construction period. During 1994, to finance an extension of the Company's fiber optic transmission system, the Company entered into a senior term loan agreement to obtain approximately $7.5 million in construction financing at 9.9%, plus up to $750,000 of capitalized interest during the construction period. These senior term loans were repaid or repurchased from the proceeds of the issuance of the Senior Notes.

  Senior Secured Notes

     During 1993, to finance the redemption of the ECHC common stock not owned by IXC (see Note 1), the Company issued $15 million of 9.63% senior secured notes. During 1994, IXC and the senior secured note holder signed an agreement which amended and restated the notes. In connection with this agreement, IXC was released from certain restrictive covenants, the interest rate on the notes was increased to 9.93%, $1,500,000 held in escrow was applied to the notes and the escrow account was terminated. As the terms of the original notes were substantively modified, the related unamortized original debt issuance costs of $174,000 (net of $114,000 income tax benefit) are shown as an extraordinary loss on early extinguishment of debt. The senior secured notes were repaid from the proceeds of the issuance of the Senior Notes.

  Variable Senior Secured Note Due to Stockholder

     During 1993, to finance the acquisition of the rights, title and interest in certain equipment lease agreements (see Note 5), the Company issued an 8.5% senior secured note in the original principal amount of $17,000,000. During 1994, the note was purchased by a stockholder of IXC under a prepayment option. The stockholder exchanged the note for a note that was amended (including a reduction in its principal amount to $11,143,000) and restated in the form of a variable rate senior secured note. This transaction resulted in an extraordinary gain of approximately $2,472,000, net of applicable income taxes of $1,586,000. The variable rate senior secured note due to stockholder was repaid from the proceeds of the issuance of the Senior Notes.

                            IXC COMMUNICATIONS, INC.

  Senior Subordinated Note Due to Minority Investor in Subsidiary

     During 1994, the Company issued a $6.2 million 7% senior subordinated promissory note to a minority investor in MSHC, one of IXC Communications' subsidiaries. Under the terms of the senior subordinated promissory note, principal and interest are due and payable in 53 consecutive monthly installments of $136,000 commencing August 31, 1994 through December 31, 1998.

  Promissory Note Due to Minority Investor in Subsidiary

     During 1994, to facilitate the acquisition of MSM, the Company issued a $3 million 9% promissory note to a minority investor in MSHC. Under the terms of the promissory note, principal and interest payments of $560,000 are due quarterly beginning March 31, 1998 through December 31, 1999. Thus, accrued interest is reflected in the balance of the note.

  Subordinated Debentures Due to Stockholders

     During 1992, to finance the acquisition of a 50% interest in ECHC, IXC issued $3.7 million of 10% subordinated debentures to certain stockholders. During 1993, IXC issued an additional $2 million of 10% subordinated debentures to certain stockholders. The debentures were unsecured general obligations of IXC.

     In addition, in connection with the construction of the Company's fiber optic transmission system, IXC issued $5.1 million of 10% subordinated debentures to certain stockholders.

     All of the subordinated debentures due to stockholders were repaid from the proceeds of the issuance of the Senior Notes.

     Annual maturities of long-term debt at December 31, 1995 are as follows (in thousands):

                1996..............................................  $  1,412
                1997..............................................     1,470
                1998..............................................     2,854
                1999..............................................     2,123
                2000..............................................        --
                Thereafter........................................   277,238
                                                                    --------
                                                                    $285,097
                                                                    ========

5.  CAPITAL AND OPERATING LEASES

     On August 14, 1992, in connection with the acquisition of CTGI, all existing equipment lease obligations were restructured to provide for the deferrals of future lease obligations that were otherwise payable. A provision was also made for an escrow account to provide additional collateral for certain equipment lease obligations. This escrow account was initially funded in March 1993 with excess collateral held by a creditor of CTGI's prior parent.

     As of October 12, 1993, certain equipment lessors sold to IXC their respective rights, title and interest in certain equipment lease agreements with the Company. In connection with this transaction, a substantial portion of the escrow account was withdrawn to pay certain deferred lease obligations to another lessor. This resulted in an extraordinary gain of approximately $8,495,000, net of applicable income taxes of $5,848,000. Certain equipment lease agreements were not purchased by IXC and remained in effect as operating leases. The escrow account (discussed in the preceding paragraph) was used to supplement lease payments due under certain of the remaining leases (the "Escrow Secured Leases") during 1993 and 1994. The Company recorded

                            IXC COMMUNICATIONS, INC.

income of approximately $731,000 and $1,444,000 to reflect nonrefundable proceeds used from the escrow account during the years ended December 31, 1993 and 1994, respectively.

     During 1994, the Escrow Secured Leases were amended and the future basic rental obligations due under the remaining leases (which were classified as operating leases) were satisfied with approximately $18 million in proceeds from the escrow account. The amendments to the Escrow Secured Leases resulted in the leases meeting the criteria for capitalization under FAS No. 13. The present value of the residual lease obligations approximated the fair value of the leased assets which were both recorded at $6,031,000. The company made principal payments of $550,000 during 1995 and repaid $1,120,000 of the obligations using proceeds from the issuance of the Senior Notes. The remainder of the lease obligations become due in installments in the years 1996 and 1997.

     In connection with the satisfaction of the remaining Escrow Secured Leases, the escrow account was terminated in 1994 and the residual balance in the account, approximately $888,000, was distributed to the Company and recognized as income.

     Future minimum annual lease payments for facilities, equipment and transmission capacity used in its operations at December 31, 1995, net of sublease revenue, are as follows (in thousands):

                                                                  CAPITAL     OPERATING
                                                                  LEASES       LEASES
                                                                  -------     ---------
        1996....................................................  $ 3,707      $ 9,915
        1997....................................................    5,697        7,725
        1998....................................................    2,862        4,733
        1999....................................................    2,467        2,591
        2000....................................................    1,588          795
        Thereafter..............................................       --        2,615
                                                                  -------      -------
                                                                   16,321      $28,374
                                                                               =======
        Less amounts related to interest........................   (2,624)
                                                                  -------
        Present value of capital lease obligations..............   13,697
        Less current portion....................................   (2,735)
                                                                  -------
        Net long-term capital lease obligations.................  $10,962
                                                                  =======

     The gross amount of assets recorded under capital leases at December 31, 1994 and 1995 were $7,648,000 and $17,946,000, respectively. The related accumulated amortization was $1,388,000 and $4,078,000 at December 31, 1994 and 1995, respectively.

     Expenses relating to facilities, equipment and transmission capacity leases were approximately $37,183,000, $28,710,000 and $29,130,000 for the years ended December 31, 1993, 1994 and 1995, respectively.

     The Company had certain deferred lease obligations payable through 1998 that were not settled as part of the October 12, 1993 transaction discussed above. On November 29, 1994, IXC entered into an agreement whereby these obligations were restructured resulting in all the deferred obligations, $4,432,000, being due during 1995. These obligations were repaid in 1995 from the proceeds the Company received from the issuance of the Senior Notes.

     In February 1995, the Company entered into a five-year equipment lease for network switching equipment, for which the lease obligations had a present value of $9,800,000. (See Note 17)

                            IXC COMMUNICATIONS, INC.

6.  COMMON AND PREFERRED STOCK

     IXC's 10% Senior Series 1 Cumulative Redeemable Preferred Stock was non-voting and was redeemed on October 6, 1995, from the proceeds of the Senior Notes for $1,965,000, including cumulative dividends in arrears and related interest of $505,000.

     The 10% Junior Series 3 Cumulative Redeemable Preferred Stock ("Series 3 Preferred Stock") is voting (as a single class with IXC's common stock), is entitled to elect one director and may be redeemed by the Company in whole or in part at any time, subject to certain debt covenants, at a price of $1,000 per share, plus accumulated and unpaid dividends and accrued interest. The liquidation value of each Series 3 Preferred share is $1,000 plus any accumulated and unpaid dividends including accrued interest. The Series 3 Preferred Stock is nonparticipatory and has no mandatory redemption requirements. Dividends are payable at the determination of the Board of Directors, subject to debt covenants. Interest accrues on unpaid dividends at a rate of 10%. Cumulative preferred dividends in arrears, including interest, at December 31, 1994 and 1995 were $3,201,000 and $4,776,000, respectively.


     In November 1994, the Board of Directors adopted the IXC Communications, Inc. Stock Plan ("IXC Stock Plan"), which provides for the issuance of restricted stock or the granting of stock options for up to 1,212,450 shares of common stock to key employees and others. Options granted may be either "incentive stock options," within the meaning of Section 422(a) of the Internal Revenue Code, or non-qualified options. The options are for 10 years and generally vest at a rate of 25% per year commencing one year after the date of grant and 25% on each anniversary thereafter, with the exception of two options covering 84,871 shares which were 100% vested upon grant. The IXC Stock Plan was adopted and approved by the majority of stockholders of IXC by written consent on May 4, 1995.


     The Company has not issued any restricted stock under the IXC Stock Plan. All options granted under the IXC Stock Plan were granted at estimated market value at the date of grant, based on annual appraisals obtained from an independent party. In the event of a change of control of the Company, the optionees, immediately following the consummation of such change of control, fully vest, and the options may be exercised in full to purchase the total number of shares covered by the option.

     Option activity for the two years ended December 31, 1995 was as follows:

                                                                   NUMBER         PRICE
                                                                  OF SHARES     PER SHARE
                                                                  ---------     ---------
        Options granted in 1994 and outstanding at
          December 31, 1994.....................................   206,113        $3.01
        Options granted in 1995.................................   439,767         3.01
                                                                   -------        -----
        Options outstanding at December 31, 1995................   645,880        $3.01
                                                                   =======        =====
        Options exercisable at December 31, 1995................   121,243
                                                                   =======
        Available for grant at December 31, 1995................   566,570
                                                                   =======

     During 1993, an indirect subsidiary of IXC issued 1,400 shares of 10% Senior Series 1 Cumulative Redeemable Preferred Stock (the "ILHI Series 1 Preferred Stock") at $1,000 per share to stockholders of IXC. The ILHI Series 1 Preferred Stock was redeemed on October 6, 1995 from the proceeds of the Senior Notes, for $1,801,000, including cumulative dividends in arrears and related interest of $401,000.

                            IXC COMMUNICATIONS, INC.

7.  MAJOR CUSTOMERS

     Long-haul services are provided to domestic common carriers under long-term contractual arrangements. Sales to certain customers exceeded 10% of total revenues for each of the years ended December 31, 1993, 1994 and 1995. The percentages of revenue represented by these customers are as follows:

                                                                  1993     1994     1995
                                                                  ----     ----     ----
        WorldCom, Inc...........................................   23%      25%      20%
        Frontier Communications.................................   24%      23%      21%

     Trade receivables are primarily due from a limited customer base including these major customers. Although the Company has a concentration of credit risk, the Company has not experienced significant collection losses from these respective customers. Additionally, the Company bills in advance which further minimizes any potential losses due to concentration of credit risk.

8.  IMPAIRMENT OF LONG-TERM ASSETS

     Due to rate reductions in the long-haul business, in 1993 the Company assessed the estimated future net cash flows expected to be produced by the digital microwave system property and equipment. As a result, on December 31, 1993, the Company projected it would be unable to recover the recorded values of such equipment and therefore reduced the carrying value of the digital microwave system property and equipment by $37,960,000.

9.  EMPLOYEE BENEFIT PLANS

     The Company has a defined contribution retirement and 401(k) savings plan which covers all full-time employees with one year of service. The Company contributes 6% of eligible compensation, as defined in the plan, and matches 50% of the employee's contributions up to a maximum of 6% of the employee's compensation. Employees vest in the Company's contribution over five years. Benefit expense for the years ended December 31, 1993, 1994 and 1995 was approximately $394,000, $468,000 and $522,000, respectively.

10.  INCOME TAXES

     Deferred income taxes reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows (in thousands):

                                                                       DECEMBER 31,
                                                                     -----------------
                                                                      1994       1995
                                                                     ------     ------
        Deferred tax assets:
          Tax credit carryforwards.................................  $1,764     $2,411
          Net operating loss carryforwards.........................      --      2,489
          Accrued expenses.........................................   1,768        908
          Other....................................................     929      1,286
                                                                     ------     ------
                                                                      4,461      7,094
        Deferred tax liabilities:
          Tax over book depreciation...............................   6,978      8,384
          Other liability accruals.................................   5,062      5,090
          Other....................................................   2,121      1,473
                                                                     ------     ------
                                                                     14,161     14,947
                                                                     ------     ------
        Net deferred tax liability.................................  $9,700     $7,853
                                                                     ======     ======

                            IXC COMMUNICATIONS, INC.

     At December 31, 1995, the Company has net operating loss carryforwards of approximately $7,775,000 for income tax purposes that will expire in 2010. The Company has minimum tax and investment tax credit carryforwards at December 31, 1995 of approximately $1,721,000 and $690,000, respectively. The minimum tax credits can be carried forward indefinitely and the investment tax credits expire in 2001.

     A valuation allowance was not provided for deferred tax assets at December 31, 1993, 1994 or 1995.

     Significant components of the provision (benefit) for income taxes (excluding the effect attributable to extraordinary items) are as follows (in thousands):

                                                                 DECEMBER 31,
                                                        -------------------------------
                                                          1993        1994       1995
                                                        --------     ------     -------
        Current:
          Federal.....................................  $    561     $1,188     $  (381)
          State.......................................       432        404          --
                                                        --------     ------     -------
        Total current.................................       993      1,592        (381)
        Deferred:
          Federal.....................................   (19,121)     1,131      (1,144)
          State.......................................    (3,849)       434        (168)
                                                        --------     ------     -------
        Total deferred................................   (22,970)     1,565      (1,312)
                                                        --------     ------     -------
        Provision (benefit) for income taxes..........  $(21,977)    $3,157     $(1,693)
                                                        ========     ======     =======

     The reconciliation of income tax expense (benefit) attributable to continuing operations (excluding the effect attributable to extraordinary items) computed at the U.S. federal statutory tax rates to income tax expense (benefit) is as follows (in thousands):

                                                                 DECEMBER 31,
                                                        -------------------------------
                                                          1993        1994       1995
                                                        --------     ------     -------
        Tax provision (benefit) at federal statutory
          rates.......................................  $(18,288)    $2,780     $(1,670)
        State income tax provision (benefit) net of
          federal effect..............................    (3,141)       432        (302)
        Permanent and other differences...............      (548)       (55)        279
                                                        ---------    ------     -------
        Provision (benefit) for income taxes..........  $(21,977)    $3,157     $(1,693)
                                                        =========    ======     =======

11.  EXCHANGE AGREEMENTS

     During 1993, IXC entered into long-term contracts with a common carrier which provides IXC with capacity on the carrier's nationwide fiber optic communications system. For this capacity, the Company paid $2,000,000 and provided the common carrier with access to and use of certain regional fiber optic communication systems. The $2,000,000 paid and related costs incurred in connection with the contract have been deferred and are being recognized over the five-year term of the contract. Accumulated amortization relating to the contract costs as of December 31, 1994 and 1995 was $648,000 and $1,058,000, respectively.

     In the normal course of business, IXC enters into long-term facilities exchange agreements with other carriers to exchange capacity on the carrier's network for access to the Company's regional fiber optic communication systems. These exchanges are accounted for at fair value (see Note 2). These exchange agreements accounted for noncash revenue and expense (in equal amounts) of $3,743,000, $7,980,000 and $13,839,000 for 1993, 1994 and 1995.

                            IXC COMMUNICATIONS, INC.

12.  RELATED PARTY TRANSACTIONS

     A law firm, of which a director and stockholder of the Company was a principal, provided certain legal services to the Company and received fees from the Company in the amount of approximately $1.1 million in 1993, $1.4 million in 1994 and $2.6 million in 1995.

13.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

     Cash and cash equivalents: The carrying amount reported in the balance sheets for cash and cash equivalents approximates fair value.

     Accounts receivable and accounts payable: The carrying amounts reported in the balance sheets for accounts receivable and accounts payable approximate fair value.

     Restricted short-term investments: The carrying amount reported in the balance sheets for restricted short-term investments held in escrow approximates fair value.

     Long-term debt: The fair value of the Senior Notes has not been determined due to the impracticability of such a calculation based on the limited market of the privately issued notes and the lack of an actively quoted price.

14.  COMMITMENTS AND CONTINGENCIES

     On September 1, 1994, IXC entered into an agreement with a common carrier to purchase dedicated digital telecommunication services, superseding all prior agreements. Under the terms of the agreement, IXC is required to purchase services with remaining monthly minimum commitments of $500,000 through March 1998. Upon IXC paying a total of $22,548,000 for service subsequent to the September 1, 1994 agreement, the minimum commitments under this agreement will be canceled. Actual expenses under this and previous agreements for the years ended December 31, 1993, 1994 and 1995 were $11,996,000, $12,552,000 and
$11,353,000, respectively.

     In June 1995, IXC entered into a three-year agreement with a common carrier to purchase communication services, under which, by April 1996, the Company is required to purchase a monthly minimum of $350,000 in services. Actual expenses under this agreement for the year ended December 31, 1995 were $1,471,000.

     The Company plans to substantially expand its network beginning in 1996 to include a coast-to-coast fiber optic system. In order to achieve this objective, in November 1995, IXC entered into an agreement with a contractor to perform construction and installation of fiber optic cable from Fort Worth, Texas to Abilene, Texas. The approximate length of this project is 160 miles. The total commitment under this agreement is approximately $6,487,000. As of December 31, 1995, no capital expenditures had yet been made under this agreement.

     In January 1996, IXC also entered into an agreement with a supplier to purchase fiber optic cable equipment to be used in the network expansion. Under this agreement, the Company has a commitment to purchase a minimum number of fiber kilometers during an initial three-year term, for a total commitment of $32,000,000. In the event that IXC orders an amount of fiber less than the commitment amount during the term of this agreement, the supplier may elect to charge the Company the aggregate difference between the amount which would have been billed to the Company for fiber based upon the commitment amount and the amount actually billed to the Company. This agreement will automatically be renewed for a period of one year unless one party has given the other party notice at least 60 days in advance of such renewal that it elects to terminate this agreement. As of December 31, 1995 no fiber purchases had been made under this agreement.

                            IXC COMMUNICATIONS, INC.

     In December 1995, IXC entered into a long-term indefeasible right to use ("IRU") agreement with a common carrier in which the Company will realize significant cost savings to the cost of the planned fiber expansion. Under the IRU, both parties will construct a fiber optic communications system and will grant unrestricted rights to each other to use certain fiber on each others' constructed communications systems. The scheduled completion date of all construction, installation and fiber acceptance testing of each system is October 1, 1996. The agreement provides for substantial penalties ($400,000 per month) for either party which does not complete construction of the applicable route by October 1, 1996, but only after a grace period and only in the event the other party has already completed its route. The initial term of this agreement is 20 years from July 1, 1997. The agreement may be renewed for two terms of 10 years each. The agreement states that beginning at the end of the first full calendar quarter after the final construction acceptance date, each party shall pay the other a usage fee during the term in an annual amount of $2.0 million payable in four equal installments at the end of each calendar quarter.

     The Company is involved in various legal proceedings, all of which have arisen in the ordinary course of business and some of which are covered by insurance. In the opinion of the Company's management, none of the claims relating to such proceedings will have material adverse effect on the financial condition or results of operations of the Company.

15.  VALUATION AND QUALIFYING ACCOUNTS

     Activity in the Company's allowance for doubtful accounts for the years ended December 31, 1993, 1994 and 1995 was as follows (in thousands):

                                                 BALANCE AT   CHARGED TO                 BALANCE
                                                 BEGINNING    COSTS AND                 AT END OF
                  FOR THE YEARS ENDED            OF PERIOD     EXPENSES    DEDUCTIONS    PERIOD
        ---------------------------------------  ----------   ----------   ----------   ---------
        December 31, 1993......................    $1,024       $  447       $1,042      $   429
        December 31, 1994......................    $  429       $1,565       $1,232      $   762
        December 31, 1995......................    $  762       $1,505       $  498      $ 1,769

                            IXC COMMUNICATIONS, INC.

16.  FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS AND NON-GUARANTOR
SUBSIDIARIES

     IXC conducts a significant portion of its business through subsidiaries. The Senior Notes are unconditionally guaranteed, jointly and severally, by all of IXC's wholly-owned direct and indirect subsidiaries except for SSC (the "Subsidiary Guarantors"). The obligations of each Guarantor are limited to the minimum extent necessary to prevent the guarantee from violating or becoming voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. IXC's subsidiaries that were not wholly-owned at the time the Senior Notes were issued, do not guarantee the Senior Notes (the "Non-Guarantor Subsidiaries"). The claims of creditors of Non-Guarantor Subsidiaries have priority over the rights of IXC to receive dividends or distributions from such subsidiaries.

     Presented below is condensed consolidating financial information for IXC, the Subsidiary Guarantors and the Non-Guarantor Subsidiaries as of and for the fiscal years ended December 31, 1994 and 1995 and the quarter ended March 31, 1996 (unaudited). All of the non-guarantor subsidiaries were acquired or formed in 1994. Accordingly, the Company's audited consolidated financial statements prior to January 1, 1994 do not include any direct or indirect consolidated subsidiaries which are not guarantors. As a result, the aggregate net assets, earnings and equity of IXC and the Subsidiary Guarantors for the year ended 1993 would be equivalent to the aggregate net assets, earnings and equity of the Company. Accordingly, condensed consolidating financial information for such periods is not presented.

     The equity method has been used by IXC and the Subsidiary Guarantors with respect to investments in Non-Guarantor Subsidiaries. Separate financial statements for Subsidiary Guarantors are not presented based on management's determination that they do not provide additional information that is material to investors.

     The following table sets forth the Guarantor and Non-Guarantor subsidiaries:

             GUARANTOR SUBSIDIARIES                        NON-GUARANTOR SUBSIDIARIES
    -----------------------------------------        ---------------------------------------
    Tower Communications Systems Corp.               Mutual Signal Holding Corporation
    West Texas Microwave Company                     Mutual Signal Corporation
    Western States Microwave Transmission            Mutual Signal Corporation of Michigan
      Company                                        MSM Associates, Limited Partnership
    Atlantic States Microwave Transmission           Switched Services Communications,
      Company                                        L.L.C.
    Central States Microwave Transmission            Progress International L.L.C.
      Company                                        US Advantage Long Distance, Inc.
    IXC Carrier, Inc.                                Marca-Tel S.A. de C.V.
    IXC Long Distance, Inc.
    Link Net International, Inc.
    Rio Grande Transmission, Inc.
    Telcom Engineering, Inc.

                            IXC COMMUNICATIONS, INC.

16. FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS AND NON-GUARANTOR SUBSIDIARIES (CONTINUED)
                     CONDENSED CONSOLIDATING BALANCE SHEET

                                                                  DECEMBER 31, 1994
                                    -----------------------------------------------------------------------------
                                               SUBSIDIARY   NON-GUARANTOR
                                      IXC      GUARANTORS   SUBSIDIARIES    ELIMINATIONS             CONSOLIDATED
                                    --------   ----------   -------------   ------------             ------------
                                                               (DOLLARS IN THOUSANDS)
Current assets:
  Cash and cash equivalents.......  $    146    $  4,619       $   934        $    349(a)              $  6,048
  Accounts receivable and other,
    net...........................        10       3,674           529            (497)(e)                3,716
  Other current assets............       187         845           124              --                    1,156
                                    --------    --------       -------        --------                 --------
Total current assets..............       343       9,138         1,587            (148)                  10,920
Property and equipment, net.......        --      74,508        14,547            (190)(d)               88,865
Prepaid contract costs............        --       1,399            --              --                    1,399
Due from affiliate................     4,091       3,809            --          (7,900)(e)                   --
Other assets......................    20,718       3,873         2,248         (22,614)(b)                4,225
                                    --------    --------       -------        --------                 --------
Total assets......................  $ 25,152    $ 92,727       $18,382        $(30,852)                $105,409
                                    ========    ========       =======        ========                 ========
Current liabilities:
  Accounts payable, accrued
    interest and other current
    liabilities...................  $    134    $  7,378       $   815        $    (46)(a)(e)          $  8,281
  Due to affiliate................     3,800         283           114          (4,197)(e)                   --
  Current portion of long-term
    debt and lease obligations....        --      17,035         1,503              --                   18,538
                                    --------    --------       -------        --------                 --------
Total current liabilities.........     3,934      24,696         2,432          (4,243)                  26,819
Long-term debt and lease
  obligations, less current
  portion.........................     7,029      32,651        14,017          (3,111)(e)               50,586
Net deferred tax liability........        --      11,458            --          (1,640)(e)                9,818
Other noncurrent liabilities......        --       2,429         1,332          (1,332)(e)                2,429
Minority interest.................        --          --            --             168(c)                   168
Preferred stock of consolidated
  subsidiary held by minority
  interests.......................        --       1,400            --              --                    1,400
Stockholders' equity:
  Common stock....................       243           3             1              (4)(b)                  243
  Preferred stock.................     1,473          --             1              (1)(b)                1,473
  Additional paid-in capital......    29,430      39,760           500         (40,260)(b)               29,430
  Retained earnings (accumulated
    deficit)......................   (16,957)    (19,670)           99          19,571(b)(c)(d)(e)      (16,957)
                                    --------    --------       -------        --------                 --------
Total stockholders' equity........    14,189      20,093           601         (20,694)                  14,189
                                    --------    --------       -------        --------                 --------
    Total liabilities and
      stockholders'
      equity......................  $ 25,152    $ 92,727       $18,382        $(30,852)                $105,409
                                    ========    ========       =======        ========                 ========

- ---------------
(a) Eliminations of intercompany settlements in transit.
(b) Eliminations of investments in consolidated subsidiaries
(c) Recording of minority interest in equity operations.
(d) Eliminations of intercompany capitalized labor.
(e) Eliminations of intercompany receivables and lease obligations.

                            IXC COMMUNICATIONS, INC.

16. FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS AND NON-GUARANTOR SUBSIDIARIES (CONTINUED)
                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

                                                               DECEMBER 31, 1994
                                    -----------------------------------------------------------------------
                                             SUBSIDIARY   NON-GUARANTOR
                                     IXC     GUARANTORS   SUBSIDIARIES    ELIMINATIONS         CONSOLIDATED
                                    ------   ----------   -------------   ------------         ------------
                                                            (DOLLARS IN THOUSANDS)
Net operating revenues............  $   --    $ 78,448       $ 3,410        $ (1,195)(a)         $ 80,663
Operating expenses:
  Cost of services................      --      33,848           810            (762)(a)(b)        33,896
  Operations and administration...     570      19,336           898            (243)(a)           20,561
  Depreciation and amortization...      32      11,166           923              --               12,121
                                    ------     -------        ------         -------              -------
                                      (602)     14,098           779            (190)              14,085
Interest income...................     139         194             8            (130)(a)              211
Interest expense..................    (653)     (5,141)         (441)            130(a)            (6,105)
Equity in net income (loss) of
  unconsolidated subsidiaries.....   7,864          83            --          (8,041)(c)              (94)
                                    ------     -------        ------         -------              -------
Income (loss) before provision
  (benefit) for income taxes and
  minority interest in net loss of
  subsidiaries....................   6,748       9,234           346          (8,231)               8,097
Benefit (provision) for income
  taxes...........................     567      (3,477)         (247)             --               (3,157)
Minority interest.................      --          --            --              77(d)                77
                                    ------     -------        ------         -------              -------
Income before extraordinary
  item............................   7,315       5,757            99          (8,154)               5,017
Extraordinary gain, net...........      --       2,298            --              --                2,298
                                    ------     -------        ------         -------              -------
     Net income...................  $7,315    $  8,055       $    99        $ (8,154)            $  7,315
                                    ======     =======        ======         =======              =======

- ---------------
(a) Eliminations of intercompany administration services, communication services and interest charges.
(b) Eliminations of capitalized intercompany labor.
(c) Eliminations of equity (income) loss from consolidated subsidiaries.
(d) Recording of minority interest in equity or earnings loss of non-guarantor subsidiaries.

                            IXC COMMUNICATIONS, INC.

16. FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS AND NON-GUARANTOR SUBSIDIARIES (CONTINUED)
                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

                                                             DECEMBER 31, 1994
                                 --------------------------------------------------------------------------
                                           SUBSIDIARY   NON-GUARANTOR
                                   IXC     GUARANTORS   SUBSIDIARIES    ELIMINATIONS           CONSOLIDATED
                                 -------   ----------   -------------   ------------           ------------
                                                           (DOLLARS IN THOUSANDS)
Net cash provided by (used in)
  operating activities.........  $(1,262)   $  9,935      $   1,199       $  3,660(a)(b)(c)      $ 13,532
Cash flows from investing
  activities
Purchase of property and
  equipment....................       --      (3,545)        (3,732)           190(b)              (7,087)
Sale of property and
  equipment....................       --         235             --             --                    235
Payments for businesses
  acquired, net of cash
  received.....................       --          --        (11,976)            --                (11,976)
                                 -------     -------       --------        -------                -------
Net cash provided by (used in)
  investing activities.........       --      (3,310)       (15,708)           190                (18,828)
Cash flows from financing
  activities
Payments from (advances to)
  affiliates, net..............    1,411      (1,525)           114             --                     --
Proceeds from long-term debt...       --         229         15,770         (3,000)(a)             12,999
Payments on long-term debt and
  lease obligations............       --      (7,331)          (506)            --                 (7,837)
Payments from escrow...........       --       1,500             --             --                  1,500
Payments of debt issue costs...     (139)       (976)          (436)            --                 (1,551)
Capital contribution in
  subsidiary by minority
  shareholders.................       --          --            500           (500)(c)                 --
Issuance of common stock.......        3          --              1             (1)(c)                  3
                                 -------     -------       --------        -------                -------
Net cash provided by (used in)
  financing activities.........    1,275      (8,103)        15,443         (3,501)                 5,114
Net increase (decrease) in cash
  and cash equivalents.........       13      (1,478)           934            349                   (182)
Cash and cash equivalents at
  beginning of period..........      133       6,097             --             --                  6,230
                                 -------     -------       --------        -------                -------
Cash and cash equivalents at
  end of period................  $   146    $  4,619      $     934       $    349               $  6,048
                                 =======     =======       ========        =======                =======

- ---------------
(a) Eliminations of intercompany receivables, debt and lease obligations.
(b) Eliminations of intercompany capitalized labor.
(c) Eliminations of intercompany capital contribution.

                            IXC COMMUNICATIONS, INC.

16. FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS AND NON-GUARANTOR SUBSIDIARIES (CONTINUED)
                     CONDENSED CONSOLIDATING BALANCE SHEET

                                                           DECEMBER 31, 1995
                             ------------------------------------------------------------------------------
                                        SUBSIDIARY   NON-GUARANTOR
                               IXC      GUARANTORS   SUBSIDIARIES    ELIMINATIONS              CONSOLIDATED
                             --------   ----------   -------------   ------------              ------------
                                                         (DOLLARS IN THOUSANDS)
Current assets:
  Cash and cash
     equivalents...........  $  1,418    $  3,332      $   1,742      $      423(a)              $  6,915
  Accounts receivable and
     other, net............        --       6,717          1,148          (2,328)(e)                6,319
  Other current assets.....     6,565       4,481            358          (7,807)(e)                2,815
                             --------   ----------   -------------   ------------              ------------
Total current assets.......     7,983      14,530          3,248          (9,712)                  16,049
Property and equipment,
  net......................        --      76,804         29,910            (315)(d)              106,399
Prepaid contract costs.....        --         989             --              --                      989
Escrow under Senior
  Notes....................   198,266          --             --              --                  198,266
Due from affiliate.........    74,604       3,351            568         (78,523)(e)                   --
Other assets...............    12,997      15,959          4,191         (18,375)(b)               14,772
                             --------   ----------   -------------   ------------              ------------
Total assets...............  $293,850    $111,633      $  37,917      $ (106,925)                $336,475
                             ========    ========    ===========       =========                =========
Current liabilities:
  Accounts payable, accrued
     interest and other
     current liabilities...  $  8,984    $ 13,922      $   2,720      $   (4,528)(a)(e)          $ 21,098
  Due to affiliate.........       258       6,458          1,832          (8,548)(e)                   --
  Current portion of
     long-term debt and
     lease obligations.....        --       1,511          3,023              --                    4,534
                             --------   ----------   -------------   ------------              ------------
Total current
  liabilities..............     9,242      21,891          7,575         (13,076)                  25,632
Long-term debt and lease
  obligations, less current
  portion..................   277,238       3,207         17,215          (3,400)(e)              294,260
Net noncurrent deferred tax
  liability................       222      10,997             --          (2,916)(e)                8,303
Due to affiliate/parent....        --      70,384          3,878         (74,262)(e)                   --
Other noncurrent
  liabilities..............        --         469             --              --                      469
Minority interest..........        --           1             --             952(c)                   953
Preferred stock of
  consolidated subsidiary
  held by minority
  interests................        --          --             --              --                       --
Stockholders' equity:
  Preferred stock..........        13          --             --              --                       13
  Common stock.............       243           3              1              (4)(b)                  243
  Additional paid-in
     capital...............    29,430      30,051         20,750         (50,801)(b)               29,430
  Retained earnings
     (accumulated
     deficit)..............   (22,538)    (25,370)       (11,502)         36,582(b)(c)(d)(e)      (22,828)
                             --------   ----------   -------------   ------------              ------------
Total stockholders'
  equity...................     7,148       4,684          9,249         (14,223)                   6,858
                             --------   ----------   -------------   ------------              ------------
          Total liabilities
            and
            stockholders'
            equity.........  $293,850    $111,633      $  37,917      $ (106,925)                $336,475
                             ========    ========    ===========       =========                =========

- ---------------
(a) Eliminations of intercompany settlements in transit.
(b) Eliminations of investments in consolidated subsidiaries
(c) Recording of minority interest in equity operations.
(d) Eliminations of intercompany capitalized labor.
(e) Eliminations of intercompany receivables, and lease obligations.

                            IXC COMMUNICATIONS, INC.

16. FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS AND NON-GUARANTOR SUBSIDIARIES (CONTINUED)
                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

                                                              DECEMBER 31, 1995
                                  -------------------------------------------------------------------------
                                             SUBSIDIARY   NON-GUARANTOR
                                    IXC      GUARANTORS   SUBSIDIARIES    ELIMINATIONS         CONSOLIDATED
                                  --------   ----------   -------------   ------------         ------------
                                                           (DOLLARS IN THOUSANDS)
Net operating revenues..........  $    404    $ 89,339      $  12,155       $(10,897)(a)         $ 91,001
Operating expenses:
  Cost of services..............        --      38,950         10,075         (9,173)(a)(b)        39,852
  Operations and
     administration.............     1,116      26,155          6,322         (1,311)(a)           32,282
  Depreciation and
     amortization...............        57      12,728          4,653             --               17,438
                                  --------     -------       --------       --------             --------
                                      (769)     11,506         (8,895)          (413)               1,429
Interest income.................     3,766         399             67         (3,764)(a)              468
Interest income on escrow under
  Senior Notes..................     2,552          --             --             --                2,552
Interest expense................   (10,982)     (5,838)        (1,541)         3,764(a)           (14,597)
Equity in net income (loss) of
  unconsolidated subsidiaries...    (1,185)     (7,678)            --          8,882(c)                19
                                  --------     -------       --------       --------             --------
Income (loss) before provision
  (benefit) for income taxes and
  minority interest in net loss
  of subsidiaries...............    (6,618)     (1,611)       (10,369)         8,469              (10,129)
Benefit (provision) for income
  taxes.........................     2,246         546         (1,099)            --                1,693
Minority interest...............        --          --             --          5,218(d)             5,218
                                  --------     -------       --------       --------             --------
Income (loss) before
  extraordinary items...........    (4,372)     (1,065)       (11,468)        13,687               (3,218)
Extraordinary gain, net.........      (304)     (1,309)          (134)            --               (1,747)
                                  --------     -------       --------       --------             --------
Net income......................  $ (4,676)   $ (2,374)     $ (11,602)      $ 13,687             $ (4,965)
                                  ========     =======       ========       ========             ========

- ---------------
(a) Eliminations of intercompany administration services, communication services and interest charges.
(b) Eliminations of capitalized intercompany labor.
(c) Eliminations of equity (income) loss from consolidated subsidiaries.
(d) Recording of minority interest in equity or earnings loss of non-guarantor subsidiaries.

                            IXC COMMUNICATIONS, INC.

16. FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS AND NON-GUARANTOR SUBSIDIARIES (CONTINUED)
                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

                                                              DECEMBER 31, 1995
                                   ------------------------------------------------------------------------
                                               SUBSIDIARY   NON-GUARANTOR                          IXC
                                      IXC      GUARANTORS   SUBSIDIARIES    ELIMINATIONS       CONSOLIDATED
                                   ---------   ----------   -------------   ------------       ------------
                                                            (DOLLARS IN THOUSANDS)
Net cash provided by (used in)
  operating activities...........  $ (10,876)   $ 24,272       $(8,333)       $  3,992(a)(b)    $    9,055
Cash flows from investing
  activities
Release of funds from escrow
  under Senior Notes.............      4,300          --            --              --               4,300
Purchase of restricted short-term
  investments....................   (200,000)         --            --              --            (200,000)
Purchase of property and
  equipment......................         --     (14,282)       (9,565)            177(b)          (23,670)
                                   ---------    --------                       -------             -------
Net cash provided by (used in)
  investing activities...........   (195,700)    (14,282)       (9,565)            177            (219,370)
Cash flow from financing
  activities
Net proceeds from issuance of
  Senior Notes, net of
  discount.......................    277,148          --            --              --             277,148
Capital contributions in
  subsidiary by minority
  shareholders...................         --     (14,248)       20,250              --               6,002
Payments from (advances to)
  affiliates, net................    (50,827)     50,827            --              --                  --
Proceeds from long-term debt.....         --      17,150         1,545              --              18,695
Payments on long-term debt and
  lease obligations..............     (5,700)    (63,606)       (3,089)         (4,095)(a)         (76,490)
Payments of debt issue costs.....    (10,407)         --            --              --             (10,407)
Redemption of preferred stock....     (1,460)     (1,400)           --              --              (2,860)
Payments of preferred stock
  dividends......................       (906)         --            --              --                (906)
                                   ---------    --------                       -------             -------
Net cash provided by (used in)
  financing activities...........    207,848     (11,277)       18,706          (4,095)            211,182
Net increase (decrease) in cash
  and cash equivalents...........      1,272      (1,287)          808              74                 867
Cash and cash equivalents at
  beginning of period............        146       4,619           934             349               6,048
                                   ---------    --------                       -------             -------
Cash and cash equivalents at end
  of period......................  $   1,418    $  3,332       $ 1,742        $    423          $    6,915
                                   =========    ========                       =======             =======

- ---------------
(a) Eliminations of intercompany receivables, debt and lease obligations.
(b) Eliminations of intercompany capitalized labor.

                            IXC COMMUNICATIONS, INC.

16. FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS AND NON-GUARANTOR SUBSIDIARIES (CONTINUED)
                     CONDENSED CONSOLIDATING BALANCE SHEET

                                                               MARCH 31, 1996
                               ------------------------------------------------------------------------------
                                          SUBSIDIARY   NON-GUARANTOR
                                 IXC      GUARANTORS   SUBSIDIARIES    ELIMINATIONS              CONSOLIDATED
                               --------   ----------   -------------   ------------              ------------
                                                           (DOLLARS IN THOUSANDS)
Current assets:
  Cash and cash
     equivalents.............  $  2,505    $  1,113      $   1,031      $      843(a)              $  5,492
  Accounts receivable and
     other, net..............        --       9,118          2,623          (4,770)(e)                6,971
  Other current assets.......     2,430       4,781            576          (5,267)(e)                2,520
                               --------   ----------   -------------   ------------              ------------
Total current assets.........     4,935      15,012          4,230          (9,194)                  14,983
Property and equipment,
  net........................         1      83,321         39,154            (314)(d)              122,162
Escrow under Senior Notes....   187,584          --             --              --                  187,584
Due from affiliate...........    91,914       3,095             --         (95,009)(e)                   --
Other assets.................     7,167      24,601         10,276         (20,306)(b)               21,738
                               --------   ----------   -------------   ------------              ------------
Total assets.................  $291,601    $126,029      $  53,660      $ (124,823)                $346,467
                               ========    ========    ===========       =========                =========
Current liabilities:
  Accounts payable, accrued
     interest and other
     current liabilities.....  $ 18,216    $ 16,342      $   4,765      $   (7,296)(a)(e)          $ 32,027
  Due to affiliate...........       436         228          1,696          (2,360)(e)                   --
  Current portion of
     long-term debt and lease
     obligations.............        --       9,207          3,087          (1,868)(e)               10,426
                               --------   ----------   -------------   ------------              ------------
Total current liabilities....    18,652      25,777          9,548         (11,524)                  42,453
Long-term debt and lease
  obligations, less current
  portion....................   277,336       3,270         20,299              --                  300,905
Net noncurrent deferred tax
  liability..................        --       9,791             --          (2,842)(e)                6,949
Due to affiliate/parent......        --      88,438          6,571         (95,009)(e)                   --
Other noncurrent
  liabilities................        --         621            707            (707)(e)                  621
Minority interest............        --          --             --             380(c)                   380
Stockholders' equity:
  Preferred stock............        13          --          2,584          (2,584)(b)                   13
  Common stock...............       243           3              1              (4)(b)                  243
  Additional paid-in
     capital.................    29,430      30,052         32,249         (62,301)(b)               29,430
  Retained earnings
     (accumulated deficit)...   (34,073)    (31,923)       (18,299)         49,768(b)(c)(d)(e)      (34,527)
                               --------   ----------   -------------   ------------              ------------
Total stockholders' equity
  (deficit)..................    (4,387)     (1,868)        16,535         (15,121)                  (4,841)
                               --------   ----------   -------------   ------------              ------------
          Total liabilities
            and stockholders'
            equity...........  $291,601    $126,029      $  53,660      $ (124,823)                $346,467
                               ========    ========    ===========       =========                =========

- ---------------

(a) Eliminations of intercompany settlements in transit.
(b) Eliminations of investments in consolidated subsidiaries
(c) Recording of minority interest in equity operations.
(d) Eliminations of intercompany capitalized labor.
(e) Eliminations of intercompany receivables, and lease obligations.

                            IXC COMMUNICATIONS, INC.

16. FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS AND NON-GUARANTOR SUBSIDIARIES (CONTINUED)
                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

                                                               MARCH 31, 1996
                                  -------------------------------------------------------------------------
                                             SUBSIDIARY   NON-GUARANTOR
                                    IXC      GUARANTORS   SUBSIDIARIES    ELIMINATIONS         CONSOLIDATED
                                  --------   ----------   -------------   ------------         ------------
                                                           (DOLLARS IN THOUSANDS)
Net operating revenues..........  $     --    $ 27,853      $   5,246      $   (6,849)(a)        $ 26,250
Operating expenses:
  Cost of services..............        --      14,635          7,452          (6,487)(a)(b)       15,600
  Operations and
     administration.............       834       7,984          1,797            (198)(a)          10,417
  Depreciation and
     amortization...............        14       3,793          2,203              --               6,010
                                  --------    --------       --------        --------            --------
                                      (848)      1,441         (6,206)           (164)             (5,777)
Interest income.................     2,327         197             30          (2,428)(a)             126
Interest income on escrow under
  Senior Notes..................     2,557          --             --              --               2,557
Interest expense................    (9,623)     (2,098)          (577)          2,428(a)           (9,870)
Equity in net income (loss) of
  unconsolidated subsidiaries...    (6,553)     (6,895)            --          13,443(c)               (5)
                                  --------    --------       --------        --------            --------
Income (loss) before provision
  (benefit) for income taxes and
  minority interest in net loss
  of subsidiaries...............   (12,140)     (7,355)        (6,753)         13,279             (12,969)
Benefit (provision) for income
  taxes.........................       605         802            (44)             --               1,363
Minority interest...............        --          --             --             (93)(d)             (93)
                                  --------    --------       --------        --------            --------
Income (loss) before
  extraordinary items...........  $(11,535)   $ (6,553)     $  (6,797)     $   13,186            $(11,699)
                                  ========    ========       ========        ========            ========

- ---------------
(a) Eliminations of intercompany administration services, communication services and interest charges.
(b) Eliminations of capitalized intercompany labor.
(c) Eliminations of equity (income) loss from consolidated subsidiaries.
(d) Recording of minority interest in equity or earnings loss of non-guarantor subsidiaries.

                            IXC COMMUNICATIONS, INC.

16. FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS AND NON-GUARANTOR SUBSIDIARIES (CONTINUED)
                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

                                                               MARCH 31, 1996
                                 --------------------------------------------------------------------------
                                             SUBSIDIARY   NON-GUARANTOR                            IXC
                                   IXC       GUARANTORS   SUBSIDIARIES    ELIMINATIONS         CONSOLIDATED
                                 --------    ----------   -------------   ------------         ------------
                                                           (DOLLARS IN THOUSANDS)
Net cash provided by (used in)
  operating activities.........  $  3,934     $  4,338       $(4,752)       $ (3,074)(a)(b)      $    446
Investing activities
Release of funds from escrow
  under Senior Notes...........    13,225           --            --              --               13,225
Purchase of restricted
  short-term
  investments..................        --           --            --              --                   --
Purchase of property and
  equipment....................        (1)     (10,092)       (3,731)            260(b)           (13,564)
                                 --------     --------       -------         -------             --------
Net cash provided by (used in)
  investing activities.........    13,224      (10,092)       (3,731)            260                 (339)
Financing activities
Payments from (advances to)
  affiliates, net..............   (15,900)       7,400         8,500              --                   --
Payments on long-term debt and
  lease obligations............        --       (3,865)         (728)          3,234(a)            (1,359)
Payments of debt issue costs...      (171)          --            --              --                 (171)
                                 --------     --------       -------         -------             --------
Net cash provided by (used in)
  financing activities.........   (16,071)       3,535         7,772           3,234               (1,530)
Net increase (decrease) in cash
  and cash equivalents.........     1,087       (2,219)         (711)            420               (1,423)
Cash and cash equivalents at
  beginning of period..........     1,418        3,332         1,742             423                6,915
                                 --------     --------       -------         -------             --------
Cash and cash equivalents at
  end of period................  $  2,505     $  1,113       $ 1,031        $    843             $  5,492
                                 ========     ========       =======         =======             ========

- ---------------
(a) Eliminations of intercompany receivables, debt and lease obligations.
(b) Eliminations of intercompany capitalized labor.

                            IXC COMMUNICATIONS, INC.

17.  UNAUDITED INTERIM CONSOLIDATED FINANCIAL INFORMATION

     Basis of Presentation and Significant Accounting Policies

     The interim financial data as of March 31, 1996 and for the three month periods ended March 31, 1995 and 1996 is unaudited. The information reflects all adjustments, consisting only of normal recurring adjustments, that, in the opinion of management, are necessary to present fairly the financial position and results of operations of the Company for the periods indicated. Results of operations for the interim periods are not necessarily indicative of the results of operations for the full year.

     As of January 1, 1996, the Company adopted FASB Statement No. 121, Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. The adoption had no effect on the results of operations of the Company.

     Acquisition of Minority Interest in SSC

     Effective January 1, 1996, IXC Long Distance, Inc. entered into an agreement with Excel to acquire its minority interest in SSC for $6.25 million. The purchase price was paid by the issuance of a non-interest bearing promissory note due in monthly installments over six months. The acquisition was accounted for as a purchase and the operating results of SSC have been included in the consolidated financial statements from the date of acquisition. The purchase price was allocated based on estimated fair values at the date of acquisition. The excess of purchase price over assets acquired was $5,583,000 and is being amortized on a straight-line basis over five years. Pro forma operating results for the three month period ended March 31, 1995 as if SSC had been acquired as of January 1, 1995, are as follows (in thousands, except per share amounts):

                                                                         MARCH 31
                                                                 ------------------------
                                                                 HISTORICAL     PRO FORMA
                                                                 ----------     ---------
        Operating revenues.....................................   $ 21,766       $21,766
        Net income.............................................   $  1,267       $ 1,228
        Earnings per share.....................................   $    .03       $   .03

     Income Taxes

     The Company has determined that a valuation allowance should be applied against the net operating loss it expects to incur in 1996. The difference between the tax benefit recorded for the first quarter of 1996 and the expected benefit at the federal statutory rate is primarily due to losses incurred by a subsidiary that provides switched long distance services. The related tax benefits have not been recognized as a result of uncertainty regarding future profitability.

     Capital and Operating Leases

     In March 1996, the Company entered into five-year equipment leases for network switching equipment for which the lease obligations have a present value of $7,038,000.

     Issuance of Stock Options

     During the quarter ended March 31, 1996, the Company granted stock options covering 429,200 shares of common stock at $3.01 per share under the IXC Stock Plan.

                            IXC COMMUNICATIONS, INC.

18.  SUBSEQUENT EVENTS

     From January 1, 1996 through June 12, 1996, the Company effected stock splits resulting in a 2.4249 for 1 split of the Company's common stock (with fractional shares to be paid in cash). The Company also increased the number of authorized shares of its common stock to 100,000,000 and the number of authorized shares of its preferred stock to 3,000,000. The accompanying financial statements have been retroactively adjusted to reflect the stock splits and the increase in authorized shares.


     On May 14, 1996, the Board of Directors adopted, and on June 6, 1996 stockholders approved, the IXC Communications, Inc. 1996 Stock Plan (the "1996 Stock Plan"), a stock incentive plan covering 2,121,787 shares of common stock. Awards under the 1996 Stock Plan are given at the discretion of the Board of Directors and include common stock options with exercise prices at least equal to the fair market value at the date of grant.


     Additionally on May 14, 1996 the Board of Directors adopted the IXC Communications, Inc. Outside Directors' Phantom Stock Plan (the "Directors' Plan"), pursuant to which $20,000 per director per year of outside director's fees are deferred and treated as if it were invested in shares of the Company's common stock. No shares of common stock will be actually purchased and the participants will receive cash benefits equal to the value of the shares that they are deemed to have purchased under the Directors' Plan, with such value to be determined on the date of distribution. Distribution of benefits generally will occur three years after the deferral. Compensation expense will be determined based on increases in the market price of the number of shares deemed to have been purchased and will be charged to expense over the related period. On June 6, 1996 the stockholders approved the Directors' Plan.

             ------------------------------------------------------
             ------------------------------------------------------

NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN A CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.
                             ---------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Prospectus Summary....................    5
Risk Factors..........................   16
Use of Proceeds.......................   24
The Exchange Offer....................   26
Selected Historical and Pro Forma
  Financial Data......................   33
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................   35
Industry Overview.....................   43
Business..............................   46
Management............................   60
Certain Transactions..................   64
Security Ownership of Certain
  Beneficial Owners and Management....   66
Debt and Credit Arrangements..........   67
Description of Senior Notes...........   69
Certain Federal Income Tax
  Considerations......................   94
Plan of Distribution..................   94
Legal Matters.........................   95
Experts...............................   95
Available Information.................   95
Glossary..............................  A-1
Index to Financial Statements.........  F-1

                             ---------------------

UNTIL             , ALL DEALERS EFFECTING TRANSACTIONS IN THE NEW NOTES, WHETHER
OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------
                                  $285,000,000
                            IXC COMMUNICATIONS, INC.

                          12.50% SERIES B SENIOR NOTES
                                    DUE 2005
                              --------------------

                                   PROSPECTUS
                              --------------------
                                           , 1996
             ------------------------------------------------------
             ------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Each of IXC Communications, IXC Long Distance, Link Net, and Rio Grande (collectively, the "Delaware Companies") is a Delaware corporation. Article VII,
Section 8 of each of the Delaware Companies' Bylaws other than Rio Grande and
Article VII, Section 7 of Rio Grande's Bylaws provide that each of the Delaware Companies shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the Delaware General Corporation Law ("DGCL").
Section 145 of the DGCL provides that a Delaware corporation has the power to indemnify its officers and directors in certain circumstances.

     Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer had no cause to believe his conduct was unlawful.

     Subsection (b) of the Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation shall have power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     Article Tenth of the Certificate of Incorporation of each of the Delaware Companies other than Rio Grande and Article 9 of the Certificate of Incorporation of Rio Grande currently provide that each director shall not be personally liable to the company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or unlawful stock repurchases or redemptions as provided under Section 174 of the DGCL, or
(iv) for any transaction from which the director derived an improper personal benefit.

     Each of Telcom Engineering, Inc. and West Texas Microwave Company (collectively, the "Texas Companies") is a Texas corporation. Article X of each of the Texas Companies' Bylaws provides that each of the Texas Companies shall indemnify its officers and directors from all expenses in connection with or arising out of any action, suit or proceeding unless (a) the director or officer is finally adjudged liable for willful misconduct in the performance of his duties,
(b) the expenses for settlement are in excess of the expenses which might reasonably have been incurred had such litigation been conducted to a final conclusion, or (c) such expenses are incurred by a director or officer as a result of his willful misfeasance, bad faith, gross negligence or reckless disregard of his duties as a director or officer. Article 2.02-1 of the Texas Business Corporation Act ("TBCA") provides that a Texas corporation has the power to indemnify its officers and directors in certain circumstances.

     Article 2.02-1 of the TBCA provides:

          (1) A corporation may indemnify any officer or director from and against any judgments, penalties, fines, settlements, and reasonable expenses actually incurred by him in an action suit, investigation or other proceeding to which he is, was, or is threatened to be a party; provided that it is determined by the Board of Directors, a committee thereof, special legal counsel, or a majority of the stockholders that such officer or director: (a) acted in good faith; (b) reasonably believed that his conduct was in the best interest of the corporation or was, in some circumstances, not opposed to the corporation's interest; and (c) in a criminal case, had no reasonable cause to believe his conduct was unlawful. Such indemnity is limited to the reasonable expenses actually incurred in matters as to which the officer or director is found liable to the corporation or is found liable on the basis that a personal benefit was improperly received by him. No indemnification is permitted with respect to any proceeding in which the officer or director is found liable for willful or intentional misconduct in the performance of his duty to the corporation.

          (2) A corporation shall indemnify a director against reasonable expenses incurred by him in connection with an action, suit, or other proceeding to which he is, was, or was threatened to be a party if he has been wholly successful in its defense.

          (3) A corporation may advance an officer or director the reasonable costs of defending an action, suit, investigation or other proceeding in certain cases.

          (4) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

     Each of Central States Microwave Transmission Company and Tower Communication Systems Corp. (collectively, the "Ohio Companies") is an Ohio corporation. Section 1701.13(E) of Ohio General Corporation Law ("OGCL") provides for indemnification of directors, officers, employees and agents against amounts which may be incurred in connection with certain actions, suits or proceedings under certain circumstances. However, Section 1701.13(E) of the OGCL limits indemnification in respect of certain claims, issues or matters as to which such party is adjudged to be liable for negligence or misconduct in performance of his duty to the corporation and also in actions in which the only liability asserted against a director is for certain statutory violations. In addition, Section 1701.13(E) of the OGCL provides that the corporation may pay certain expenses in advance of the final disposition of an action if the person receiving the advance undertakes to repay the advance if it is ultimately determined that the person receiving the advance is not entitled to indemnification. Also, with certain limited exceptions, expenses incurred by a director in defending an action must be paid by the corporation as they are incurred in advance of the final disposition if the director agrees (i) to repay such advances if it is proved by clear and convincing evidence that the director's action or failure to act involved an act or omission undertaken with reckless disregard for the corporation's interests and (ii) to reasonably cooperate with the corporation concerning the action. The corporation may from time to time maintain insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against such director or officer in any such capacity, subject to certain exclusions.

     The indemnification provided by Section 1701.13(E) of the DGCL is in addition to any other rights granted to those seeking indemnification under the articles of incorporation, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise. The Articles of Incorporation and Regulations of each of the Ohio Companies do not provide for indemnification of directors and officers.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(A) EXHIBITS

EXHIBIT
NUMBER                                         DESCRIPTION
- -------     ---------------------------------------------------------------------------------
   3.1      Restated Certificate of Incorporation of IXC Communications, Inc., as amended
            (incorporated by reference to Exhibit 3.1 of IXC Communications, Inc.'s Amendment
            No. 1 to the Registration Statement on Form S-1 filed with the Commission on June
            13, 1996 (File No. 333-4061) (the "S-1 Amendment")).


   3.2      Bylaws of IXC Communications, Inc., as amended (incorporated by reference to
            Exhibit 3.2 of the S-1 Amendment).
  *3.3      Articles of Incorporation of Atlantic States Microwave Transmission Company,
            Articles of Incorporation of Central States Microwave Transmission Company,
            Articles of Incorporation of IXC Carrier, Inc., Certificate of Incorporation of
            IXC Long Distance, Inc., Certificate of Incorporation of Link Net International,
            Inc., Certificate of Incorporation of Rio Grande Transmission, Inc., Articles of
            Incorporation of Telcom Engineering, Inc., Articles of Incorporation of Tower
            Communication Systems Corp., Articles of Incorporation of West Texas Microwave
            Company and Articles of Incorporation of Western States Microwave Transmission
            Company, each as amended.
  *3.4      Bylaws of Atlantic States Microwave Transmission Company, Regulations of Central
            States Microwave Transmission Company, Bylaws of IXC Carrier, Inc., Bylaws of IXC
            Long Distance, Inc., Bylaws of Link Net International, Inc., Bylaws of Rio Grande
            Transmission, Inc., Bylaws of Telcom Engineering, Inc., Regulations of Tower
            Communication Systems Corp., Bylaws of West Texas Microwave Company and Bylaws of
            Western States Microwave Transmission Company, each as amended.
  *4.1      Indenture dated as of October 5, 1995 by and among IXC Communications, Inc., on its behalf and as successor-in-interest to I-Link Holdings, Inc. and IXC Carrier
            Group, Inc., each of IXC Carrier, Inc., on its behalf and as successor-in-interest to I-Link, Inc., CTI Investments, Inc., Texas Microwave,
            Inc. and WTM Microwave, Inc., Atlantic States Microwave Transmission Company,
            Central States Microwave Transmission Company, Telcom Engineering, Inc., on its
            behalf and as successor-in-interest to SWTT Company and Microwave Network, Inc.,
            Tower Communication Systems Corp., West Texas Microwave Company, Western States
            Microwave Transmission Company, Rio Grande Transmission, Inc., IXC Long Distance,
            Inc., Link Net International, Inc. (collectively, the "Guarantors"), and IBJ
            Schroder Bank & Trust Company, as Trustee, with respect to the 12 1/2% Senior
            Notes due 2005 (the "Indenture").
  *4.2      Purchase Agreement dated October 5, 1995 by and among IXC Communications, Inc.
            and the Purchasers named therein.
  *4.3      A/B Exchange Registration Rights Agreement dated as of October 5, 1995 by and among IXC Communications, Inc., the Guarantors and the Purchasers named therein.
  *4.4      Escrow Account and Disbursement Agreement dated as of October 5, 1995 by and among IXC Communications, Inc., IBJ Schroder Bank & Trust Company, as Escrow
            Holder, and IBJ Schroder Bank & Trust Company, as Collateral Agent.
  *4.5      Escrow Account Security Agreement dated as of October 5, 1995 by and between IXC
            Communications, Inc. and IBJ Schroder Bank & Trust Company.
  *4.6      Form of Old Note.
   4.7      Form of New Note and Subsidiary Guarantee (incorporated by reference to Exhibit
            4.8 of the S-1 Amendment).

EXHIBIT
NUMBER                                         DESCRIPTION
- -------     ---------------------------------------------------------------------------------
   4.8      Registration Rights Agreement dated as of August 6, 1992 by and among Telecom
            Services Group, Inc. predecessor-in-interest to IXC Communications, Inc. and each of the signatories thereto (incorporated by reference to Exhibit 4.9 of the S-1
            Amendment).
   4.9      Amendment to Registration Rights Agreements dated as of May 1, 1996 by and among
            IXC Communications, Inc. and each of the signatories thereto (incorporated by reference to Exhibit 4.10 of the S-1 Amendment).
   4.10     Amendment No. 1 to Indenture and Subsidiary Guarantee dated as of June 4, 1996 by and among IXC Communications, Inc., the Guarantors and the Trustee (incorporated by reference to Exhibit 4.11 of the S-1 Amendment).
   4.11     Stock Exchange Agreement dated as of June 10, 1996 by and between IXC
            Communications, Inc. and Trustees of General Electric Pension Trust ("GEPT")
            (incorporated by reference to Exhibit 4.12 of the S-1 Amendment).
   4.12     Registration Rights Agreement dated as of June 10, 1996 by and among IXC
            Communications, Inc., GEPT and certain stockholders of IXC Communications, Inc.
            (incorporated by reference to Exhibit 4.13 of the S-1 Amendment).
  *5.1      Opinion of Riordan & McKinzie, a Professional Law Corporation, as to the legality of securities registered hereunder.
 *10.1      Office Lease dated June 21, 1989 by and between USAA Real Estate Company and
            Communications Transmission, Inc., as amended.
 *10.2      Equipment Lease dated as of December 1, 1994 by and between DSC Finance
            Corporation and Switched Services Communications, L.L.C.; Assignment Agreement
            dated as of December 1, 1994 by and between Switched Services Communications,
            L.L.C. and DSC Finance Corporation; and Guaranty dated December 1, 1994 made in favor of DSC Finance Corporation by IXC Communications, Inc.
  10.3      Amended and Restated 1994 Stock Plan of IXC Communications, Inc. (incorporated by reference to Exhibit 10.3 of the S-1 Amendment).
 *10.4      Form of Non-Qualified Stock Option Agreement under the 1994 Stock Plan of IXC
            Communications, Inc.
 *10.5      Form of IXC Communications, Inc. Restricted Stock Agreement.
 *10.6      Form of IXC Communications, Inc. Restricted Stock Agreement.
 *10.7      Amended and Restated Development Agreement dated as of April 3, 1996 by and between Intertech Management Group, Inc. and IXC Long Distance, Inc.
 *10.8      Second Amended and Restated Service Agreement dated as of January 1, 1996 by and between Switched Services Communications, L.L.C. and Excel Telecommunications
            Inc.
 *10.9      Equipment Purchase Agreement dated as of January 16, 1996 by and between Siecor
            Corporation and IXC Carrier, Inc.
  10.10     1996 Stock Plan of IXC Communications, Inc. (incorporated by reference to Exhibit
            10.10 of the S-1 Amendment).
 *10.11     IRU Agreement dated as of November 1995 between WorldCom, Inc. and IXC Carrier,
            Inc.
  10.12     IXC Communications, Inc. Outside Directors' Phantom Stock Plan (incorporated by reference to Exhibit 10.12 of the S-1 Amendment).
  10.13     Business Consultant and Management Agreement dated as of January 3, 1995 by and between IXC Communications, Inc. and Culp Communications Associates (incorporated by reference to Exhibit 10.13 of S-1 Amendment).
  10.14     Employment Agreement dated December 28, 1995 by and between IXC Communications,
            Inc. and James F. Guthrie (incorporated by reference to Exhibit 10.14 of the S-1
            Amendment).
  10.15     Employment Agreement dated August 28, 1995 by and between IXC Communications,
            Inc. and David J. Thomas (incorporated by reference to Exhibit 10.15 of the S-1
            Amendment).
 *11.1      Statement of Computation of Per Share Earnings.

EXHIBIT
NUMBER                                         DESCRIPTION
- -------     ---------------------------------------------------------------------------------
 *12.1      Computation of ratio of earnings to fixed charges.
 *21.1      Subsidiaries of IXC Communications, Inc.
 *23.1      Consent of Riordan & McKinzie (contained in Exhibit 5.1).
  23.2      Consent of Ernst & Young, LLP.
 *24.1      Powers of Attorney for Richard D. Irwin, Wolfe H. Bragin and Carl W. McKinzie.
 *24.2      Power of Attorney for Ralph J. Swett.
 *24.3      Powers of Attorney for Joe C. Culp and Phillip L. Williams.
 *25.1      Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of IBJ Schroder Bank & Trust Company.
 *99.1      Form of Letter of Transmittal with respect to the Exchange Offer.
 *99.2      Form of Notice of Guaranteed Delivery.


- ---------------

* Previously filed.

(B) FINANCIAL STATEMENT SCHEDULES

     All other schedules are omitted as the required information is inapplicable or not present in amounts sufficient to require submission of the schedule, or because the information is presented in the consolidated financial statements or related notes.

ITEM 22.  UNDERTAKINGS.

     1.  The undersigned Registrant hereby undertakes as follows:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, each of the registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     3. The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

     4. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     5. The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on June 28, 1996.


                                          IXC Communications, Inc.,
                                          a Delaware corporation

                                          By: /s/  JOHN J. WILLINGHAM

                                            ------------------------------------
                                            John J. Willingham
                                            Senior Vice President, Chief
                                              Financial Officer and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               SIGNATURE                                  TITLE                       DATE
- ----------------------------------------  -------------------------------------  --------------
                   *                      Chairman, President, Chief Executive    June 28, 1996
- ----------------------------------------          Officer, and Director
             Ralph J. Swett                   (Principal Executive Officer)
        /s/  JOHN J. WILLINGHAM               Senior Vice President, Chief
- ----------------------------------------     Financial Officer and Secretary
           John J. Willingham                          (Principal
                                            Financial and Accounting Officer)
                   *                                    Director                  June 28, 1996
- ----------------------------------------
            Richard D. Irwin
                   *                                    Director                  June 28, 1996
- ----------------------------------------
            Wolfe H. Bragin
                   *                                    Director                  June 28, 1996
- ----------------------------------------
            Carl W. McKinzie
                   *                                    Director                  June 28, 1996
- ----------------------------------------
              Joe C. Culp
                   *                                    Director                  June 28, 1996
- ----------------------------------------
          Phillip L. Williams
     *By:  /s/  JOHN J. WILLINGHAM                                                June 28, 1996
- ----------------------------------------
           John J. Willingham
           (Attorney-in-fact)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on June 28, 1996.


                                          Atlantic States Microwave
                                          Transmission Company,
                                          a Nevada corporation

                                          By: /s/  JOHN J. WILLINGHAM

                                            ------------------------------------
                                            John J. Willingham
                                            Senior Vice President, Chief
                                              Financial Officer and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               SIGNATURE                                  TITLE                       DATE
- ----------------------------------------  -------------------------------------  --------------
                   *                      Chairman, President, Chief Executive    June 28, 1996
- ----------------------------------------          Officer, and Director
             Ralph J. Swett                   (Principal Executive Officer)
        /s/  JOHN J. WILLINGHAM               Senior Vice President, Chief
- ----------------------------------------     Financial Officer and Secretary
           John J. Willingham                          (Principal
                                            Financial and Accounting Officer)
                   *                                    Director                  June 28, 1996
- ----------------------------------------
            Richard D. Irwin
                   *                                    Director                  June 28, 1996
- ----------------------------------------
            Wolfe H. Bragin
                   *                                    Director                  June 28, 1996
- ----------------------------------------
            Carl W. McKinzie
                   *                                    Director                  June 28, 1996
- ----------------------------------------
              Joe C. Culp
                   *                                    Director                  June 28, 1996
- ----------------------------------------
          Phillip L. Williams
      *By: /s/  JOHN J. WILLINGHAM                                                June 28, 1996
- ----------------------------------------
           John J. Willingham
           (Attorney-in-fact)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on June 28, 1996.


                                          Central States Microwave
                                          Transmission Company,
                                          an Ohio corporation

                                          By: /s/  JOHN J. WILLINGHAM

                                            ------------------------------------
                                            John J. Willingham
                                            Senior Vice President, Chief
                                              Financial Officer and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               SIGNATURE                                  TITLE                       DATE
- ----------------------------------------  -------------------------------------  --------------
                   *                      Chairman, President, Chief Executive    June 28, 1996
- ----------------------------------------          Officer, and Director
             Ralph J. Swett                   (Principal Executive Officer)
        /s/  JOHN J. WILLINGHAM               Senior Vice President, Chief
- ----------------------------------------     Financial Officer and Secretary
           John J. Willingham                          (Principal
                                            Financial and Accounting Officer)
                   *                                    Director                  June 28, 1996
- ----------------------------------------
            Richard D. Irwin
                   *                                    Director                  June 28, 1996
- ----------------------------------------
            Wolfe H. Bragin
                   *                                    Director                  June 28, 1996
- ----------------------------------------
            Carl W. McKinzie
                   *                                    Director                  June 28, 1996
- ----------------------------------------
              Joe C. Culp
                   *                                    Director                  June 28, 1996
- ----------------------------------------
          Phillip L. Williams
      *By: /s/  JOHN J. WILLINGHAM                                                June 28, 1996
- ----------------------------------------
           John J. Willingham
           (Attorney-in-fact)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on June 28, 1996.


                                          IXC Carrier, Inc.,
                                          a Nevada corporation

                                          By: /s/  JOHN J. WILLINGHAM

                                            ------------------------------------
                                            John J. Willingham
                                            Senior Vice President, Chief
                                              Financial Officer and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               SIGNATURE                                  TITLE                       DATE
- ----------------------------------------  -------------------------------------  --------------
                   *                      Chairman, President, Chief Executive    June 28, 1996
- ----------------------------------------          Officer, and Director
             Ralph J. Swett                   (Principal Executive Officer)
        /s/  JOHN J. WILLINGHAM               Senior Vice President, Chief
- ----------------------------------------     Financial Officer and Secretary
           John J. Willingham                          (Principal
                                            Financial and Accounting Officer)
                   *                                    Director                  June 28, 1996
- ----------------------------------------
            Richard D. Irwin
                   *                                    Director                  June 28, 1996
- ----------------------------------------
            Wolfe H. Bragin
                   *                                    Director                  June 28, 1996
- ----------------------------------------
            Carl W. McKinzie
                   *                                    Director                  June 28, 1996
- ----------------------------------------
              Joe C. Culp
                   *                                    Director                  June 28, 1996
- ----------------------------------------
          Phillip L. Williams
      *By: /s/  JOHN J. WILLINGHAM                                                June 28, 1996
- ----------------------------------------
           John J. Willingham
           (Attorney-in-fact)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on June 28, 1996.


                                          IXC Long Distance, Inc.,
                                          a Delaware corporation

                                          By: /s/  JOHN J. WILLINGHAM

                                            ------------------------------------
                                            John J. Willingham
                                            Senior Vice President, Chief
                                              Financial Officer and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               SIGNATURE                                  TITLE                       DATE
- ----------------------------------------  -------------------------------------  --------------
                   *                      Chairman, President, Chief Executive    June 28, 1996
- ----------------------------------------          Officer, and Director
             Ralph J. Swett                   (Principal Executive Officer)
        /s/  JOHN J. WILLINGHAM               Senior Vice President, Chief
- ----------------------------------------     Financial Officer and Secretary
           John J. Willingham                          (Principal
                                            Financial and Accounting Officer)
                   *                                    Director                  June 28, 1996
- ----------------------------------------
            Richard D. Irwin
                   *                                    Director                  June 28, 1996
- ----------------------------------------
            Wolfe H. Bragin
                   *                                    Director                  June 28, 1996
- ----------------------------------------
            Carl W. McKinzie
                   *                                    Director                  June 28, 1996
- ----------------------------------------
              Joe C. Culp
                   *                                    Director                  June 28, 1996
- ----------------------------------------
          Phillip L. Williams
      *By: /s/  JOHN J. WILLINGHAM                                                June 28, 1996
- ----------------------------------------
           John J. Willingham
           (Attorney-in-fact)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on June 28, 1996.


                                          Link Net International, Inc.,
                                          a Delaware corporation

                                          By: /s/  JOHN J. WILLINGHAM

                                            ------------------------------------
                                            John J. Willingham
                                            Senior Vice President, Chief
                                              Financial Officer and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               SIGNATURE                                  TITLE                       DATE
- ----------------------------------------  -------------------------------------  --------------
                   *                      Chairman, President, Chief Executive    June 28, 1996
- ----------------------------------------          Officer, and Director
             Ralph J. Swett                   (Principal Executive Officer)
        /s/  JOHN J. WILLINGHAM               Senior Vice President, Chief
- ----------------------------------------     Financial Officer and Secretary
           John J. Willingham                          (Principal
                                            Financial and Accounting Officer)
                   *                                    Director                  June 28, 1996
- ----------------------------------------
            Richard D. Irwin
                   *                                    Director                  June 28, 1996
- ----------------------------------------
            Wolfe H. Bragin
                   *                                    Director                  June 28, 1996
- ----------------------------------------
            Carl W. McKinzie
                   *                                    Director                  June 28, 1996
- ----------------------------------------
              Joe C. Culp
                   *                                    Director                  June 28, 1996
- ----------------------------------------
          Phillip L. Williams
      *By: /s/  JOHN J. WILLINGHAM                                                June 28, 1996
- ----------------------------------------
           John J. Willingham
           (Attorney-in-fact)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on June 28, 1996.


                                          Rio Grande Transmission, Inc.,
                                          a Delaware corporation

                                          By: /s/  JOHN J. WILLINGHAM

                                            ------------------------------------
                                            John J. Willingham
                                            Senior Vice President, Chief
                                              Financial Officer and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               SIGNATURE                                  TITLE                       DATE
- ----------------------------------------  -------------------------------------  --------------
                   *                      Chairman, President, Chief Executive    June 28, 1996
- ----------------------------------------          Officer, and Director
             Ralph J. Swett                   (Principal Executive Officer)
        /s/  JOHN J. WILLINGHAM               Senior Vice President, Chief
- ----------------------------------------     Financial Officer and Secretary
           John J. Willingham                          (Principal
                                            Financial and Accounting Officer)
                   *                                    Director                  June 28, 1996
- ----------------------------------------
            Richard D. Irwin
                   *                                    Director                  June 28, 1996
- ----------------------------------------
            Wolfe H. Bragin
                   *                                    Director                  June 28, 1996
- ----------------------------------------
            Carl W. McKinzie
                   *                                    Director                  June 28, 1996
- ----------------------------------------
              Joe C. Culp
                   *                                    Director                  June 28, 1996
- ----------------------------------------
          Phillip L. Williams
      *By: /s/  JOHN J. WILLINGHAM                                                June 28, 1996
- ----------------------------------------
           John J. Willingham
           (Attorney-in-fact)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on June 28, 1996.


                                          Telcom Engineering, Inc.,
                                          a Texas corporation

                                          By: /s/  JOHN J. WILLINGHAM

                                            ------------------------------------
                                            John J. Willingham
                                            Senior Vice President, Chief
                                              Financial Officer and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               SIGNATURE                                  TITLE                       DATE
- ----------------------------------------  -------------------------------------  --------------
                   *                      Chairman, President, Chief Executive    June 28, 1996
- ----------------------------------------          Officer, and Director
             Ralph J. Swett                   (Principal Executive Officer)
        /s/  JOHN J. WILLINGHAM               Senior Vice President, Chief
- ----------------------------------------     Financial Officer and Secretary
           John J. Willingham                          (Principal
                                            Financial and Accounting Officer)
                   *                                    Director                  June 28, 1996
- ----------------------------------------
            Richard D. Irwin
                   *                                    Director                  June 28, 1996
- ----------------------------------------
            Wolfe H. Bragin
                   *                                    Director                  June 28, 1996
- ----------------------------------------
            Carl W. McKinzie
                   *                                    Director                  June 28, 1996
- ----------------------------------------
              Joe C. Culp
                   *                                    Director                  June 28, 1996
- ----------------------------------------
          Phillip L. Williams
      *By: /s/  JOHN J. WILLINGHAM                                                June 28, 1996
- ----------------------------------------
           John J. Willingham
           (Attorney-in-fact)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on June 28, 1996.


                                          Tower Communication Systems Corp.,
                                          an Ohio corporation

                                          By: /s/  JOHN J. WILLINGHAM

                                            ------------------------------------
                                            John J. Willingham
                                            Senior Vice President, Chief
                                              Financial Officer and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               SIGNATURE                                  TITLE                       DATE
- ----------------------------------------  -------------------------------------  --------------
                   *                      Chairman, President, Chief Executive    June 28, 1996
- ----------------------------------------          Officer, and Director
             Ralph J. Swett                   (Principal Executive Officer)
        /s/  JOHN J. WILLINGHAM               Senior Vice President, Chief
- ----------------------------------------     Financial Officer and Secretary
           John J. Willingham                          (Principal
                                            Financial and Accounting Officer)
                   *                                    Director                  June 28, 1996
- ----------------------------------------
            Richard D. Irwin
                   *                                    Director                  June 28, 1996
- ----------------------------------------
            Wolfe H. Bragin
                   *                                    Director                  June 28, 1996
- ----------------------------------------
            Carl W. McKinzie
                   *                                    Director                  June 28, 1996
- ----------------------------------------
              Joe C. Culp
                   *                                    Director                  June 28, 1996
- ----------------------------------------
          Phillip L. Williams
      *By: /s/  JOHN J. WILLINGHAM                                                June 28, 1996
- ----------------------------------------
           John J. Willingham
           (Attorney-in-fact)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on 28, 1996.


                                          West Texas Microwave Company,
                                          a Texas corporation

                                          By: /s/  JOHN J. WILLINGHAM

                                            ------------------------------------
                                            John J. Willingham
                                            Senior Vice President, Chief
                                              Financial Officer and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               SIGNATURE                                  TITLE                       DATE
- ----------------------------------------  -------------------------------------  --------------
                   *                      Chairman, President, Chief Executive    June 28, 1996
- ----------------------------------------          Officer, and Director
             Ralph J. Swett                   (Principal Executive Officer)
        /s/  JOHN J. WILLINGHAM               Senior Vice President, Chief
- ----------------------------------------     Financial Officer and Secretary
           John J. Willingham                          (Principal
                                            Financial and Accounting Officer)
                   *                                    Director                  June 28, 1996
- ----------------------------------------
            Richard D. Irwin
                   *                                    Director                  June 28, 1996
- ----------------------------------------
            Wolfe H. Bragin
                   *                                    Director                  June 28, 1996
- ----------------------------------------
            Carl W. McKinzie
                   *                                    Director                  June 28, 1996
- ----------------------------------------
              Joe C. Culp
                   *                                    Director                  June 28, 1996
- ----------------------------------------
          Phillip L. Williams
      *By: /s/  JOHN J. WILLINGHAM                                                June 28, 1996
- ----------------------------------------
           John J. Willingham
           (Attorney-in-fact)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on June 28, 1996.


                                          Western States Microwave
                                          Transmission Company,
                                          a Nevada corporation

                                          By: /s/  JOHN J. WILLINGHAM

                                            ------------------------------------
                                            John J. Willingham
                                            Senior Vice President, Chief
                                              Financial Officer and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               SIGNATURE                                  TITLE                       DATE
- ----------------------------------------  -------------------------------------  --------------
                   *                      Chairman, President, Chief Executive    June 28, 1996
- ----------------------------------------          Officer, and Director
             Ralph J. Swett                   (Principal Executive Officer)
        /s/  JOHN J. WILLINGHAM               Senior Vice President, Chief
- ----------------------------------------     Financial Officer and Secretary
           John J. Willingham                          (Principal
                                            Financial and Accounting Officer)
                   *                                    Director                  June 28, 1996
- ----------------------------------------
            Richard D. Irwin
                   *                                    Director                  June 28, 1996
- ----------------------------------------
            Wolfe H. Bragin
                   *                                    Director                  June 28, 1996
- ----------------------------------------
            Carl W. McKinzie
                   *                                    Director                  June 28, 1996
- ----------------------------------------
              Joe C. Culp
                   *                                    Director                  June 28, 1996
- ----------------------------------------
          Phillip L. Williams
      *By: /s/  JOHN J. WILLINGHAM                                                June 28, 1996
- ----------------------------------------
           John J. Willingham
           (Attorney-in-fact)

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                                     DESCRIPTION                                   PAGE
- -------     -------------------------------------------------------------------------    ----
   3.1      Restated Certificate of Incorporation of IXC Communications, Inc., as
            amended (incorporated by reference to Exhibit 3.1 of IXC Communications,
            Inc.'s Amendment No. 1 to the Registration Statement on Form S-1 filed with the Commission on June 13, 1996 (File No. 333-4061) (the "S-1
            Amendment")).
   3.2      Bylaws of IXC Communications, Inc., as amended (incorporated by reference to Exhibit 3.2 of the S-1 Amendment).
  *3.3      Articles of Incorporation of Atlantic States Microwave Transmission
            Company, Articles of Incorporation of Central States Microwave
            Transmission Company, Articles of Incorporation of IXC Carrier, Inc.,
            Certificate of Incorporation of IXC Long Distance, Inc., Certificate of
            Incorporation of Link Net International, Inc., Certificate of
            Incorporation of Rio Grande Transmission, Inc., Articles of Incorporation
            of Telcom Engineering, Inc., Articles of Incorporation of Tower
            Communication Systems Corp., Articles of Incorporation of West Texas
            Microwave Company and Articles of Incorporation of Western States
            Microwave Transmission Company, each as amended.
  *3.4      Bylaws of Atlantic States Microwave Transmission Company, Regulations of
            Central States Microwave Transmission Company, Bylaws of IXC Carrier,
            Inc., Bylaws of IXC Long Distance, Inc., Bylaws of Link Net
            International, Inc., Bylaws of Rio Grande Transmission, Inc., Bylaws of
            Telcom Engineering, Inc., Regulations of Tower Communication Systems
            Corp., Bylaws of West Texas Microwave Company and Bylaws of Western
            States Microwave Transmission Company, each as amended.
  *4.1      Indenture dated as of October 5, 1995 by and among IXC Communications,
            Inc., on its behalf and as successor-in-interest to I-Link Holdings, Inc.
            and IXC Carrier Group, Inc., each of IXC Carrier, Inc., on its behalf and as successor-in-interest to I-Link, Inc., CTI Investments, Inc., Texas
            Microwave, Inc. and WTM Microwave, Inc., Atlantic States Microwave
            Transmission Company, Central States Microwave Transmission Company,
            Telcom Engineering, Inc., on its behalf and as successor-in-interest to
            SWTT Company and Microwave Network, Inc., Tower Communication Systems
            Corp., West Texas Microwave Company, Western States Microwave
            Transmission Company, Rio Grande Transmission, Inc., IXC Long Distance,
            Inc., Link Net International, Inc. (collectively, the "Guarantors"), and
            IBJ Schroder Bank & Trust Company, as Trustee, with respect to the 12
            1/2% Senior Notes due 2005 (the "Indenture").
  *4.2      Purchase Agreement dated October 5, 1995 by and among IXC Communications,
            Inc. and the Purchasers named therein.
  *4.3      A/B Exchange Registration Rights Agreement dated as of October 5, 1995 by and among IXC Communications, Inc., the Guarantors and the Purchasers
            named therein.
  *4.4      Escrow Account and Disbursement Agreement dated as of October 5, 1995 by and among IXC Communications, Inc., IBJ Schroder Bank & Trust Company, as
            Escrow Holder, and IBJ Schroder Bank & Trust Company, as Collateral
            Agent.
  *4.5      Escrow Account Security Agreement dated as of October 5, 1995 by and between IXC Communications, Inc. and IBJ Schroder Bank & Trust Company.
  *4.6      Form of Old Note.
   4.7      Form of New Note and Subsidiary Guarantee (incorporated by reference to
            Exhibit 4.8 of the S-1 Amendment).
   4.8      Registration Rights Agreement dated as of August 6, 1992 by and among
            Telecom Services Group, Inc. predecessor-in-interest to IXC
            Communications, Inc. and each of the signatories thereto (incorporated by reference to Exhibit 4.9 of the S-1 Amendment).
   4.9      Amendment to Registration Rights Agreements dated as of May 1, 1996 by and among IXC Communications, Inc. and each of the signatories thereto
            (incorporated by reference to Exhibit 4.10 of the S-1 Amendment).

EXHIBIT
NUMBER                                     DESCRIPTION                                   PAGE
- -------     -------------------------------------------------------------------------    ----
   4.10     Amendment No. 1 to Indenture and Subsidiary Guarantee dated as of June 4,
            1996 by and among IXC Communications, Inc., the Guarantors and the
            Trustee (incorporated by reference to Exhibit 4.11 of the S-1 Amendment).
   4.11     Stock Exchange Agreement dated as of June 10, 1996 by and between IXC
            Communications, Inc. and Trustees of General Electric Pension Trust
            ("GEPT") (incorporated by reference to Exhibit 4.12 of the S-1
            Amendment).
   4.12     Registration Rights Agreement dated as of June 10, 1996 by and among IXC
            Communications, Inc., GEPT and certain stockholders of IXC
            Communications, Inc. (incorporated by reference to Exhibit 4.13 of the
            S-1 Amendment).
  *5.1      Opinion of Riordan & McKinzie, a Professional Law Corporation, as to the
            legality of securities registered hereunder.
 *10.1      Office Lease dated June 21, 1989 by and between USAA Real Estate Company and Communications Transmission, Inc., as amended.
 *10.2      Equipment Lease dated as of December 1, 1994 by and between DSC Finance
            Corporation and Switched Services Communications, L.L.C.; Assignment
            Agreement dated as of December 1, 1994 by and between Switched Services
            Communications, L.L.C. and DSC Finance Corporation; and Guaranty dated
            December 1, 1994 made in favor of DSC Finance Corporation by IXC
            Communications, Inc.
  10.3      Amended and Restated 1994 Stock Plan of IXC Communications, Inc.
            (incorporated by reference to Exhibit 10.3 of the S-1 Amendment).
 *10.4      Form of Non-Qualified Stock Option Agreement under the 1994 Stock Plan of
            IXC Communications, Inc.
 *10.5      Form of IXC Communications, Inc. Restricted Stock Agreement.
 *10.6      Form of IXC Communications, Inc. Restricted Stock Agreement.
 *10.7      Amended and Restated Development Agreement dated as of April 3, 1996 by and between Intertech Management Group, Inc. and IXC Long Distance, Inc.
 *10.8      Second Amended and Restated Service Agreement dated as of January 1, 1996 by and between Switched Services Communications, L.L.C. and Excel
            Telecommunications Inc.
 *10.9      Equipment Purchase Agreement dated as of January 16, 1996 by and between
            Siecor Corporation and IXC Carrier, Inc.
  10.10     1996 Stock Plan of IXC Communications, Inc. (incorporated by reference to
            Exhibit 10.10 of the S-1 Amendment).
 *10.11     IRU Agreement dated as of November 1995 between WorldCom, Inc. and IXC
            Carrier, Inc.
  10.12     IXC Communications, Inc. Outside Directors' Phantom Stock Plan
            (incorporated by reference to Exhibit 10.12 of the S-1 Amendment).
  10.13     Business Consultant and Management Agreement dated as of January 3, 1995 by and between IXC Communications, Inc. and Culp Communications
            Associates (incorporated by reference to Exhibit 10.13 of S-1 Amendment).
  10.14     Employment Agreement dated December 28, 1995 by and between IXC
            Communications, Inc. and James F. Guthrie (incorporated by reference to
            Exhibit 10.14 of the S-1 Amendment).
  10.15     Employment Agreement dated August 28, 1995 by and between IXC
            Communications, Inc. and David J. Thomas (incorporated by reference to
            Exhibit 10.15 of the S-1 Amendment).
 *11.1      Statement of Computation of Per Share Earnings.
 *12.1      Computation of ratio of earnings to fixed charges.
 *21.1      Subsidiaries of IXC Communications, Inc.
 *23.1      Consent of Riordan & McKinzie (contained in Exhibit 5.1).
  23.2      Consent of Ernst & Young, LLP.
 *24.1      Powers of Attorney for Richard D. Irwin, Wolfe H. Bragin and Carl W.
            McKinzie.
 *24.2      Power of Attorney for Ralph J. Swett.

EXHIBIT
NUMBER                                     DESCRIPTION                                   PAGE
- -------     -------------------------------------------------------------------------    ----
 *24.3      Powers of Attorney for Joe C. Culp and Phillip L. Williams.
 *25.1      Form T-1 Statement of Eligibility and Qualification under the Trust
            Indenture Act of 1939 of IBJ Schroder Bank & Trust Company.
 *99.1      Form of Letter of Transmittal with respect to the Exchange Offer.
 *99.2      Form of Notice of Guaranteed Delivery.


- ---------------

* Previously filed.